EXHIBIT 4.1

          CREDIT AGREEMENT, dated as of April 5, 1995, among (a) DEERE & COMPANY, a Delaware corporation (the "Company"), (b) JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (the "Capital Corporation"), (c) the several financial institutions parties hereto (collectively, the "Banks", and individually, a "Bank"),
(d) CHEMICAL BANK, as administrative agent hereunder (in such capacity, the "Administrative Agent"), (e) THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as syndication agent hereunder (in such capacity, the "Syndication Agent"), (f) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent hereunder (in such capacity, the "Documentation Agent"), (g) DEUTSCHE BANK AG CHICAGO BRANCH, as auction agent hereunder (in such capacity, the "Auction Agent"), (h) THE TORONTO-DOMINION BANK, as Canadian administrative agent hereunder (in such capacity, the "Canadian Administrative Agent"), (i) CHEMICAL BANK, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DEUTSCHE BANK AG CHICAGO BRANCH and THE TORONTO-DOMINION BANK, as managing agents (collectively, the "Managing Agents"), and (j) the co-agents identified on the signature pages hereof (collectively, the "Co-Agents").

          The parties hereto hereby agree as follows:


          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "ABR": at any particular date, the higher of (a) the rate of interest per annum publicly announced by Chemical for such date as its prime rate in effect at its principal office in New York City and (b) .5% per annum above the rate set forth for such date or, if such date is not a Business Day, the next preceding Business Day, opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15(519)" (or any successor publication) published by the Board of Governors of the Federal Reserve System or, if such rate is not so published for such date, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds dealers of recognized standing selected by it. The prime rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

          "ABR Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

          "Absolute Rate Bid Loan": any Bid Loan made pursuant to an Absolute Rate Bid Loan Request.

          "Absolute Rate Bid Loan Request": any Bid Loan Request requesting the Banks to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin).

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliated Linked Lender": as to each Tranche B Bank, the Linked Lender set forth opposite its name below:

        Tranche B Bank                 Linked Lender

     Canadian Imperial Bank        Canadian Imperial Bank
     of Commerce                   of Commerce

     Royal Bank of Canada          Royal Bank of Canada

     Toronto Dominion              The Toronto-Dominion Bank
       (Texas), Inc.

     This definition shall be deemed automatically amended to include any new Tranche B Bank and its Affiliated Linked Lender resulting from the replacement pursuant to subsection
     2.19 of a Cancelled Bank which was a Tranche B Bank or from any assignment of rights and obligations made pursuant to subsection 10.5(d).

          "Agent":  the Administrative Agent, the Syndication
     Agent, the Documentation Agent, the Auction Agent or the
     Canadian Administrative Agent, as the context shall require;
     together, the "Agents".

          "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.

          "Applicable Index Rate": in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the Eurodollar Rate applicable to the Interest Period for such Bid Loan.

          "Applicable Margin":  for each Type of Committed Rate
     Loan the rate per annum set forth below:

                ABR        Eurodollar         C/D Rate
               Loans         Loans              Loans

                 0%           .155%             .28%

          "Assessment Rate": with respect to each day during each Interest Period for a C/D Rate Loan, the net annual assessment rate in effect two Business Days prior to the first day of such Interest Period which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "Attributable Debt":  as defined in subsection
     6.2(b)(ii).

          "Auction Agent":  as defined in the preamble hereto.

          "Bank" and "Banks":  as defined in the preamble hereto.

          "Base Rate": with respect to each day during each Interest Period for a C/D Rate Loan, (a) the rate determined by the Administrative Agent to be the rate set forth in H.15(519) (published by the Federal Reserve Bank of New
     York) for such Interest Period under the caption "CDs (Secondary Market)", or, if on the first day of such Interest Period such rate for such Interest Period is not yet published in H.15(519), the rate for such Interest Period will be the rate determined by the Administrative Agent to be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities (published by the Federal Reserve Bank of New York) for that day in respect of such Interest Period under the caption "Certificates of Deposit" or (b), if on the first day of such Interest Period, the appropriate rate for such Interest Period is not yet published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, the rate for such Interest Period will be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the respective rates notified to the Administrative Agent by the Reference Banks as the rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by a total of three certificate of deposit dealers located in New York City and of recognized standing selected by each Reference Bank for the purchase at face value from such Reference Bank of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period; provided that if such bids from such dealers are not available to such Reference Bank, such Reference Bank shall notify the Administrative Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it.

          "benefitted Bank":  as defined in subsection 10.6.

          "Bid Loan": each loan (other than Negotiated Rate Loans) made pursuant to subsection 2.2; the aggregate amount advanced by a Bid Loan Bank pursuant to subsection 2.2 on each Borrowing Date shall constitute one Bid Loan, or more than one Bid Loan if so specified by the relevant Loan Assignee in its request for promissory notes pursuant to subsection 10.5(c).

          "Bid Loan Banks": the collective reference to each Bank designated from time to time as a Bid Loan Bank by a Borrower (for purposes of Bid Loans to such Borrower) by written notice to the Auction Agent and the Administrative Agent and which has not been removed as a Bid Loan Bank by such Borrower by written notice to the Auction Agent and the Administrative Agent (each of which notices the Auction Agent shall transmit to each such affected Bank).

          "Bid Loan Confirmation": each confirmation by the Company or the Capital Corporation of its acceptance of Bid
     Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Bid Loan Offer": each offer by a Bid Loan Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit C and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Bid Loan Request": each request by a Borrower for Bid Loan Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit B and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Borrower":  the Company or the Capital Corporation;
     collectively, the "Borrowers".

          "Borrowing Date": in respect of any Loan, the date such Loan is made.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Canadian Administrative Agent": as defined in the preamble hereto.

          "Canadian Dollars" and "Cdn.$": dollars in the lawful currency of Canada.

          "Cancelled Bank": any Bank that has the whole or any part of its Commitment cancelled under subsection 2.5(b), subsection 2.13(a), (b) or (c), subsection 2.16(c) or subsection 2.17(b) or the Commitment of which has expired under subsection 2.16(a).

          "Capital Corporation": as defined in the preamble hereto.

          "C/D Rate": with respect to each day during the Interest Period for a C/D Rate Loan, a rate per annum equal to the following determined for such day:

                   Base Rate          +  Assessment Rate
          1.00 - Reserve Percentage

          "C/D Rate Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon a C/D Rate.

          "Chemical": Chemical Bank, a New York banking corporation.

          "Closing Date": the date on which each of the conditions precedent specified in subsection 4.1 shall have been satisfied (or compliance therewith shall have been waived by the Required Banks hereunder).

          "Co-Agents":  as defined in the preamble hereto.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": as to any Bank, the amount set opposite such Bank's name on Schedule II, as such amount may be modified as provided herein; collectively, as to all the Banks, the "Commitments".

          "Commitment Expiration Date":  as defined in subsection
     2.16(a).

          "Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitment at such time constitutes of all the Commitments at such time;
     collectively, as to all the Banks, the "Commitment
     Percentages".

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commitment Transfer Supplement":  a Commitment
     Transfer Supplement, substantially in the form of Exhibit F.

          "Committed Global Exposure": as to any Bank, at a particular time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Committed Rate Loans made by such Bank, and (b) the Equivalent Amount of the aggregate unpaid principal amount of all Committed Linked Loans made by such Bank's Affiliated Linked Lender.

          "Committed Linked Loans":  Linked Loans other than
     "Operating Facility Loans" and "Excluded Loans" under the
     Linked Agreement.

          "Committed Rate Loans": each loan made pursuant to subsection 2.1.

          "Commonly Controlled Entity": in relation to a Borrower, an entity, whether or not incorporated, which is under common control with such Borrower within the meaning of Section 414(b) or (c) of the Code.

          "Company":  as defined in the preamble hereto.

          "Consolidated Capital Base": at a particular time for the Capital Corporation and its consolidated Subsidiaries, the sum of (a) the amount shown opposite the item "Total stockholder's equity" on the consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries plus (b) the principal amounts outstanding under the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation (in each case so long as the subordination terms thereof continue to be as favorable to the Administrative Agent and the Banks as in existence on the Closing Date) and all indebtedness of the Capital Corporation and its consolidated Subsidiaries for borrowed money subordinated (on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I) to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the sum of clauses (a) and (b) hereof as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that the sum of the amounts referred to in clauses (a) and (b) is determined in accordance with GAAP.

          "Consolidated Net Worth":  as defined in subsection
     6.2(b)(ii).

          "Consolidated Senior Debt": at a particular time for the Capital Corporation and its consolidated Subsidiaries, indebtedness for borrowed money other than the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation (in each case so long as the subordination terms thereof continue to be as favorable to the Administrative Agent and the Banks as such terms in existence on the Closing Date) and any such indebtedness that is subordinated, on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I, to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the amount of such indebtedness for borrowed money (other than such subordinated indebtedness) as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that such amount is determined in accordance with GAAP.

          "Consolidated Tangible Net Worth": at a particular time for a Borrower and its consolidated Subsidiaries, the excess of the amount shown opposite the item "Total stockholder's equity" on the consolidated balance sheet of such Borrower and its consolidated Subsidiaries over the aggregate amount shown on such balance sheet for any intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade-names, copyrights, service marks and brand names, provided that such excess amount shall be determined (a) with respect to the Company and its consolidated Subsidiaries as at the end of any of their fiscal quarters (including the last quarter of any of their fiscal years), by reference to the publicly available consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and (b) with respect to the Capital Corporation and its consolidated Subsidiaries as at the end of any of their fiscal quarters (including the last quarter of any of their fiscal years), by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter, in each such case after such adjustments, if any, as may be required so that such excess is determined in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Deal Year":  as defined in subsection 2.16(c).

          "Debt":  as defined in subsection 6.2.

          "Default":  any of the events specified in Section 8
     (other than Section 8(i)), whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "Documentation Agent": as defined in the preamble hereto.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Dollar Loans": the collective reference to C/D Rate Loans and ABR Loans.

          "Equivalent Amount": on any date, the equivalent amount in Dollars after giving effect to a conversion of a specified amount of Canadian Dollars to Dollars at the Exchange Rate on that date. The Equivalent Amount of any stamping fee paid to any Linked Lender pursuant to subsection 6.1(b) of the Linked Agreement shall be determined as of the date of such payment.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period for a Eurodollar Loan and for each Index Rate Bid Loan, (a) the rate determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars for a period of such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the date that is two Working Days prior to the beginning of such Interest Period or (b) if fewer than two offered rates appear, the rate in respect of such Interest Period will be the rate per annum equal to the average (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are customarily conducted at or about 10:00 a.m., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount (i) in the case of Eurodollar Loans, comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period and (ii) in the case of an Index Rate Bid Loan by any Bank, equal to the principal amount of all Index Rate Bid Loans to which such Interest Period applies.

          "Event of Default":  any of the events specified in
     Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "Excess Amount":  as defined in subsection 2.6(b).

          "Exchange Rate": on any date, the rate of exchange on that date for converting Canadian Dollars into Dollars quoted as the offering rate for wholesale transactions by the Canadian Administrative Agent at approximately noon (Toronto time) on such date.

          "Extension Request": each request by the Borrowers made pursuant to subsection 2.16 for the Banks to extend this Agreement, which shall contain the information in respect of such extension specified in Exhibit I and shall be delivered to the Administrative Agent in writing.

          "Fixed Charges": for any particular period for the Capital Corporation and its consolidated Subsidiaries, all of the Capital Corporation's and its consolidated Subsidiaries' consolidated interest on indebtedness for borrowed money, amortization of discounts of indebtedness for borrowed money, the portion of rentals under financing leases deemed to represent interest and rentals under operating leases, provided that such amounts for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such amounts are determined in accordance with GAAP.

          "Foreign Taxes":  as defined in subsection 2.17(a).

          "GAAP": generally accepted accounting principles in the United States of America as applied in the preparation of financial statements of the Company or the Capital Corporation, respectively, as of the fiscal year ended October 31, 1994.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Important Property": (a) any manufacturing plant, including land, all buildings and other improvements thereon, and all manufacturing machinery and equipment located therein, owned and used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary, (b) the executive office and administrative building of the Company in Moline, Illinois, and (c) research and development facilities, including land and buildings and other improvements thereon and research and development machinery and equipment located therein, in each case, owned and used by the Company or a Restricted Subsidiary; except in any case property of which the aggregate fair value as determined by the Board of Directors of the Company does not at the time exceed 1% of Consolidated Net Worth, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

          "Index Rate Bid Loan": any Bid Loan made at an interest rate based upon the Applicable Index Rate.

          "Index Rate Bid Loan Request": any Bid Loan Request requesting the Banks to offer to make Index Rate Bid Loans at an interest rate equal to the Applicable Index Rate plus
     (or minus) a margin.

          "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or a C/D Rate Loan or a Eurodollar Loan is converted to an ABR Loan and (b) as to any Eurodollar Loan or C/D Rate Loan, the last day of each Interest Period applicable thereto, provided that as to any Eurodollar Loan in respect of which a Borrower has selected an Interest Period of six months and any C/D Rate Loan in respect of which a Borrower has selected an Interest Period of 180 days, interest shall also be paid on the day which is three months or 90 days, as the case may be, after the beginning of such Interest Period.

          "Interest Period": (a) with respect to any Eurodollar Loan, the period commencing on the Borrowing Date, the date any ABR Loan or C/D Rate Loan is converted to a Eurodollar Loan or the date any Eurodollar Loan is continued as a Eurodollar Loan, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing, conversion or continuance as provided in subsection 2.1(c) or 2.9;

          (b) with respect to any C/D Rate Loan, the period commencing on the Borrowing Date, the date any ABR Loan or Eurodollar Loan is converted to a C/D Rate Loan or the date any C/D Rate Loan is continued as a C/D Rate Loan, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by a Borrower in its notice of borrowing, conversion or continuance as provided in subsection 2.1(c) or 2.9;

          (c) with respect to any Bid Loan, the period commencing on the Borrowing Date with respect to such Bid Loan and ending on the date not less than seven days nor more than six months thereafter, as specified by a Borrower in its Bid Loan Request as provided in subsection 2.2(b); and

          (d) with respect to any Negotiated Rate Loan, the period or periods commencing on the Borrowing Date with respect to such Negotiated Rate Loan or the last day of any Interest Period with respect thereto and ending on the dates as shall be mutually agreed upon between the relevant Borrower and the relevant Bank;

     provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i)  if any Interest Period pertaining to a
          Eurodollar Loan or an Index Rate Bid Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                   (ii)  if any Interest Period pertaining to a
          Negotiated Rate Loan, a C/D Rate Loan or an Absolute Rate Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day;

                  (iii)  any Interest Period pertaining to a
          Eurodollar Loan having an Interest Period of one, two, three or six months or an Index Rate Bid Loan having an Interest Period of one, two, three, four, five or six months, that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                   (iv)  Interest Periods shall be deemed
available
          only if the Required Banks shall not have advised the Administrative Agent that the C/D Rate or the Eurodollar Rate, as the case may be, determined by the Administrative Agent on the basis of the applicable quotes will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Committed Rate Loans bearing interest based on the C/D Rate or the Eurodollar Rate, as the case may be, determined for such Interest Period. The Administrative Agent shall notify the Borrowers and each Bank promptly after having been advised by the Required Banks that a C/D Rate or Eurodollar Rate will not so adequately and fairly reflect such Banks' costs as aforesaid. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the proposed Borrower may (A) in accordance with the provisions (including any requirements for notification) of subsection 2.1 request, at its option, that the requested Committed Rate Loans be made or maintained as C/D Rate Loans, if applicable, or ABR Loans or (B) withdraw the request for such Committed Rate Loans for which the Interest Period was unavailable by giving notice of such election to the Administrative Agent in accordance with subsection 2.11; provided, that if the Administrative Agent does not receive any notice hereunder, such Borrower shall be deemed to have requested ABR Loans;

               (v)  with respect to Loans made by an Objecting
          Bank, no Interest Periods with respect to such Loans shall end after such Objecting Bank's Commitment
          Expiration Date; and

                   (vi)  no Interest Period shall end after the
          Termination Date.

          "Linked Agreement": the U.S.$612,500,000 Loan Agreement, dated as of April 5, 1995, among John Deere Limited, John Deere Finance Limited, certain Canadian chartered banks and The Toronto-Dominion Bank, as agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Linked Lender": each "Lender" (as defined in the Linked Agreement) under the Linked Agreement.

          "Linked Loans":  the "Loans" (as defined in the Linked
     Agreement) under the Linked Agreement.

          "Loan Account":  as defined in subsection 2.3;
     collectively, the "Loan Accounts".

          "Loan Assignees":  as defined in subsection 10.5(c).

          "Loan Assignment": a Loan Assignment, substantially in the form of Exhibit E.

          "Loans":  the collective reference to the Committed
     Rate Loans, the Bid Loans and the Negotiated Rate Loans.

          "Majority Banks": at any particular time, Banks having Commitment Percentages aggregating more than fifty percent; provided, that at any time after the termination of all the Commitments, "Majority Banks" shall mean Banks holding Loans aggregating more than fifty percent in principal amount of all outstanding Loans.

          "Managing Agents:  as defined in the preamble hereto.

          "Margin Stock": as defined in Regulation U of the Board of Governors of the Federal Reserve System.

          "Mortgage":  as defined in subsection 6.2.

          "Negotiated Rate Loan": each Loan made to a Borrower by a Bank pursuant to a Negotiated Rate Loan Request in such principal amount, for such number of Interest Periods (subject to the proviso to the definition of "Interest Period" in this subsection 1.1) and having such interest rate(s) and repayment terms as shall, in each case, be mutually agreed upon between such Borrower and such Bank.

          "Negotiated Rate Loan Request": each request by a Borrower for a Bank to make Negotiated Rate Loans, which shall be delivered to such Bank in writing, by facsimile transmission, or by telephone, immediately confirmed in writing, and which shall specify the amount to be borrowed and the proposed Borrowing Date.

          "Net Earnings Available for Fixed Charges": for any particular period for the Capital Corporation and its consolidated Subsidiaries, consolidated net earnings of the Capital Corporation and such Subsidiaries for such period without deduction of Fixed Charges and without deduction of federal, state or other income taxes, provided that such net earnings for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such net earnings are determined in accordance with GAAP, except that earned investment tax credits may be included as revenue in the consolidated income statement of the Capital Corporation and its consolidated Subsidiaries, rather than as an offset against the provision for income taxes.

          "Objecting Banks":  as defined in subsection 2.16(a).

          "Participants":  as defined in subsection 10.5(b).

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature, provided that for purposes of
     Section 8(h), Person shall also include two or more entities acting as a syndicate or any other group for the purpose of acquiring, holding or disposing of securities of the Company.

          "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which either Borrower or a Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "Purchasing Banks":  as defined in subsection 10.5(d).

          "Reference Banks":  Chemical, The Chase Manhattan Bank
     (National Association) and Bank of America National Trust and Savings Association.

          "Register":  as defined in subsection 10.5(e).

          "Report Period":  as defined in subsection 2.18.

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA or the regulations thereunder.

          "Required Banks": at a particular time, Banks having Commitment Percentages aggregating at least 66-2/3%; provided, that (a) at any time after the termination of all the Commitments, "Required Banks" means Banks holding Loans aggregating at least 66-2/3% in principal amount of all outstanding Loans and (b) as used in subsection 2.16, "Required Banks" means with respect to any Extension Request, at a particular time after the Termination Date has been extended pursuant to such subsection, Banks (i) which are not Objecting Banks with respect to any previous Extension Request and (ii) which have Commitment Percentages aggregating at least 66-2/3% of the aggregate Commitment Percentages of such non-Objecting Banks.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Percentage": for any day during the Interest Period for a C/D Rate Loan, that percentage (expressed as a decimal) which is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for the relevant C/D Rate Loans and in an amount of $100,000 or more.

          "Reserves":  as defined in subsection 2.13(c).

          "Responsible Officer": of a Borrower, the Chairman, the President, any Executive, Senior or other Vice
     President, the Treasurer and any Assistant Treasurer of such Borrower.

          "Restricted Margin Stock": any Margin Stock, the sale, pledge or other disposition of which by the Company or any of its Subsidiaries is in any way restricted by an arrangement with any Bank or any affiliate thereof to the extent that the value thereof (determined in accordance with Regulation U of the Board of Governors of the Federal Reserve System) does not exceed 25% of the value (determined in accordance with such Regulation U) of all the assets subject to such restriction.

          "Restricted Subsidiary": any Subsidiary of the Company incorporated in the United States of America or Canada (a) which is engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States of America or Canada or in the sale of products principally to customers located in the United States of America or Canada except any corporation which is a retail dealer in which the Company has, directly or indirectly, an investment, or (b) which the Company shall designate as a Restricted Subsidiary in an officers' certificate signed by two Responsible Officers of the Company and delivered to the Administrative Agent.

          "Sale and Lease-back Transaction": as defined in subsection 6.3.

          "Significant Subsidiary": of a Borrower, any Subsidiary of such Borrower the assets, revenues or net worth of which is, at the time of determination, equal to or greater than ten percent of the assets, revenues or net worth, respectively, of such Borrower at such time.

          "Subsidiary": of a Person, a corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Syndication Agent": as defined in the preamble hereto.

          "Termination Date": April 4, 2000 or such later date as shall be determined pursuant to the provisions of subsection 2.16 with respect to non-Objecting Banks.

          "Tranche A Bank":  each Bank listed in Part A of
     Schedule II; collectively, the "Tranche A Banks".

          "Tranche B Bank":  each Bank listed in Part B of
     Schedule II; collectively, the "Tranche B Banks".

          "Transferees":  as defined in subsection 10.5(g).

          "Transfer Effective Date": as defined in each Commitment Transfer Supplement and each Loan Assignment.

          "Type": as to any Committed Rate Loan, its nature as an ABR Loan, Eurodollar Loan or C/D Rate Loan.

          "Utilized Percentage": as to any Bank at any time, the ratio (expressed as a percentage) of (a) the Committed
     Global Exposure of such Bank to (b) the amount of such Bank's Commitment.

          "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

          1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to either Borrower and its Subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the relevant Borrower.


          SECTION 2.  THE COMMITTED RATE LOANS; THE BID
                      LOANS; THE NEGOTIATED RATE LOANS;
                      AMOUNT AND TERMS

          2.1 The Committed Rate Loans. (a) During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make loans (individually, a "Committed Rate Loan") to either Borrower from time to time in an aggregate principal amount for both Borrowers at any one time outstanding not to exceed such Bank's Commitment; provided, however, that (i) the aggregate amount of the Committed Global Exposure of any Bank, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, shall not at any time exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of Loans plus the aggregate Equivalent Amount of all Linked Loans shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period, either Borrower may use the Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  The Committed Rate Loans may be either (i)
Eurodollar Loans, (ii) ABR Loans, (iii) C/D Rate Loans or (iv) a combination thereof as determined by the relevant Borrower.

          (c) Either Borrower may borrow Committed Rate Loans on any Working Day, if the borrowing is of Eurodollar Loans, or on any Business Day, if the borrowing is of C/D Rate Loans or ABR Loans; provided, however, that a Responsible Officer of such Borrower shall give the Administrative Agent irrevocable notice thereof (which notice must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (ii) prior to 12:00 Noon, New York City time, two Business Days prior to the requested Borrowing Date in the case of C/D Rate Loans, (iii) except as provided in clause (iv) hereof below, prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, in the case of ABR Loans and (iv) prior to 11:00 A.M., New York City time, on the requested Borrowing Date in the case of ABR Loans up to an aggregate principal amount for both Borrowers not to exceed 25% of the Commitments on such Borrowing Date). Each such notice shall be given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit A) promptly confirmed by notice given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions). On the day of receipt of any such notice from either Borrower, the Administrative Agent shall promptly notify each Bank thereof. Subject to paragraph (e) below, each Bank will make the amount of its share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent set forth in subsection 10.2 at 11:00 A.M. (or 2:00 P.M., in the case of ABR Loans requested pursuant to clause (iv) above), New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of all such Committed Rate Loans will be made available promptly to such Borrower by the Administrative Agent at the office of the Administrative Agent specified in subsection 10.2 by crediting the account of such Borrower on the books of such office of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          (d) All Committed Rate Loans made to each Borrower shall be repaid in full by such Borrower on or before the Termination Date.

          2.2 The Bid Loans; the Negotiated Rate Loans. (a) Either Borrower may borrow Bid Loans or Negotiated Rate Loans from time to time on any Business Day (in the case of Bid Loans made pursuant to an Absolute Rate Bid Loan Request), any Working Day (in the case of Bid Loans made pursuant to an Index Rate Bid Loan Request) or, in the case of Negotiated Rate Loans, on such days as shall be mutually agreed upon between the relevant Borrower and the applicable Bank, in each case during the Commitment Period and in the manner set forth in this subsection
2.2 and in amounts such that the aggregate principal amount of Loans at any time outstanding shall not exceed the aggregate amount of the Commitments at such time. Notwithstanding any other provision of this Agreement, the aggregate principal amount of the outstanding Bid Loans and/or Negotiated Rate Loans made by any Bank may at any time (but shall not be required to) exceed the Commitment of such Bank so long as the aggregate outstanding principal amount of all Loans plus the aggregate Equivalent Amount of all Linked Loans does not at any time exceed the aggregate amount of the Commitments.

          (b)(i) Either Borrower shall request Bid Loans or Negotiated Rate Loans by delivering (A) in the case of an Index Rate Bid Loan, a Bid Loan Request to the Auction Agent, c/o Deutsche Bank AG New York Branch, 31 West 52nd Street, New York, New York 10019, Attention: Loan Syndications, Telephone: (212) 474-7041, Facsimile: (212) 474-7048, not later than 12:00 Noon
(New York City time) four Working Days prior to the proposed Borrowing Date, (B) in the case of an Absolute Rate Bid Loan, a Bid Loan Request to the Auction Agent at the address set forth in clause (A) of this subsection 2.2(b)(i) not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date or (C) in the case of a Negotiated Rate Loan, a Negotiated Rate Loan Request to any Bank at such time as the applicable Borrower and the applicable Bank shall agree. Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans. The Auction Agent shall promptly notify each Bid Loan Bank and the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission, of the contents of each Bid Loan Request received by it.

              (ii)  In the case of an Index Rate Bid Loan
Request,
upon receipt of notice from the Auction Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Bank, in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Auction Agent at the address set forth in clause (i)(A) above before 10:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bank would be willing to make and the margin above or below the Applicable Index Rate at which such Bid Loan Bank is willing to make each such Bid Loan. The Auction Agent shall advise the relevant Borrower before 11:00 A.M. (New York City time) three Working Days before the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Auction Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Working Days before the proposed Borrowing Date.

             (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Auction Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Auction Agent at the address set forth in clause
(i)(A) of this subsection 2.2(b) before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bid Loan Bank would be willing to make and the rate or rates of interest at which such Bid Loan Bank is willing to make each such Bid Loan. The Auction Agent shall advise the relevant Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Auction Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

              (iv)  The relevant Borrower shall before 11:30 A.M.
(New
York City time) three Working Days before the proposed Borrowing Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

          (A)  cancel such Bid Loan Request by giving the Auction
     Agent telephone notice to that effect, or

          (B) accept one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to clause (ii) or clause (iii) of this subsection 2.2(b), as the case may be, by giving telephone notice to the Auction Agent (immediately confirmed by delivery to the Auction Agent at the address set forth in clause (i)(A) of this subsection 2.2(b) of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bid Loan Bank (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bid Loan Bank, and for all Interest Periods included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by Bid Loan Banks pursuant to clause
     (ii) or clause (iii) above, as the case may be; provided, however, that (x) such Borrower may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request,
     (y) if such Borrower accepts any such offers, it must accept offers strictly based upon pricing for such relevant Interest Period and upon no other criteria whatsoever and
     (z) if two or more Bid Loan Banks submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Banks with such identical pricing, such Borrower shall accept offers from all of such Bid Loan Banks in amounts allocated among them pro rata according to the amounts offered by such Bid Loan Banks (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bid Loan Bank on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, it being agreed that to the extent that it is not possible to make allocations in accordance with the provisions of this clause
     (z) such allocations shall be made in accordance with the instructions of such Borrower, it being understood that in no event shall any Bank be obligated to make any Bid Loan in a principal amount less than $5,000,000).

          (v) If such Borrower notifies the Auction Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) of this subsection 2.2(b), the Auction Agent shall give prompt telephone notice thereof to the Bid Loan Banks and the Administrative Agent, and the Bid Loans requested thereby shall not be made.

              (vi) (A) If such Borrower accepts pursuant to clause
(iv)(B) of this subsection 2.2(b) one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to a Bid Loan Request, the Auction Agent shall promptly notify by telephone the Administrative Agent and each Bid Loan Bank which has made such an offer of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank. Each Bid Loan Bank which is to make a Bid Loan pursuant to a Bid Loan Request shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds. The Administrative Agent will make such funds available to such Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address.

          (B) If such Borrower and any Bank agree to the terms of a Negotiated Rate Loan to be made on a Borrowing Date pursuant to a Negotiated Rate Loan Request, such Borrower and such Bank shall promptly notify by telephone the Administrative Agent of the aggregate amount of Negotiated Rate Loans to be made on such Borrowing Date and the respective Interest Periods therefor. Each Bank which is to make a Negotiated Rate Loan shall, at such time, on such Borrowing Date and at such location as shall be mutually agreed upon between such Borrower and such Bank, make avail-able to such Borrower the amount of Negotiated Rate Loans to be made by such Bank, in immediately available funds.

          (C) As soon as practicable after each Borrowing Date for Bid Loans and Negotiated Rate Loans, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans or Negotiated Rate Loans advanced pursuant to a Bid Loan Request or Negotiated Rate Loan Request on such Borrowing Date and the respective Interest Periods therefor.

          (c) Within the limits and on the conditions set forth in this subsection 2.2, each Borrower may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

          (d) Each Borrower shall repay to the Administrative Agent for the account of each Bid Loan Bank (or the Loan Assignee in respect thereof, as the case may be) which has made a Bid Loan to such Borrower on the last day of the Interest Period for each Bid Loan (such Interest Period being that specified by such Borrower for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. Each Borrower shall repay to each Bank which has made a Negotiated Rate Loan to such Borrower (or the Loan Assignee in respect thereof, as the case may be) the principal thereof as agreed by such Borrower and such Bank.

          (e) Each Borrower shall pay interest on the unpaid principal amount of each Bid Loan and each Negotiated Rate Loan borrowed by such Borrower from the applicable Borrowing Date to the stated maturity date thereof, in the case of a Bid Loan, at the rate of interest determined pursuant to paragraph (b) of this subsection 2.2, and, in the case of a Negotiated Rate Loan, as agreed by such Borrower and the relevant Bank (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates (i) specified by such Borrower for such Bid Loan in the related Bid Loan Request and (ii) mutually agreed upon between such Borrower and such Bank in the case of Negotiated Rate Loans, provided that as to any Bid Loan in respect of which the stated maturity date is more than three months after such Borrowing Date, interest shall also be paid on the day which occurs three months after such Borrowing Date. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable to such Bid Loan until the scheduled maturity date with respect thereto and for each day thereafter at a rate per annum which is 1% above the ABR until paid in full (as well after as before judgment). If all or any portion of the principal amount of any Negotiated Rate Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.

          (f) After the first Bid Loan Request has been given hereunder, no Bid Loan Request or Negotiated Rate Loan Request shall be given until at least one Business Day, in the case of an Absolute Rate Bid Loan Request, or one Working Day, in the case of an Index Rate Bid Loan Request, after the earliest to occur of
(i) the Borrowing Dates with respect to all prior Bid Loan Requests made pursuant to subsection 2.2(b)(i), (ii) the date on which all Bid Loan Banks have failed to submit Bid Loan Offers with respect to any Bid Loan Requests within the time specified in subsection 2.2(b)(ii) or (iii), as the case may be, and (iii) the date on which the relevant Borrower has cancelled all prior Bid Loan Requests pursuant to subsection 2.2(b)(iv).

          2.3 Loan Accounts. Each Bank, with respect to its Committed Rate Loans, Bid Loans and Negotiated Rate Loans, and the Administrative Agent, with respect to all Committed Rate Loans and Bid Loans, shall open and maintain in the name of each Borrower loan accounts (as to each Bank, its "Loan Account" applicable to such Borrower) on its books and records setting forth the amounts of principal, interest and other sums paid and payable by such Borrower from time to time hereunder in respect of such Loans, and the obligation of such Borrower to pay or repay, as the case may be, such amounts to such Bank shall be evidenced by such Bank's Loan Account. In case of any dispute, action or proceeding relating to any Committed Rate Loan, Bid Loan or Negotiated Rate Loan, the entries in such records shall constitute prima facie evidence of the accuracy of the information set forth therein. In case of discrepancy between the entries in the Administrative Agent's books and records and any Bank's, the entries in the Administrative Agent's books and records shall constitute prima facie evidence of the accuracy of the information set forth therein.

          2.4  Fees.  (a)  The Company and the Capital
Corporation jointly and severally agree to pay to the Administrative Agent for the account of each Bank a facility fee from and including the Closing Date to and including the last day of the Commitment Period, computed at a rate of .095% per annum on the average daily amount of the Commitment of such Bank in effect during the period for which payment is made, payable quarterly in arrears on the first Business Day of each January, April, July and October of each year and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing in July, 1995; provided that, for each quarter, any facility fee payable hereunder to a Tranche B Bank shall be reduced (but not below zero) by an amount equal to the Equivalent Amount of 38% of any stamping fees previously paid to such Tranche B Bank's Affiliated Linked Lender pursuant to subsection 6.1(b) of the Linked Agreement and not theretofore applied to reduce such facility fee.

          (b) The Company and the Capital Corporation jointly and severally agree to pay to the Administrative Agent for its own account all fees set forth in the letter agreement dated February 22, 1995 from the Administrative Agent to the Borrowers.

          (c) The Company and the Capital Corporation jointly and severally agree to pay to the Syndication Agent for its own account all fees set forth in the letter agreement dated March
10, 1995 from the Syndication Agent to the Borrowers.

          (d) The Company and the Capital Corporation jointly and severally agree to pay to the Documentation Agent for its own account all fees set forth in the letter agreement dated
March 13, 1995 from the Documentation Agent to the Borrowers.

          (e) The Company and the Capital Corporation jointly and severally agree to pay to the Auction Agent for its own account all fees set forth in the letter agreement dated March 8, 1995 from the Auction Agent to the Borrowers.

          (f) The Company and the Capital Corporation jointly and severally agree to pay to the Canadian Administrative Agent for its own account all fees set forth in the letter agreement dated March 8, 1995 from the Canadian Administrative Agent to the Borrowers.

          2.5 Termination or Reduction of Commitments; Cancellation of Capital Corporation as Borrower. (a) The Borrowers, acting jointly, shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments, provided that (i) any such reduction shall be accompanied by prepayment of Committed Rate Loans hereunder and/or Committed Linked Loans under the Linked Agreement, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the aggregate outstanding principal amount of all Loans plus the aggregate Equivalent Amount of all Linked Loans exceeds the amount of the Commitments as then reduced, (ii) any such reduction shall be accompanied by a reduction of the "Commitments" of the Linked Lenders under the Linked Agreement to the extent required to cause such "Commitments" not to exceed the Commitments of the Tranche B Banks hereunder and (iii) any such termination of the Commitments shall be accompanied by termination of the "Commitments" of the Linked Lenders under the Linked Agreement and prepayment in full of the Loans then outstanding hereunder in accordance with subsection 2.6, and any termination of a Bank's Commitment pursuant to subsection 2.13,
2.16 or 2.17 shall, with respect to each affected Loan, on the last day of the applicable Interest Period therefor or, if earlier, on such earlier date as shall be notified by the Borrowers, be accompanied by prepayment in full of such Loan, together with, in each case, accrued interest thereon to the date of such prepayment, the payment of any unpaid facility fee then accrued hereunder, and the payment of any amounts then payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17. Upon receipt of such notice from the Borrowers the Administrative Agent shall promptly notify each Bank thereof. Any reduction of the Commitments pursuant to this subsection 2.5 shall be in an amount not less than $25,000,000, and shall be an amount which is a whole multiple of $5,000,000, and shall reduce permanently the amount of the Commitments then in effect.

          (b) Sections 4.3 and 5.4 and subsection 15.15(b) of the Linked Agreement permit, under the circumstances therein contemplated, the termination of the "Commitment" under the Linked Agreement of a Tranche B Bank's Affiliated Linked Lender. The Borrowers, acting jointly, may, upon giving at least three Business Days' prior notice to the Administrative Agent, cancel the Commitment hereunder of a Tranche B Bank upon such termination of the "Commitment" under the Linked Agreement of such Tranche B Bank's Affiliated Linked Lender. Any such cancellation shall be accompanied by prepayment of the Committed Rate Loans made hereunder by the relevant Tranche B Bank in accordance with subsection 2.6, together with accrued interest on the amount so prepaid to the date of such prepayment.

          (c) The Company may cancel the ability of the Capital Corporation to borrow hereunder upon not less than five Business Days' notice to the Administrative Agent. Upon receipt of such notice from the Company the Administrative Agent shall promptly notify each Bank thereof. On the first day following receipt of such notice, on which all Loans to the Capital Corporation and all interest thereon shall have been paid in full, and notwithstanding any other provision of this Agreement, (i) the Capital Corporation shall cease to be a party hereto or to have any right or obligation hereunder, (ii) rights and obligations expressed herein to be, in effect, of either the Company or the Capital Corporation or of both of them, but not any such rights and obligations expressed herein to be of the Capital Corporation only, shall be deemed to be rights and obligations of the Company only and (iii) the Banks shall cease to have any right or obligation hereunder which depends or is contingent upon any action, condition or performance, or the absence thereof, whether past or present, of the Capital Corporation other than any action, condition or performance, or the absence thereof, of the Capital Corporation in its capacity as a Subsidiary, Significant Subsidiary or Restricted Subsidiary hereunder; provided, however, that the obligation of the Capital Corporation to make any payment pursuant to subsection 2.13, 2.14, 2.15 or 2.17 which arises prior to the cancellation of the ability of the Capital Corporation to borrow hereunder shall survive the cancellation of the ability of the Capital Corporation to borrow hereunder.

          2.6 Optional and Mandatory Prepayments. (a) Either Borrower may at any time and from time to time prepay its Committed Rate Loans in whole or in part, without premium or penalty, but subject to the provisions of subsection 2.14, upon at least three Working Days' irrevocable notice, in the case of Eurodollar Loans, two Business Days' irrevocable notice in the case of C/D Rate Loans, or one Business Day's irrevocable notice in the case of ABR Loans, in each case to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of its Eurodollar Loans, ABR Loans, C/D Rate Loans, or a combination thereof, and if of a combination thereof the amount of prepayment allocable to each. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. If such notice is given, the Borrower delivering such notice shall make such prepayment, and the payment of the amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to subsections 2.14 and 2.15. Except as provided in the immediately following sentence, partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple thereof; provided, however, that after giving effect thereto, the aggregate principal amount of all Committed Rate Loans made on the same Borrowing Date shall not be less than $25,000,000. Anything contained in this subsection 2.6 to the contrary notwithstanding, partial prepayments of a Cancelled Bank's Loans in connection with the termination under subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) of such Cancelled Bank's Commitment (in whole or in part) shall be in an amount equal to the principal amount of the Loans of such Bank being prepaid, notwithstanding the amount thereof, and shall be permitted notwithstanding the provisions of the foregoing proviso. Either Borrower may prepay Negotiated Rate Loans or Bid Loans on such terms as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.

          (b) On the last Business Day of each March, June, September and December, the Canadian Administrative Agent will determine the Equivalent Amount of outstanding Linked Loans and notify the Borrowers and the Administrative Agent of such amount.

If on the last day of any March, June, September and December the aggregate (i) amount of outstanding Loans of the Tranche B Banks and (ii) Equivalent Amount of outstanding "Loans" under the Linked Agreement, exceeds the Commitments of the Tranche B Banks (the "Excess Amount"), the Borrowers shall as soon as possible but, in any event, within 30 days of the giving of such notice or such longer period of time as may be required in order that Eurodollar Loans or C/D Rate Loans be paid on the last day of an Interest Period, prepay Committed Rate Loans of the Tranche B Banks hereunder to the extent of the Excess Amount. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligation to make payment hereunder to the extent that John Deere Limited or John Deere Finance Limited have made a payment or prepayment of Linked Loans in accordance with the Linked Agreement which has the effect of reducing the Excess Amount.

          2.7 Minimum Amount of Certain Loans. All borrowings, conversions, continuations, payments and, except as set forth in the penultimate sentence of subsection 2.6(a), prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (a) the aggregate principal amount of Committed Rate Loans made on any Borrowing Date shall not be less than $25,000,000 or a whole multiple of $5,000,000 in excess thereof and (b) the aggregate principal amount of Committed Rate Loans of any Type with the same Interest Period shall not be less than $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          2.8 Committed Rate Loan Interest Rate and Payment Dates. (a) The Eurodollar Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for the Interest Period therefor plus the Applicable Margin.

          (b) The ABR Loans shall bear interest for each day during the period from the date thereof until the payment in full thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the ABR for such day plus the Applicable Margin.

          (c) The C/D Rate Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the C/D Rate determined for the Interest Period therefor plus the Applicable Margin.

          (d) If all or a portion of the principal amount of any of the Committed Rate Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue principal amount of such Committed Rate Loan (i) shall bear interest at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to subsection 2.8(a), (b) or (c), as the case may be, from the date when such principal amount is due until the date on which such amount is paid in full and (ii) shall, if such Committed Rate Loan is a Eurodollar Loan or C/D Rate Loan, be converted to an ABR Loan at the end of the Interest Period applicable thereto.

          (e) Interest shall be payable in arrears on each Interest Payment Date.

          2.9 Conversion and Continuation Options. (a) The relevant Borrower may elect from time to time to convert Committed Rate Loans of one Type into Committed Rate Loans of another Type by giving to the Administrative Agent irrevocable notice of such conversion by the earliest time that they would have been required to give notice under subsection 2.1(c) if they had been borrowing Committed Rate Loans of each such Type on the conversion date specified in such notice, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Working Day, such conversion shall be made on the next succeeding Working Day, and during the period from such last day to such succeeding Working Day such Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan after the date that is one month or 30 days, respectively, prior to (i) in the case of a Loan made by an Objecting Bank, such Objecting Bank's Commitment Expiration Date, and (ii) in the case of all Loans, the Termination Date.

          (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent, such notice to be given by the time it would have been required to give notice under subsection 2.1(c) if it had been borrowing Eurodollar Loans or C/D Rate Loans, as the case may be, on the last day of the then expiring Interest Period therefor, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such after the date that is one month or 30 days, respectively, prior to (i) in the case of a Loan made by an Objecting Bank, such Objecting Bank's Commitment Expiration Date, and (ii) in the case of all Loans, the Termination Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof.

          2.10 Computation of Interest and Fees. (a) Facility fees and interest in respect of ABR Loans based upon clause (a) of the definition of ABR shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed (including the first day and excluding the last day). Interest in respect of Eurodollar Loans, C/D Rate Loans, Bid Loans and ABR Loans based upon clause (b) of the definition of ABR shall be calculated on the basis of a 360 day year for the actual days elapsed (including the first day and excluding the last day). The Administrative Agent shall promptly notify the Borrowers and the Banks of each determination of a Eurodollar Rate and of a C/D Rate. Any change in the interest rate on a Committed Rate Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR shall become effective. The Administrative Agent shall promptly notify the Borrowers and the Banks of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations given by the Reference Banks and the computations used by the Administrative Agent in determining any interest rate.

          (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments) or, as the case may be, its Loans are assigned, prepaid or repaid for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and the Administrative Agent (after consultation with the Banks and with the consent of the Borrowers) shall, by notice to the Borrowers and the Banks, designate a sufficient number of other Banks as Reference Banks so that there shall at all times be at least three Reference Banks.

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          2.11 Inability to Determine Interest Rate. (a) In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to Committed Rate Loans that a Borrower has requested be made as, continued as or converted into Eurodollar Loans, the Administrative Agent shall promptly give notice of such determination to such Borrower and the Banks prior to the first day of the requested Interest Period for such Eurodollar Loans. If such notice is given, such Borrower may (i) in accordance with the provisions of subsection
2.1 or 2.9, as the case may be (including any requirements for notification), request that the affected Loans be made as, continued as or converted into, as the case may be, C/D Rate Loans or ABR Loans, or (ii) in the case of Loans requested to be made on the first day of such Interest Period, withdraw the notice given under subsections 2.1 or 2.9, as the case may be, by giving telephonic notice to the Administrative Agent, no later than 10:00 A.M. (New York City time) on the applicable Borrowing Date, confirmed in writing no later than one Business Day after such telephonic notice is given; provided that if the Administrative Agent does not receive any notice permitted from the relevant Borrower hereunder, such Borrower shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans. Until the notice given pursuant to the first sentence of this paragraph has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as or converted into, as the case may be, Eurodollar Loans.

          (b) In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the domestic certificate of deposit market generally, adequate and reasonable means do not exist for ascertaining the C/D Rate for any requested Interest Period with respect to Committed Rate Loans that a Borrower has requested be made as, continued as or converted into C/D Rate Loans, the Administrative Agent shall promptly give notice of such determination to such Borrower and the Banks on or prior to the first day of the requested Interest Period for such C/D Rate Loans. If such notice is given, such Borrower may (i) in accordance with the provisions of subsection 2.1 or 2.9, as the case may be (including any requirements for notification), request that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans, or (ii) in the case of Loans requested to be made on the first day of such Interest Period, withdraw the notice given under subsection 2.1 or 2.9, as the case may be, by giving telephonic notice to the Administrative Agent, no later than the later of 10:00 A.M. (New York City time) on the applicable Borrowing Date and one hour after receipt by such Borrower of the notice referred to in the preceding sentence, confirmed in writing no later than one Business Day after such telephonic notice is given; provided that if the Administrative Agent does not receive any notice permitted from the relevant Borrower hereunder, such Borrower shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans. Until the notice given pursuant to the first sentence of this paragraph has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as or converted into, as the case may be, C/D Rate Loans.

          (c) In the event that the Auction Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to a proposed Bid Loan to be made pursuant to an Index Rate Bid Loan Request, the Auction Agent shall forthwith give notice of such determination to the relevant Borrower and the Bid Loan Banks at least two Business Days prior to the proposed Borrowing Date, and such Bid Loans shall not be made on such Borrowing Date. Until any such notice has been withdrawn by the Auction Agent, no further Index Rate Bid Loan Requests shall be submitted by either Borrower.

          2.12 Pro Rata Treatment and Payments. (a) All payments (including prepayments), to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made, in the case of fees and principal of, and interest on, Loans (other than Negotiated Rate Loans) at the Administrative Agent's office specified in subsection 10.2, in each case in lawful money of the United States of America and in immediately available funds not later than 11:00 A.M. (New York City time) on the date due. The Administrative Agent shall distribute such payments to the Banks entitled thereto on the day of receipt in like funds as received, provided that the Administrative Agent shall have received such payments not later than 11:00 A.M. (New York City time). If the Administrative Agent shall distribute such payments to the Banks entitled thereto on a date after the date on which such payments were received prior to 11:00 A.M. (New York City time), the Administrative Agent shall pay to each such Bank on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's share of such payment, times (iii) a fraction the numerator of which is the number of days that elapse from and including such date of receipt of payment by the Administrative Agent to but excluding the date on which such Bank's share of such payment shall have become immediately available to such Bank and the denominator of which is 360. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees relating to Negotiated Rate Loans shall be made to the Bank with respect thereto on such terms, at such address and at such time as shall be mutually agreed upon between the relevant Borrower and the relevant Bank in lawful money of the United States of America on the date due.

     (b)  (i) Each borrowing by the Borrowers of Committed Rate
Loans and each payment of principal in respect of Committed Rate
Loans shall be made in accordance with the following requirements:

          (A)  All borrowings of Committed Rate Loans from
     Tranche A Banks, and all principal payments in respect of such Loans, shall be made pro rata according to the respective Commitments of the Tranche A Banks.

          (B)  All borrowings of Committed Rate Loans from
     Tranche B Banks, and all principal payments in respect of such Loans, shall be made pro rata according to the respective Commitments of the Tranche B Banks.

          (C) If any borrowing is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche A Banks exceed the respective Utilized Percentages of the Tranche B Banks, such borrowing in respect of Committed Rate Loans shall be allocated first to the Tranche B Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such borrowing is sufficient to yield such result), and second, any remaining amount of such borrowing shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks.

          (D) Except as provided in subclause (G) below, if any payment is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche A Banks exceed the respective Utilized Percentages of the Tranche B Banks, such payment in respect of Committed Rate Loans shall be allocated first to the Tranche A Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such payment is sufficient to yield such result), and second, such payment shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks until either (I) all of such payment has been so applied or (II) all outstanding Committed Rate Loans owing to Tranche B Banks have been paid in full, and after all outstanding Committed Rate Loans owing to Tranche B Banks have been paid in full any remaining amount of such payment shall be allocated to the Tranche A Banks.

          (E) If any borrowing is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche B Banks exceed the respective Utilized Percentages of the Tranche A Banks, such borrowing in respect of Committed Rate Loans shall be allocated first to the Tranche A Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such borrowing is sufficient to yield such result), and second, any remaining amount of such borrowing shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks.

          (F) Except as provided in subclause (G) below, if any payment is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche B Banks exceed the respective Utilized Percentages of the Tranche A Banks, such payment in respect of Committed Rate Loans shall be allocated first to the Tranche B Banks to the extent required to cause (I) the Committed Rate Loans owing to Tranche B Banks to be repaid in full or (II) the respective Utilized Percentages of all the Banks to be equal (in each case to the extent the amount of such payment is sufficient to yield such result), whichever shall first occur, and second, such payment shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks until either (x) all of such payment has been so applied or (y) all Committed Rate Loans owing to Tranche B Banks have been paid in full, and after all Committed Rate Loans owing to Tranche B Banks have been paid in full any remaining amount of such payment shall be allocated to the Tranche A Banks.

          (G) As provided in clause (b)(ii) below, if any principal payment is made in respect of any Loans on any day on which principal amounts are due and owing in respect of any Loans, such principal payment shall be applied to the Banks pro rata according to the respective amounts of principal due and owing to the Banks in respect of Loans under this Agreement. Payment of the Loans of the Tranche B Banks made in accordance with subsection 2.6(b) shall be applied to the Tranche B Banks pro rata according to the respective amounts of Committed Rate Loans owing to the Tranche B Banks.

     (ii) Except as provided in subsections 2.13, 2.16 and 2.17, each reduction of the Commitments shall be made pro rata among the Banks according to their respective Commitment Percentages. Each payment by the Borrowers under this Agreement or of any Loan (other than Negotiated Rate Loans) shall be applied, first, to any fees then due and owing pursuant to subsection 2.4, second, to interest then due and owing in respect of the Loans (other than Negotiated Rate Loans) and third, to principal then due and owing hereunder (other than principal due and owing under Negotiated Rate Loans) and under the Loans (other than Negotiated Rate Loans). Each payment made by the Borrowers under this Agreement relating to a Negotiated Rate Loan to the Bank with respect thereto shall be applied, first, to interest then due and owing in respect of such Negotiated Rate Loan and second, to principal then due and owing hereunder with respect to such Negotiated Rate Loan and under such Negotiated Rate Loan. Each payment (other than voluntary prepayments made when no principal payments are due and owing hereunder) by either Borrower on account of principal of and interest on the Loans shall be made for the account of each Bank pro rata according to the respective amounts of principal and interest due and owing to such Bank under this Agreement. Subject to the requirements of clause (i) of this paragraph (b), each payment by a Borrower on account of principal of the Loans (other than Negotiated Rate Loans) shall be applied, first, to such of its Committed Rate Loan borrowings as such Borrower may designate, and, second, after all Committed Rate Loans shall have been paid in full, to all of its Absolute Rate Bid Loans or Index Rate Bid Loans made on the same Borrowing Date with the same Interest Period as such Borrower may designate, pro rata according to the respective amounts outstanding; provided, however, that prepayments made pursuant to subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) shall be applied in accordance with such subsection.

          (c) If any payment hereunder (other than payments on the Eurodollar Loans and Index Rate Bid Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan or Index Rate Bid Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day. With respect to any extension of the payment of principal pursuant to this subsection 2.12(c), interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Bank prior to the date of the Committed Rate Loan, Committed Rate Loans, Bid Loan or Bid Loans to be made by such Bank (which notice shall be effective upon receipt) that such Bank will not make its pro rata share of the amount of the requested borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to it on such date and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If a Bank shall make such amount available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the date on which such Bank's pro rata share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 2.12(d) shall be conclusive, absent manifest error. If such Bank's pro rata share is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount, on demand, from the relevant Borrower with interest thereon at the rate equal to the product of (i) during the period from and including such Borrowing Date to the Business Day next following the date of such demand, the daily average Federal funds rate as quoted by the Administrative Agent, times a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the Business Day next following the date of such demand and the denominator of which is 360 and
(ii) thereafter, the interest rate or rates applicable to the Loan or Loans funded by the Administrative Agent on behalf of such Bank on such Borrowing Date, times a fraction the numerator of which is the number of days which elapse from and including the Business Day next following the date of such demand to but excluding the date such amount is recovered by the Administrative Agent from such Borrower and the denominator of which is 360. In the event any Bank's pro rata share of a borrowing is not made available to the Administrative Agent in accordance with this paragraph within three Business Days of the applicable Borrowing Date (i) such Bank shall, during the period from such Borrowing Date to the date such Bank makes its pro rata share of the applicable borrowing available, not accrue and shall not be entitled to receive any facility fee under subsection 2.4 and
(ii) either Borrower may exercise or pursue any other rights, remedies, powers and privileges against such Bank as are provided by law or by contract.

          2.13 Requirements of Law. (a) If any Bank shall determine that by reason of (i) the introduction after the date hereof of any applicable law, regulation or guideline or any change after the date hereof in any applicable law, regulation or guideline (including the phasing-in of a provision of any applicable law, regulation or guideline) or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof or any court of competent jurisdiction and/or (ii) compliance by such Bank with any requirement adopted after the date hereof of or directive adopted after the date hereof from any central bank or other fiscal, monetary or other regulatory authority (whether or not having the force of law), there shall be any increase in the cost of such Bank of maintaining or giving effect to its obligations with respect to Committed Rate Loans under this Agreement or maintaining its Commitment with respect to Committed Rate Loans or making or maintaining any C/D Rate Loans or Eurodollar Loans or any reduction in any amount receivable by such Bank in respect of C/D Rate Loans or Eurodollar Loans under this Agreement, notwithstanding the reasonable efforts (such reasonable efforts not to result in the incurrence of additional costs or expenses) of such Bank to mitigate such increase or reduction, then the relevant Borrower shall from time to time on receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent) pay to such Bank such amounts as are stated therein to be required to indemnify such Bank against such increased costs or reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable to such Bank pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amount payable to such Bank hereunder and/or, upon giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank; provided, further, that such Borrower shall not be obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a)
(A) which constitutes a present or future income, stamp or other tax, levy, impost, duty, charge, fee, deduction or withholding referred to in subsection 2.17(a) or (B) as a result of any law, rule, guideline, regulation, request or directive regarding capital adequacy referred to in subsection 2.13(b). A certificate of such Bank as to the amount of such increased costs or reduction shall set forth in reasonable detail the computation of such increased costs or reduction, and shall be binding and conclusive in the absence of manifest error. Amounts payable pursuant to this subsection 2.13(a) shall not include amounts which the relevant Borrower is obligated to pay pursuant to the definition of "C/D Rate" or subsection 2.13(c). A Bank which demands indemnification hereunder as a result of an increased cost or reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (y) the thirtieth day immediately following each payment or realization by such Bank of such increased cost or reduction (and such certificate shall certify that the amounts set forth therein were paid or realized within such thirty-day period) and (z) the thirtieth day immediately following such Bank's knowledge of the incurrence or realization by such Bank of such increased cost or reduction (and such certificate shall so certify).

          (b) In the event that any Bank shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy (excluding, however, the phasing-in of any existing law, rule, regulation or guideline regarding capital adequacy) or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Bank such additional amounts as are stated therein to be required to compensate it for such reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(b), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or, upon giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank. A certificate of such Bank as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction, and shall be binding and conclusive in the absence of manifest error. A Bank which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (i) the thirtieth day immediately following each realization by such Bank of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such thirty-day period) and (ii) the thirtieth day immediately following such Bank's knowledge of the realization by such Bank of such reduction (and such certificate shall so certify).

          (c) Each Borrower shall pay to each Bank that delivers a certificate to such Borrower in accordance with the second and third following sentences such amounts as shall be necessary to reimburse such Bank for the costs (determined in accordance with the immediately following sentence), if any, incurred by such Bank, as a result of the application to such Bank during any period on which there are outstanding Eurodollar Loans advanced by such Bank to such Borrower of basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (any such reserves dealing with reserve requirements prescribed for eurocurrency funding being referred to as "Reserves"), such amount to be set forth in a certificate of such Bank delivered to the relevant Borrower; provided, however, that if a Bank gives to a Borrower the written notice contemplated by the proviso set forth in the second following sentence, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or upon giving not less than three Working Days' notice to such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank. Amounts certified by a Bank hereunder for any period shall represent such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Bank shall determine) of the actual costs, if any, theretofore incurred by such Bank as a result of the application of Reserves to Eurocurrency liabilities (as referred to in Regulation D referred to above) of such Bank in an amount equal to such Bank's Eurodollar Loans during such period and in any event shall not exceed the amount obtainable utilizing the maximum Reserves prescribed by the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto for such period. Such payment shall be made within fifteen days after receipt by the relevant Borrower of a certificate, signed by an officer of the Bank delivering such certificate, which certificate shall be binding and conclusive in the absence of demonstrable error, specifying the period (prior to the date of such certificate) during which the cost set forth therein was incurred by such Bank and stating (i) that such amount represents the actual cost, or, if an accurate calculation of such cost is impracticable stating that such amount represents such Bank's reasonable estimate of the actual cost, incurred by such Bank during such period as a result of the application of Reserves to Eurocurrency liabilities of such Bank in an amount equal to such Bank's Eurodollar Loans during such period and specified in such certificate and (ii) that the amount set forth therein does not in any event exceed the amount obtainable utilizing the maximum Reserves prescribed for such period by the Board of Governors of the Federal Reserve System or such other Governmental Authority having jurisdiction with respect thereto; provided that the obligation of the Borrowers to pay any amounts pursuant to this subsection 2.13(c) shall apply only in the case of those Banks that give to the relevant Borrower and the Administrative Agent, no later than 3:00 P.M. (New York City time) on the day that is two Working Days prior to the applicable Borrowing Date therefor, a written notice stating that such Bank intends to demand reimbursement pursuant hereto. A Bank which demands reimbursement of Reserve costs hereunder on account of a Eurodollar Loan made by such Bank shall deliver the certificate referred to in the preceding sentence to the relevant Borrower setting forth the items specified in clauses (i) and (ii) of the preceding sentence no later than the thirtieth day immediately following the last day of the Interest Period applicable to such Eurodollar Loan.

          (d) The obligations of the parties under this subsection 2.13 shall survive termination of this Agreement and payment of the Loans.

          2.14 Indemnity. Each Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or interest on any Loan by such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder, (b) default by such Borrower in making a borrowing, conversion or continuance after such Borrower has given a notice in accordance with subsection 2.1, 2.2 or 2.9, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with subsection 2.5 or
2.6 or (d) the making by such Borrower of a prepayment of a Committed Rate Loan (other than an ABR Loan), a Bid Loan or, to the extent agreed to by the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan, a Negotiated Rate Loan on a day which is not the last day of an Interest Period with respect thereto (with respect to Committed Rate Loans) or the maturity date therefor (with respect to Bid Loans) or any agreed date (with respect to Negotiated Rate Loans), including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Loans. A certificate as to any amount payable pursuant to the foregoing shall be submitted by such Bank (and executed by an officer thereof) to the relevant Borrower, setting forth the computation of such amounts in reasonable detail, and shall be conclusive in the absence of manifest error.

          2.15  Non-Receipt of Funds by the Administrative Agent.

With respect to all Loans except Negotiated Rate Loans, unless the Administrative Agent shall have been notified by the relevant Borrower prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such payment date an amount equal to the portion of such assumed payment to which such Bank is entitled hereunder, and if such Borrower has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the federal funds market in New York on each such day. A certificate of the Administrative Agent submitted to the relevant Bank with respect to any amount owing under this subsection 2.15 shall be conclusive absent manifest error.

          2.16 Extension of Termination Date. (a) No later than one year prior to the Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an extension of such Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit I, which the Administrative Agent shall promptly furnish to each Bank. If the Required Banks shall approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this subsection 2.16 shall be for a maximum of one year, (ii) after giving effect to any extension, the Termination Date shall not be more than five years after the date of such extension and (iii) the Commitment of any Bank which does not consent in writing to such extension within 30 days of its receipt of such Extension Request (an "Objecting Bank") shall, unless earlier terminated in accordance with this Agreement, expire on the Termination Date in effect on the date of such Extension Request (such Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Bank). If, within 30 days of their receipt of an Extension Request, the Required Banks shall not approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Banks and the Borrowers of any extension of the Termination Date pursuant to this subsection
2.16 and (z) the Borrowers and any other Bank of any Bank which becomes an Objecting Bank.

          (b) Any Objecting Bank the Commitment of which shall expire prior to any extended Termination Date shall, subject to subsection 2.16(c), have its Committed Rate Loans prepaid in full by the applicable Borrower(s) on such expiration date, together with accrued interest thereon, and shall have any accrued and unpaid facility fee or other amount payable to it hereunder paid on the first date to occur following such expiration date on which the fees referred to in subsection 2.4(a) are payable to the non-Objecting Banks or, if such fees shall be so payable on such expiration date, such unpaid facility fee and other amount shall be paid on such expiration date.

          (c) The Borrowers shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and an Objecting Bank in accordance with subsection 2.6, to prepay in full the Committed Rate Loans of such Objecting Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14,
2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or, upon giving not less than three Working Days' notice to such Objecting Bank and the Administrative Agent, to cancel the whole or part of the Commitment of such Objecting Bank, provided that during the period from the Closing Date through April 4, 1996 and, commencing April 5, 1996, during each one-year period thereafter to and including the Termination Date (each, a "Deal Year"), the aggregate Commitments of Banks which are terminated pursuant to this subsection 2.16(c) and are not replaced during such Deal Year pursuant to subsection 2.19 shall not exceed 33-1/3% of the aggregate Commitments in effect on the first day of such Deal Year of Banks which were not Objecting Banks on such first day.

          2.17 Foreign Taxes. (a) All payments made under this Agreement shall be made without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) from or through which any amount is paid under this Agreement excluding, in the case of each Bank, (i) income and franchise taxes (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by a political subdivision or taxing authority thereof or therein but excluding, in the case of any Bank not organized under the laws of the United States, any taxes imposed by the United States by means of withholding at the source), (ii) in the case of any Bank not organized under the laws of the United States, any taxes imposed by the United States by means of withholding at the source unless such Bank has provided the Company, the Capital Corporation and the Administrative Agent with the documents it is required to provide to them under subsection 2.17(c) and (iii) taxes that would not have been imposed on such Bank but for the existence of a connection between such Bank and the jurisdiction imposing such taxes (other than a connection arising principally by virtue of this Agreement) (such non-excluded taxes being called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts so payable to any Bank hereunder, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Foreign Taxes are payable by the Company or the Capital Corporation, as the case may be, as promptly as possible thereafter the Company or the Capital Corporation, as the case may be, shall send to the Administrative Agent, for the account of the affected Bank, a certified copy of the original official receipt, if any, received by the Company or the Capital Corporation, as the case may be, showing payment thereof. If the Company or the Capital Corporation, as the case may be, fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the affected Banks, the required receipts or other required documentary evidence, the Company or the Capital Corporation, as the case may be, shall indemnify such Banks for any incremental taxes, interest or penalties that may become payable by such Banks as a result of any such failure.

          (b) If a Borrower is required by this subsection 2.17 to make a payment to or in respect of any Bank, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14,
2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or on giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of such Bank.

          (c) At least two Business Days prior to the first Borrowing Date or, if such date does not occur within thirty days after the Closing Date, by the end of such thirty-day period, each Bank agrees that it will deliver to each Borrower and the Administrative Agent (i) either (A) a statement that it is incorporated under the laws of the United States or a state thereof or (B) if it is not so incorporated, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 4224 or 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payment under this Agreement without deduction or withholding of any United States Federal income taxes, and (ii) Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank agrees (for the benefit of the Administrative Agent and the Borrowers) to provide the Administrative Agent and the Borrowers a new letter and Form 4224 or 1001 and Form W-8 or W-9, or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter or form previously delivered by it, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income tax, and in the case of a Form W-8 or W-9 establishing exemption from United States backup withholding tax. The Administrative Agent shall not be responsible for obtaining such documentation from any Bank other than Chemical.

          (d) The Company and the Capital Corporation shall not be required to make payments on account of United States withholding taxes to any Bank under the second sentence of subsection 2.17(a) to the extent that such taxes could have been avoided had such Bank complied with a reasonable request by the Company, the Capital Corporation or the Administrative Agent for the forms or documents referred to in subsection 2.17(c).

          (e) To the extent that, as determined by any Bank in its sole discretion and without any obligation to disclose its tax records, Foreign Taxes have been irrevocably utilized by such Bank (either as credits or deductions) to reduce its tax liabilities and such utilization is consistent with its overall tax policies, such Bank shall pay to the Company or the Capital Corporation, as the case may be, an amount equal to such reduction obtained to the extent of such increased amounts paid by the Company or the Capital Corporation to such Bank as aforesaid.

          (f) The obligations of the parties under this subsection 2.17 shall survive termination of this Agreement and payment of the Loans.

          2.18 Confirmations. The Administrative Agent shall, within 15 days following the last day of each calendar quarter (each such period being a "Report Period"), furnish to the Borrowers a written account with respect to all amounts outstanding under the Loan Accounts as at the last day of such Report Period, including an accounting setting forth, for such Report Period the amounts of principal, interest and other sums paid and payable hereunder. The Borrowers shall, within 15 days following receipt of such written account, notify the Administrative Agent of any discrepancies between such written account and the Borrowers' records or, if no such discrepancies exist, furnish written confirmation to the Administrative Agent of the accuracy of such written account. Upon any Bank's request, the Administrative Agent shall furnish to each Bank a copy of such written account together with the Borrowers' response thereto.

          2.19 Replacement of Cancelled Banks. The Borrowers may designate one or more financial institutions to act as a Bank hereunder in place of any Cancelled Bank, and upon the Borrowers, each such financial institution and the Administrative Agent executing a writing substantially in the form of Exhibit L, such financial institution shall become and be a Bank hereunder with all the rights and obligations it would have had if it had been named on the signature pages hereof, and having for all such financial institutions an aggregate Commitment no greater than the whole, or such cancelled part, of the Commitment of the Cancelled Bank in place of which such financial institutions were designated; provided, however, that all rights and obligations of such Cancelled Bank relating to the Loans made by such Cancelled Bank that are outstanding on the date of such cancellation shall be the rights and obligations of such Cancelled Bank and not of any such financial institution; and provided, further, that no such financial institution shall become and be a Tranche B Bank hereunder in place of a Cancelled Bank which was a Tranche B Bank unless concurrently therewith such financial institution or an affiliate thereof becomes a party to the Linked Agreement in accordance with its terms with a "Commitment" under the Linked Agreement. The Administrative Agent shall execute any such writing presented to it and shall notify the Banks of the execution thereof, the name of the financial institution executing such writing and the amount of its Commitment.

          2.20 Certain Notices. Concurrently with the delivery to the Administrative Agent or the Auction Agent hereunder by either Borrower of a notice of borrowing, a notice of prepayment, a notice of reduction or termination of Commitments or a notice requesting extension of the Termination Date, such Borrower will deliver a copy of such notice to the Canadian Administrative Agent. The Administrative Agent will promptly notify the Canadian Administrative Agent of (a) each borrowing of Committed Rate Loans to be made from the Tranche B Banks, (b) the principal amount of Committed Rate Loans to be made by each Tranche B Bank,
(c) the principal amount of each payment in respect of such Loans, (d) any termination or reduction of the Commitments, (e) any extension of the Termination Date and (f) any assignment of all or a portion of any Tranche B Bank's Commitment.
Concurrently with the delivery to the Canadian Administrative Agent by either "Borrower" under (and as defined in) the Linked Agreement of a notice of borrowing, a notice of prepayment, a notice of reduction or termination of commitments under the Linked Agreement or a notice requesting extension of the Termination Date (as defined in the Linked Agreement), the Borrowers will cause such "Borrower" to deliver a copy of such notice to the Administrative Agent. The Canadian Administrative Agent will promptly notify the Administrative Agent of (i) each borrowing of Loans under (and as defined in) the Linked Agreement, (ii) the principal amount of such Loans, (iii) the amount of each principal payment in respect of such Loans, (iv) any termination or reduction of the commitments under the Linked Agreement, (v) any assignment of all or a portion of any Linked Lender's rights or obligations pursuant to Section 15.2 of the Linked Agreement and (vi) the Equivalent Amount of 38% of any stamping fee paid pursuant to subsection 6.1(b) of the Linked Agreement, the period (including the applicable dates) in respect of such stamping fee and the proportion of such stamping fee paid to each Linked Lender.


          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          Each Borrower hereby represents and warrants to the Administrative Agent and to each Bank that:

          3.1 Financial Condition. The consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at October 31, 1994 and the related consolidated statements of income and of cash flow for the fiscal year then ended (including the related schedules and notes) reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Bank, fairly present the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal year then ended. The condensed unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at January 31, 1995 and the related unaudited consolidated statement of income for the three-month period ended on such date, certified by a Responsible Officer of such Borrower, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          3.2 Corporate Existence. Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged.

          3.3 Corporate Power; Authorization; Enforceable Obligations. Such Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize its execution, delivery and performance of this Agreement. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement other than any such consents, authorizations, filings or acts as have been obtained, taken or made and are in full force and effect. This Agreement has been duly executed and delivered on behalf of such Borrower, and this Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether enforcement is sought by proceedings in equity or at law).

          3.4 No Legal Bar. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of such Borrower, and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          3.5  No Material Litigation.   No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues except actions, suits or proceedings which will not materially adversely affect the ability of such Borrower to perform its obligations hereunder. All of the defaults, if any, of such Borrower or any of its Subsidiaries with respect to any order of any Governmental Authority do not, and will not collectively, have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole.

          3.6 Taxes. Each of such Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed (except where the failure to file such tax returns would not have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole), and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than assessments, taxes, fees and other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be).

          3.7 Margin Regulations. No part of the proceeds of any Loan hereunder will be used for any purpose which violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          3.8 Pari Passu Ranking. The indebtedness of such Borrower under its Loans and all other amounts due hereunder ranks at least pari passu with all present and future unsecured senior indebtedness of such Borrower (other than indebtedness preferred by law).

          3.9 No Defaults. No "Event of Default" or similar event, or event which, with the lapse of time or the giving of notice, or both, would constitute such an Event of Default or similar event, has occurred and is continuing hereunder or under any material bond, debenture, note or other evidence of indebtedness, or in any material mortgage, deed of trust, indenture or loan agreement, of such Borrower.

          3.10 Use of Proceeds. The proceeds of the Loans will be used by such Borrower for its general corporate purposes, which shall include, but shall not be limited to, any purchase or other acquisition of all or a portion of the debt or stock or other evidences of ownership of such Borrower or the assets or stock or other evidences of ownership of any other Person or Persons.


          SECTION 4.  CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loan. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Counterparts. The Administrative Agent shall have received counterparts hereof, executed by all of the parties hereto.

          (b) Resolutions. The Administrative Agent shall have received, with a counterpart for each Bank, resolutions, certified by the Secretary or an Assistant Secretary of each Borrower, in form and substance satisfactory to the Administrative Agent, adopted by the Board of Directors of such Borrower authorizing the execution of this Agreement and the performance of its obligations hereunder and any borrowings hereunder from time to time.

          (c) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, an opinion of Frank S. Cottrell, Esq., or his successor, as general counsel, or an associate general counsel, for each of the Borrowers, dated the Closing Date and addressed to the Agents and the Banks, substantially in the form of Exhibit G, and an opinion of Shearman & Sterling, special counsel to the Borrowers, dated the Closing Date and addressed to the Agents and the Banks, substantially in the form of Exhibit
     H. Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

          (d) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (e) Termination of Existing Agreements. The Administrative Agent shall have received evidence satisfactory to it that the commitment of each financial institution to make loans to the Borrowers pursuant to (i) the $1,675,000,000 Credit Agreement, dated as of December 15, 1993, among the Borrowers, the lenders parties thereto, Chemical Bank, as Administrative Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, and the Managing Agents and the Co-Agents named therein, (ii) the $825,000,000 Credit Agreement, dated as of December 15, 1993, among the Borrowers, the lenders parties thereto, Chemical Bank, as Administrative Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, and the Managing Agents and the Co-Agents named therein, (iii) the Credit Agreement, dated as of March 26, 1993, among the Borrowers, the lenders parties thereto and Toronto Dominion (Texas), Inc., as Agent, and (iv) the Loan Agreement, dated as of March 26, 1993, among John Deere Limited, John Deere Finance Limited, the lenders parties thereto and The Toronto-Dominion Bank, as Agent, shall have been terminated in full and the outstanding principal amount of the indebtedness thereunder and all other amounts owing to any bank thereunder shall have been repaid or paid by the Borrowers, John Deere Limited and John Deere Finance Limited.

          (f) Fees. The Administrative Agent shall have received, for the accounts of the Banks and the Administrative Agent, and each Agent shall have received, for the account of such Agent, all accrued fees and expenses owing hereunder or in connection herewith to the Banks and the Agents to be received on the Closing Date.

          (g) Linked Agreement. The Linked Agreement shall have been executed and delivered by the parties thereto and all conditions to the effectiveness of the Linked Agreement shall have been satisfied.

          (h) Additional Matters. All other documents which the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

          4.2  Conditions to All Loans.  The obligation of each
Bank to make any Loan (which shall include the initial Loan to be made by it hereunder) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  The
     representations and warranties made by the Borrowers herein or which are contained in any certificate, document or financial or other statement furnished by either Borrower at any time hereunder or in connection herewith (other than any representations and warranties which by the terms of such certificate, document or financial or other statement do not survive the execution of this Agreement) shall be correct on and as of the date of such Loan as if made on and as of such date except as such representations and warranties expressly relate to an earlier date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans to be made on such date and the application of the proceeds thereof.

          (c) Additional Conditions to Bid Loans. If such Loan is made pursuant to subsection 2.2, all conditions set forth in subsection 2.2(f) shall have been satisfied.

          Each acceptance by either Borrower of a Loan shall constitute a representation and warranty by the relevant Borrower as of the date of such Loan that the applicable conditions in clauses (a), (b) and (c) of this subsection 4.2 have been satisfied.


          SECTION 5.  AFFIRMATIVE COVENANTS

          Each of the Borrowers (except as otherwise specified) hereby agrees that, so long as there is any obligation by any Bank to make Loans to it hereunder, any Loan of such Borrower remains outstanding and unpaid or any other amount is owing by such Borrower to any Bank or any Agent hereunder (unless the Required Banks shall otherwise consent in writing):

          5.1 Financial Statements. Such Borrower shall furnish to each Bank:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of such Borrower, a copy of the consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and of cash flow for such year, reported on by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower, the condensed unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statement of income of such Borrower and its consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, certified by a Responsible Officer of such Borrower (subject to normal year-end audit adjustments);

all such financial statements to present fairly the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries and to be prepared in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2 Certificates; Other Information. Such Borrower shall furnish to each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer of such Borrower stating that (i) he has no knowledge of the occurrence and continuance of any Default or Event of Default except as specified in such certificate, in which case such certificate shall contain a description thereof and a statement of the steps, if any, which such Borrower is taking, or proposes to take, to cure the same and (ii) the financial statements delivered pursuant to subsection 5.1 would not be different if prepared in accordance with GAAP except as specified in such certificate; and

          (b) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

          5.3 Company Indenture Documents. The Company shall, contemporaneously with the delivery thereof to the Trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section
7.03 of the indenture dated July 1, 1994 between the Company and The Chase Manhattan Bank (National Association), as Trustee.

          5.4 Capital Corporation Indenture Documents. The Capital Corporation shall, contemporaneously with the delivery thereof to the Trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section 7.03 of the indenture dated February 1, 1991, between the Capital Corporation and The Bank of New York, as Trustee.

          5.5 Notice of Default. Such Borrower shall promptly give notice to the Administrative Agent of the occurrence of any Default or Event of Default, which notice shall be given in writing as soon as possible, and in any event within 10 days after a Responsible Officer of such Borrower obtains knowledge of such occurrence, with a description of the steps being taken to remedy the same (provided that such Borrower shall not be obligated to give notice of any Default or Event of Default which is remedied prior to or within 10 days after a Responsible Officer of such Borrower first acquires such knowledge). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof.

          5.6 Ownership of Capital Corporation Stock. The Company shall continue to own, directly or through one or more wholly-owned Subsidiaries, free and clear of any lien or other encumbrance, 51% of the voting stock of the Capital Corporation; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company as provided in subsection 7.4.

          5.7 Employee Benefit Plans. The Company shall maintain, and cause each of its Subsidiaries to maintain, each Plan as to which it may have liability, in compliance with all applicable requirements of law and regulations.


          SECTION 6.  NEGATIVE COVENANTS OF THE COMPANY

          The Company hereby agrees that, so long as there is any obligation by any Bank to make Loans hereunder, any Loan remains outstanding and unpaid or any other amount is owing to any Agent or any Bank hereunder, it shall not, nor in the case of subsections 6.2 and 6.3 shall it permit any Restricted Subsidiary to (unless the Required Banks shall otherwise consent in writing):

          6.1  Company May Consolidate, etc., Only on Certain
Terms. Consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an assumption agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Required Banks, the due and punctual payment of the principal of and interest on the Loans to the Company and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

          (b)  immediately after giving effect to such
     transaction, no Default or Event of Default, shall have happened and be continuing;

          (c) if as a result thereof any property or assets of the Company or a Restricted Subsidiary would become subject to any Mortgage not permitted by (i) through (xii) of subsection 6.2(a) or subsection 6.2(b), compliance shall be effected with the first clause of subsection 6.2(a); and

          (d) the Company and the successor Person have delivered to the Administrative Agent an officers' certificate signed by two Responsible Officers of the Company stating that such consolidation, merger, conveyance or transfer and such assumption agreement comply with this subsection 6.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          6.2 Limitation on Liens. (a) Issue, incur, assume or guarantee any debt (hereinafter in this subsection referred to as "Debt") secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter called "Mortgage" or "Mortgages") upon any Important Property, or upon any shares of stock or indebtedness issued or incurred by any Restricted Subsidiary (whether such Important Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

          (i) Mortgages on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or (in addition to Mortgages contemplated by clauses (ii), (iii) and (iv) below) Mortgages on any property existing at the time of acquisition thereof; provided that such Mortgages shall not apply to any Important Property theretofore owned by the Company or any Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

              (ii) Mortgages on any property, shares of stock, or
     indebtedness existing at the time of acquisition thereof from a corporation which is consolidated with or merged into, or substantially all of the assets of which are acquired by, the Company or a Restricted Subsidiary;

             (iii)  Mortgages on property of a corporation
existing at
     the time such corporation becomes a Restricted Subsidiary;

              (iv)  Mortgages to secure Debt of a Restricted
     Subsidiary to the Company or to another Restricted
     Subsidiary;

          (v) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgages and Mortgages given to secure indebtedness incurred in connection with the financing of construction of pollution control facilities, the interest on which indebtedness is exempt from income taxes under the Code;

              (vi) any deposit or pledge of assets (1) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or a Restricted Subsidiary, or (2) as security for the performance of any contract or undertaking not directly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or
     (3) with any governmental agency, which deposit or pledge is required or permitted to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security, or similar matters, or (4) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

             (vii) Mortgages existing on property acquired by the
     Company or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

            (viii) judgment liens, so long as the finality of such
     judgment is being contested in good faith and execution thereon is stayed;

              (ix) Mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Mortgage referred to in the foregoing clauses (i) to
     (viii), inclusive, or in this clause (ix), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property);

          (x) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Restricted Subsidiary or the value of such property for the purposes of such business;

              (xi)  Mortgages on Margin Stock owned by the
Company and
     its Restricted Subsidiaries to the extent such Margin Stock so Mortgaged exceeds 25% of the fair market value of the sum of the Important Property of the Company and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

             (xii) Mortgages on any Important Property of, or any
     shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

          (b) (i) The provisions of subsection 6.2(a) shall not apply to the issuance, incurrence, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with the sum of (A) all other Debt issued or incurred by the Company and its Restricted Subsidiaries secured by Mortgages (other than Mortgages permitted by subsection 6.2(a)) which would otherwise be subject to the foregoing restrictions and (B) the Attributable Debt in respect of Sale and Lease-back Transactions in existence at such time (other than Sale and Lease-back Transactions which, if the Attributable Debt in respect of such Sale and Lease-back had been a Mortgage, would have been permitted by clause (i) of subsection 6.2(a) and other than Sale and Lease-back Transactions the proceeds of which have been applied in accordance with subsection 6.3(b)) does not at the time exceed 5% of Consolidated Net Worth, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

              (ii) For purposes of subsection 6.2(b)(i), the term
"Consolidated Net Worth" shall mean the aggregate of capital and surplus of the Company and its consolidated Subsidiaries, less minority interests in Subsidiaries, determined in accordance with GAAP; and the term "Attributable Debt" shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the interest rate set forth in the Company's 8-1/2% Debentures Due 2022, compounded semi-annually, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          (c) If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into the Company or any Restricted Subsidiary or upon any sale or conveyance of the property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by the Company or any Restricted Subsidiary by purchase or otherwise of all or any part of the property of any other Person, any Important Property theretofore owned by the Company or such Restricted Subsidiary would thereupon become subject to any Mortgage not permitted by the terms of subsection
(a) or (b) of this subsection 6.2, the Company, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest on the Loans (equally and ratably with or prior to any other indebtedness of the Company or such Subsidiary then entitled thereto) by a direct lien on all such property prior to all liens other than any liens theretofore existing thereon by an assumption agreement or otherwise.

          (d) If at any time the Company or any Restricted Subsidiary shall issue, incur, assume or guarantee any Debt secured by any Mortgage not permitted by this subsection 6.2, to which the covenant in subsection 6.2(a) is applicable, the Company will promptly deliver to the Administrative Agent (with counterparts for each Bank):

          (i)  an officers' certificate signed by two Responsible
     Officers of the Company stating that the covenant of the Company contained in paragraph (a) or (c) of this subsection
     6.2 has been complied with; and

              (ii) an opinion of counsel satisfactory to the Administrative Agent to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

          6.3 Limitations on Sale and Lease-back Transactions. Enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Important Property owned or hereafter acquired by the Company or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Important Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-back Transaction") unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company or such Restricted Subsidiary, as applicable) of such property and either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) subsection 6.2(a)(i) or (2) subsection 6.2(b), to incur Debt secured by a Mortgage on the Important Property to be leased without equally and ratably securing the Loans, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount equal to the fair value (as so determined) of such property to the reduction of the Commitments (to be accompanied by prepayment of the Loans in accordance with subsection 2.6 to the extent that the principal amount thereof outstanding prior to such prepayment would exceed the Commitments as so reduced) or to the payment or other retirement of funded debt for money borrowed, incurred or assumed by the Company which ranks senior to or pari passu with the Loans or of funded debt for money borrowed, incurred or assumed by any Restricted Subsidiary (other than, in either case, funded debt owned by the Company or any Restricted Subsidiary). For this purpose, funded debt means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

          6.4  Consolidated Tangible Net Worth.  Permit
Consolidated Tangible Net Worth as at the end of any fiscal quarter of the Company and its consolidated Subsidiaries
(including the last quarter of any fiscal year of the Company and its consolidated Subsidiaries) to be less than $500,000,000.


          SECTION 7.  NEGATIVE COVENANTS OF THE CAPITAL
                      CORPORATION

          The Capital Corporation hereby agrees that, so long as there is any obligation by any Bank to make Loans to the Capital Corporation hereunder, any Loan of the Capital Corporation remains outstanding and unpaid or any other amount is owing by the Capital Corporation to any Bank or any Agent hereunder, the Capital Corporation shall not, nor in the case of the agreements set forth in subsection 7.3 shall it permit any of its Subsidiaries to, directly or indirectly (unless the Required Banks shall otherwise consent in writing):

          7.1 Fixed Charges Ratio. Permit the ratio of Net Earnings Available for Fixed Charges to Fixed Charges for any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be less than 1.05 to 1.

          7.2  Consolidated Senior Debt to Consolidated
Capital Base. Permit the ratio of Consolidated Senior Debt to Consolidated Capital Base as at the end of any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the end of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be more than 8 to 1.

          7.3 Limitation on Liens. Issue, incur, assume or guarantee any Debt secured by any Mortgage upon any of its property or assets, or any of the property or assets of any of its Subsidiaries (whether any such property or assets is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Capital Corporation shall so determine, any other indebtedness of or guaranty by such Borrower or such Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

          (a) Mortgages on fixed assets or other physical properties hereafter acquired to secure all or part of the purchase price thereof or the acquiring hereafter of such assets or properties subject to any existing lien or charge securing indebtedness (whether or not assumed);

          (b) easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Capital Corporation or a Subsidiary of the Capital Corporation;

          (c) any deposit or pledge of assets (i) with any surety company or clerk of any court, or in escrow, as collateral in connection with or in lieu of, any bond on appeal from any judgment or decree against the Capital Corporation or a Subsidiary of the Capital Corporation, or in connection with other proceedings or actions at law or in equity by or against the Capital Corporation or a Subsidiary of the Capital Corporation or (ii) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or (iii) with any governmental agency, which deposit or pledge is required or permitted to qualify the Capital Corporation or a Subsidiary of the Capital Corporation to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security, or similar matters, or (iv) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

          (d) Mortgages by a Subsidiary as security for indebtedness owed to the Capital Corporation;

          (e) liens for taxes and governmental charges not yet due or contested by appropriate proceedings in good faith;

          (f) Mortgages existing on property acquired by the Capital Corporation or a Subsidiary of the Capital Corporation through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

          (g) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

          (h) any Mortgage (other than directly or indirectly to secure borrowed money) if, after giving effect thereto, the aggregate principal sums secured by pledges or liens otherwise within the restrictions in clauses (a) through (h) of this subsection 7.3 do not exceed $500,000;

          (i) any transaction characterized as a sale of receivables (retail or wholesale) but reflected as secured indebtedness on a balance sheet in conformity with generally accepted accounting principles in the United States of America; and

          (j) Mortgages on Margin Stock owned by the Capital Corporation and its Subsidiaries to the extent such Margin Stock exceeds 25% of the fair market value of property and assets of the Capital Corporation and its Subsidiaries (including Margin Stock).

          7.4 Consolidation; Merger. Merge or consolidate with, or sell or convey (other than a conveyance by way of lease) all or substantially all of its assets to, any other corporation, unless (a) the Capital Corporation shall be the surviving corporation in the case of a merger or the surviving, resulting or transferee corporation (the "successor corporation") shall be a corporation organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the due and punctual performance of all of the agreements, covenants and obligations of the Capital Corporation under this Agreement by supplemental agreement satisfactory to the Administrative Agent and executed and delivered to the Administrative Agent by the successor corporation and (b) the Capital Corporation or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such agreements, covenants or obligations; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company, if (i) the Company is the successor corporation (as defined above) and
(ii) subclause (b) above is complied with. Upon any such merger, consolidation, sale or conveyance, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Capital Corporation under this Agreement, with the same effect as if the successor corporation had been named as the Capital Corporation herein and therein.


          SECTION 8.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or to pay any interest on any Loan, in each case within two Business Days after any such amount becomes due in accordance with the terms hereof or shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or pursuant to subsection 4.2 deemed made by either Borrower herein or which is contained in any material certificate, material document or material financial statement or other material statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in subsection 5.6,
     6.1 or 6.4, or the Capital Corporation shall default in the observance or performance of any agreement contained in subsections 7.1, 7.2 or 7.4; or

          (d) Either Borrower shall default in the observance or performance of any agreement contained in this Agreement (other than those agreements referred to above in this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any of the Banks through the Administrative Agent; or

          (e) (i) Either Borrower or any of its Significant Subsidiaries shall default in any payment of principal of or interest on any indebtedness for borrowed money (other than the Loans) in a principal amount in excess of $30,000,000 in the aggregate, or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) any other default (other than any default arising solely out of either Borrower's, or any of its Significant Subsidiaries', violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower's, or such Significant Subsidiary's, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock), or any other event that with notice or the lapse of time, or both, would constitute such a default, under any agreement or instrument relating to any such indebtedness for borrowed money (other than the Loans), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such indebtedness; or
     (iii) any such indebtedness shall, by reason of default, be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof (unless such indebtedness is declared due and payable, or required to be prepaid, solely by reason of either Borrower's, or any of its Significant Subsidiaries', violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower's, or such Significant Subsidiary's, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock); or

          (f) (i) Either Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

          (g) Any action is undertaken to terminate any Plan as to which either Borrower, or any Subsidiary of either Borrower, may have liability, or any such Plan is terminated or such Borrower or Subsidiary withdraws from such Plan, or any Reportable Event as to any such Plan shall occur, and there shall exist a deficiency in the assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, in the aggregate for all such Plans with respect to which any of the foregoing shall have occurred in the immediately preceding 12 consecutive months, of more than 25% of the Consolidated Tangible Net Worth of such Borrower; or

          (h) Any Person shall own beneficially, directly or indirectly, 30% or more of the common stock of the Company; or any Person shall have the power, direct or indirect, to vote securities having 30% or more of the ordinary voting power for the election of directors of the Company or shall own beneficially, directly or indirectly, securities having such power, provided that there shall not be included among the securities as to which any such Person has such power to vote or which such Person so owns securities owned by such Person as nominee for the direct or indirect beneficial owner thereof or securities as to which such power to vote arises by virtue of proxies solicited by the management of the Company; or

          (i) In circumstances not covered by paragraph (e) of this Section 8, amounts outstanding under the Linked Agreement shall have been declared or become due and payable by reason of the occurrence of an "Event of Default" under the Linked Agreement, and such amounts shall not have been repaid in full within 90 days after the date on which such amounts were so declared or become due and payable;

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans shall immediately become due and payable, and (b) if such event is any Event of Default specified in paragraph (a) or (e), then with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, or if such Event is an Event of Default specified in paragraph (b), (c), (d), (g),
(h) or (i), then with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, take either or both of the following actions: (i) by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived with respect to this Agreement.


          SECTION 9.  THE AGENTS

          9.1 Appointment. (a) Each Bank hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes Chemical as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

          (b) Each Bank hereby irrevocably designates and appoints Deutsche Bank AG as the Auction Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes Deutsche Bank AG, as the Auction Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Auction Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that neither the Syndication Agent, the Documentation Agent, any Managing Agent nor any Co-Agent shall have any rights, duties or responsibilities in such respective capacity nor shall any such Person have the authority to take any action hereunder in its capacity as such.

          (d) Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrowers to perform their obligations hereunder. No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Loan, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Loan as the owner thereof for all purposes except as provided in subsections 10.5(c) and 10.5(d). Each Agent shall be fully justified in failing or refusing to take any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, or all of the Banks (if the consent of all of the Banks is required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks, the Required Banks, or all Banks, as applicable; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          9.6 Non-Reliance on Agents and Other Banks. Each Bank expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon each Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by any Agent hereunder, such Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of either Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Banks agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably (as reasonably determined by the Administrative Agent), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or wilful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agents in their Individual Capacities. Each Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder. With respect to its Loans made by it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent and the Auction Agent in their respective individual capacity.

          9.9 Successor Agents. Each Agent may resign as Agent upon 30 days' notice thereof to the Borrowers and the Banks. If any Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, the Auction Agent or Canadian Administrative Agent, as the case may be, and the term "Administrative Agent", "Auction Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. With the written consent of the Required Banks, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Borrowers hereunder, and with the consent of the Required Banks the Administrative Agent on behalf of the Banks may execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver, amendment, supplement or modification shall (a) extend the maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce the rate of any fee payable hereunder or extend the time of payment thereof, in each case, without the written consent of (i) with respect to any such change to any Committed Rate Loan, each Bank and (ii) with respect to any such change to any Bid Loan, the Bank which made such Bid Loan, or (b) change the amount of any Bank's Commitment or the terms of its obligation to make Loans hereunder or amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Majority Banks or Required Banks, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and Auction Agent and, if applicable, any other Agent affected by such amendment, modification or waiver, or (d) extend the Termination Date with respect to any Bank without the written consent of such Bank.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks and the Agents. In the case of any waiver, the Borrowers, the Banks and the Agents shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Anything contained in the foregoing to the contrary notwithstanding, the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan may, from time to time, enter into amendments, supplements or modifications for the purpose of adding any provisions to such Negotiated Rate Loans or changing in any manner the rights of such Bank and such Borrower thereunder and such Bank may waive any of the requirements of such Negotiated Rate Loan; provided, however, that such Borrower and such Bank shall notify the Administrative Agent in writing of any extension of the maturity of such Negotiated Rate Loan or reduction of the principal amount thereof; provided, further, that such Borrower and such Bank shall not extend the maturity of such Negotiated Rate Loan beyond the last day of the Commitment Period.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile transmission, by telephone confirmed in writing or by telegraph and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when received, or, in the case of telegraphic notice, when delivered to the telegraph company or department, addressed as follows in the case of the Borrowers, the Administrative Agent, the Auction Agent and the Canadian Administrative Agent and as set forth on
Schedule III in the case of the other parties hereto, or to such address or other address as may be hereafter notified by the respective parties hereto:

  The Borrowers:

  The Company:             Deere & Company
                           Attention:  Treasurer
                           John Deere Road
                           Moline, Illinois  61265
                           Telephone:  309-765-4405
                           Facsimile:  309-765-5021

  The Capital
    Corporation:           John Deere Capital Corporation
                           Attention:  Manager
                           First National Bank Building
                           1 East First Street
                           Reno, Nevada  89501
                           Telephone:  702-786-5527
                           Facsimile:  702-786-4145

  with a copy to:          Deere & Company
                           Attention:  Treasurer
                           John Deere Road
                           Moline, Illinois  61265
                           Facsimile:  309-765-5021

  The Administrative
    Agent:                 Chemical Bank
                           Attention:  Theodore Swimmer
                           270 Park Avenue
                           New York, New York  10017
                           Telephone:  212-270-5720
                           Facsimile:  212-270-2112

  The Auction Agent:       Deutsche Bank AG Chicago Branch
                           c/o Deutsche Bank AG New York Branch
                           Attention:  Loan Syndications
                           31 West 52nd Street
                           New York, New York  10019


                           Telephone:  212-474-7041
                           Facsimile:  212-474-7048

  The Canadian
    Administrative Agent:  The Toronto-Dominion Bank
                           Attention:  Manager Agency
                           Agency Administration
                           Corporate and Investment Banking

                    Group
                           Toronto Dominion Center
                           Toronto Dominion Tower
                           55 King Street West, 7th Floor
                           Toronto, Ontario
                           Canada  M5K 1A2
                           Telephone:  416-982-3706
                           Facsimile:  416-982-5535

provided that any notice, request or demand to or upon the Administrative Agent, the Auction Agent or the Banks pursuant to subsections 2.1, 2.2, 2.5, 2.6, 2.9, 2.11 and 9.9 shall not be effective until received (including receipt by telephone if permitted hereby).

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Borrower, the Administrative Agent, the Auction Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Payment of Expenses and Taxes. (a) The Company agrees (i) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby in such manner and in such amounts as shall be agreed to in writing by the Company and the Administrative Agent, (ii) to pay or reimburse the Administrative Agent for the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation and execution of, and any amendment, supplement, modification to, this Agreement and other documents prepared in connection herewith, and the consummation of the transaction contemplated hereby and thereby, and (iii) to pay or reimburse each Bank and each Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, fees and disbursements of counsel to each Agent and one counsel representing the Banks.

          (b) The Borrowers agree jointly and severally to indemnify and hold harmless each Agent and each Bank against any and all losses, claims, damages and liabilities (other than in connection with actions, suits and proceedings by any of the Banks against any of the other Banks), joint or several, to which they or any of them may become subject insofar as such losses, claims, damages and liabilities arise out of, relate to or are based on this Agreement (including the responsibilities, duties and obligations of the Banks hereunder and their agreement to make Loans hereunder) in connection with any acquisition or proposed acquisition of any securities or assets by a Borrower or any of its Subsidiaries, and shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability, subject to the following paragraph. This indemnity agreement shall be in addition to any liability which either Borrower may otherwise have.

          (c) Promptly after receipt by an indemnified party under subsection 10.4(b) of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against the Borrowers, notify the Borrowers thereof in writing; but the omission so to notify the Borrowers will not relieve the Borrowers from any liability (otherwise than under this subsection 10.4) which they may have to any indemnified party except as may be required or provided otherwise than under this subsection 10.4. Thereafter, the indemnified party and the Borrowers shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrowers of their obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought hereunder by it and it notifies the Borrowers thereof, the Borrowers will be entitled to participate therein and, to the extent that they may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such indemnified party; provided, however, that (i) if the parties against whom any loss, claim, damage or liability arises include both the indemnified party and a Borrower or any Subsidiary of a Borrower and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to a Borrower or any Subsidiary of a Borrower and may conflict therewith, the indemnified party or parties shall have the right to select one separate counsel for such indemnified party or parties to assume such legal defenses and to otherwise participate in the defense of such loss, claim, damage or liability on behalf of such indemnified party or parties and (ii) if any loss, claim, damage or liability arises out of actions brought by or for the benefit of a Borrower or any Subsidiary of a Borrower, the indemnified party or parties shall have the right to select their counsel and to assume and direct the defense thereof and neither Borrower shall be entitled to participate therein or assume the defense thereof. Upon receipt of notice from the Borrowers to such indemnified party of their election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the Borrowers shall not be liable to such indemnified party under this subsection 10.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Borrowers shall not have employed and continued to employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the Borrowers shall have authorized the employment of counsel for the indemnified party at the expense of the Borrowers.

          (d) Notwithstanding any other provision contained in this subsection 10.4, (i) the Borrowers shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without their consent and (ii) after the Borrowers have assumed the defense of any loss, claim, damage or liability under the preceding paragraph with respect to any Bank, they will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involves the payment of money damages, except if the Borrowers agree with such Bank to pay such money damages, and, if not simultaneously paid, to furnish such Bank with satisfactory evidence of their ability to pay such money damages, and (2) if such settlement, compromise or order involves any relief against such Bank, other than the payment of money damages, except with the prior written consent of such Bank.

          (e) The agreements in this subsection 10.4 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.5 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agents and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in the Loans, Commitments and other interests of such Bank hereunder.
In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement, and the Borrowers, the Administrative Agent and the Auction Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions ("Loan Assignees") any Bid Loan or Negotiated Rate Loan or portion thereof owing to such Bank, pursuant to a Loan Assignment executed by the assignor Bank and the Loan Assignee. Upon such execution, from and after the Transfer Effective Date specified in such Loan Assignment, the Loan Assignee shall, to the extent of the assignment provided for in such Loan Assignment and to the extent permitted by applicable law, be deemed to have the same rights and benefits with respect to such Bid Loans and Negotiated Rate Loans and the same obligation to share pursuant to subsection 10.6 as it would have had if it were a Bank hereunder; provided, that unless such Loan Assignment shall otherwise specify and a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), the assignor Bank shall act as collection agent for the Loan Assignee, and in the case of Bid Loans, the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Bid Loan directly to the assignor Bank without any further liability to the relevant Loan Assignee, and, in the case of Negotiated Rate Loans, the relevant Borrower shall pay all amounts due under the assigned Negotiated Rate Loan directly to the assignor Bank without any further liability to the Loan Assignee. At the request of any Loan Assignee, on or promptly after the Transfer Effective Date specified in such Loan Assignment, the relevant Borrower, at its own expense, shall execute and deliver to the Loan Assignee a promissory note with respect to the Bid Loans or Negotiated Rate Loans to the order of such Loan Assignee in an amount equal to the Bid Loan or Negotiated Rate Loan assigned. Such note shall be dated the Borrowing Date in respect of such Bid Loan or Negotiated Rate Loan and shall otherwise be in the form of Exhibit M; provided, however, that such Borrower shall not be required to execute and deliver more than an aggregate of two notes with respect to the Bid Loans of any Bank with the same Interest Period at any time outstanding. A Loan Assignee shall not, by virtue of such Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that (i) the assignor Bank and the Loan Assignee may, in their discretion, agree between themselves upon the manner in which the assignor Bank will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), neither the principal amount of, the interest rate on, nor the maturity date of, any Bid Loan or Negotiated Rate Loan assigned to a Loan Assignee will be modified without written consent of such Loan Assignee.

          (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, with the consent of the Borrowers, sell to any Bank or any affiliate thereof and to one or more additional banks or other financial institutions ("Purchasing Banks"), portions (subject to the last sentence of this subsection 10.5(d)) of its rights (which rights may include such Bank's rights in respect of Loans it has disbursed) and obligations under this Agreement, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that in any event any such sale by a Tranche B Bank of any portion of its rights (which rights may include such Bank's rights in respect of Loans it has disbursed) and obligations hereunder to a Purchasing Bank must be accompanied by a concurrent assignment by such Tranche B Bank's Affiliated Linked Lender to such Purchasing Bank (or to an affiliate of such Purchasing Bank) of an equal percentage of such Affiliated Linked Lender's rights (which rights may include such Bank's rights in respect of "Loans" disbursed thereunder) and obligations under the Linked Agreement. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (ii) the transferor Bank thereunder shall cease to have rights and obligations under this Agreement to which the Purchasing Bank has succeeded (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitments and Commitment Percentages arising from the purchase by such Purchasing Bank of a portion of the rights and obligations of such transferor Bank under this Agreement. On or promptly after the Transfer Effective Date specified in such Commitment Transfer Supplement, the Purchasing Bank and the Administrative Agent, on behalf of such Purchasing Bank, shall open and maintain in the name of each Borrower a Loan Account with respect to such Purchasing Bank's Committed Rate Loans and Bid Loans to such Borrower. Anything contained in this Agreement to the contrary notwithstanding, no Bank may sell any portion of its rights and obligations under this subsection 10.5(d) to any bank or financial institution if after giving effect to such sale the Commitment of either of the selling and purchasing institutions would be less than $5,000,000.

          (e) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans (other than Negotiated Rate Loans) owing to, each Bank from time to time, and (ii) with respect to each Loan Assignment delivered to the Administrative Agent, the name and address of the Loan Assignee and the principal amount of each Bid Loan owing to such Loan Assignee. The entries in the Register shall constitute prima facie evidence of the accuracy of the information so recorded, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank or Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of a Loan Assignment executed by an assignor Bank and a Loan Assignee, together with payment to the Administrative Agent (by the assignor Bank or the Loan Assignee, as agreed between them) of a registration and processing fee of $2,500, the Administrative Agent shall (i) accept such Loan Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the assignor Bank, the Loan Assignee and the Borrowers. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent (by the transferor Bank or the Purchasing Bank, as agreed between them) of a registration and processing fee of $2,500 for each Purchasing Bank listed in such Commitment Transfer Supplement, the Administrative Agent shall (A) accept such Commitment Transfer Supplement, (B) record the information contained therein in the Register and (C) give prompt notice of such acceptance and recordation to the Banks and the Borrowers.

          (g) The Company authorizes each Bank to disclose to any Participant, Loan Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers and their Subsidiaries which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement or in connection with such Bank's credit evaluation of the Borrowers and their Subsidiaries prior to becoming a party to this Agreement, provided that with respect to confidential data or information described in subsection 10.7, such confidential data may be disclosed only to (i) a Purchasing Bank and/or (ii) any other Transferee or prospective Transferee with the Borrowers' prior written consent, which consent shall not be unreasonably withheld with respect to prospective Participants, Participants, prospective Loan Assignees and Loan Assignees; provided, however, that such Bank shall not disclose any such confidential data or information pursuant to this subsection 10.5(g) unless (i) it has notified the Purchasing Bank or other Transferee or potential Transferee that such data or information are confidential, such notification to be in writing if such data or information are disclosed in writing and orally if such data or information are disclosed orally, and (ii) such Purchasing Bank, Transferee or potential Transferee has agreed in writing to be bound by the provisions of subsection 10.7.

          (h) If, pursuant to this subsection, any loan participation or series of loan participations is sold or any interest in this Agreement is transferred to any Transferee, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer or the first transfer to occur in a series of transfers between such transferor Bank and such Transferee, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Administrative Agent and the Borrowers (A) either (I) a statement that it is incorporated under the laws of the United States or a state thereof or (II) if it is not so incorporated, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 4224 or 1001 or successor applicable form, as the case may be, certifying in each case that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) to provide the transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or 1001 and Form W-8 or W-9, or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form W-8 or W-9 establishing exemption from United States backup withholding tax. The Administrative Agent shall not be responsible for obtaining such documentation except from its own Transferees.

          (i) Nothing in this subsection 10.5 shall prohibit any Bank from pledging or assigning its Loans to any Federal Reserve
Bank in accordance with applicable law.

          10.6 Adjustments. Except as provided in subsection 2.12, if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Committed Rate Loans, or interest thereon or facility fee hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Committed Rate Loans, or interest thereon, or facility fee hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Committed Rate Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Bank so purchasing a portion of another Bank's Committed Rate Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          10.7 Confidentiality. (a) Each of the Agents and the Banks shall, subject as hereinafter provided, keep confidential from any third party any data or information received by them from the Borrowers pursuant to this Agreement which, if provided in writing, is designated in writing as such, and if provided orally, is designated orally as such by the Borrowers except:

          (i) any such data or information as is or becomes publicly available or generally known otherwise than as a result of any breach of the provisions of this subsection
     10.7;

              (ii)  as required by law, rule, regulation or
official
     direction;

             (iii) as may be necessary to protect as against the Borrowers or either of them the interests of the Banks or any of them under this Agreement;

              (iv)  to the extent permitted under subsection
10.5; and

          (v) to the attorneys, accountants and regulators of such Banks, and to each other Bank.

          (b) Each of the Agents and the Banks shall use their reasonable efforts to ensure that any confidential data or information received by them from the Borrowers pursuant to this Agreement which is disclosed to employees of such Agent or Bank (as the case may be) is so disclosed only to the extent necessary for purpose of the administration of this Agreement and, in all cases, on the condition that such information and data shall be kept confidential except for such purpose.

          (c) The provisions of this subsection 10.7 shall survive the payment in full of all amounts payable hereunder and the termination of this Agreement.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

          10.9 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          10.10 Waiver with Respect to Existing Credit Facilities. The Banks parties to the Credit Agreements referred to in subsection 4.1(e)(i) and (ii) hereby waive compliance by the Borrowers with the provisions of subsection 2.5 of each such Credit Agreement to the extent necessary to allow the Borrowers, acting jointly, upon delivery to the Administrative Agent thereunder of a notice of termination, to terminate the "Commitments" thereunder immediately upon such delivery.

          10.11 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Borrowers with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Borrowers accept, for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Borrowers irrevocably agree that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect. Each of the Borrowers, the Agents and the Banks irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Agent or any Bank to bring proceedings against the Borrowers in the courts of any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              DEERE & COMPANY
Attested by:


/s/ Michael A. Harring        By:/s/ Nathan J. Jones
Title:  Assistant Secretary        Title:  Treasurer


                              JOHN DEERE CAPITAL CORPORATION
Attested by:


/s/ Michael A. Harring        By:/s/ Nathan J. Jones
Title:  Assistant Secretary        Title:  Treasurer



                              CHEMICAL BANK, as Administrative
                                Agent, as a Managing Agent and as
                                a Bank



                              By:/s/ Robert Gaynor
                                 Title:  Vice President


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION), as
                                Syndication Agent, as a Managing
                                Agent and as a Bank



                              By:/s/ Patricia B. Bril
                                 Title:  Managing Director


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as
                                   Documentation Agent, as a
                                   Managing Agent and as a Bank



                              By:/s/ Patricia Del Grande
                                 Title:  Vice President


                              DEUTSCHE BANK AG CHICAGO BRANCH, as
                                Auction Agent and as a Managing
                                Agent



                              By:/s/ David S. Berger
                                 Title:  Assistant Vice President



                              By:/s/ Pamela J. Neal
                                 Title:  Assistant Vice President


                              DEUTSCHE BANK AG CHICAGO AND/OR
                                CAYMAN ISLANDS BRANCHES, as a
                                Managing Agent and as a Bank



                              By:/s/ David S. Berger
                                 Title:  Assistant Vice President



                              By:/s/ Pamela J. Neal
                                 Title:  Assistant Vice President


                              THE TORONTO-DOMINION BANK,
                                as Canadian Administrative Agent

                                and as a Managing Agent



                              By:/s/ Bruce Chambers
                                 Title:  Manager


                              TORONTO DOMINION (TEXAS), INC., as
                                a Bank



                              By:/s/ Lisa Allison
                                 Title:  Vice President






                              THE BANK OF NEW YORK, as a Co-Agent

                                and as a Bank



                              By:/s/ Charlotte Sohn

                                 Title:  Assistant Vice President


                              BANQUE NATIONALE DE PARIS, CHICAGO

                                BRANCH, as a Co-Agent and as a

                                Bank



                              By:/s/ Patricia J. Doyle

                                 Title:  Senior Vice President


                              CANADIAN IMPERIAL BANK OF COMMERCE,

                                as a Co-Agent and as a Bank



                              By:/s/ John W. Kunkle

                                 Title:  Authorized Signatory


                              MORGAN GUARANTY TRUST COMPANY OF

                                NEW YORK, as a Co-Agent and as a

                                Bank



                              By:/s/ Patricia Merritt

                                 Title:  Vice President


                              NATIONSBANK OF TEXAS, N.A., as a

                                Co-Agent and as a Bank



                              By:/s/ Perry B. Stephenson

                                 Title:  Senior Vice President


                              ROYAL BANK OF CANADA, as a Co-Agent

                                and as a Bank



                              By:/s/ Preston D. Jones

                                Title:  Senior Manager
                                        Corporate Banking

                              SOCIETE GENERALE, as a Co-Agent and

                                as a Bank



                              By:/s/ Eric E.O. Siebert

                                 Title:  Vice President


                              UNION BANK OF SWITZERLAND, as a Co-

                                Agent and as a Bank



                              By:/s/ Douglas R. Elliott

                                 Title:  Vice President

                                         Corporate Banking


                              By:/s/ Michelle A. Moreno

                                 Title:  Vice President


                              THE BANK OF TOKYO, LTD.
                                CHICAGO BRANCH



                              By:/s/ Joseph P. Howard

                                 Title:  Vice President



                              COMMERZBANK AKTIENGESELLSCHAFT,

                                GRAND CAYMAN BRANCH



                              By:/s/ Mark D. Monson

                                 Title:  Assistant Vice President



                              By:/s/ Joachim G. Fuchs
                                 Title:  Executive Vice President


                              CREDIT SUISSE



                              By:/s/ Harry R. Olsen

                                 Title:  Member of Senior

                                         Management



                              By:/s/ Kristinn R. Kristinsson
                                 Title:  Associate


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By:/s/ Michael W. McCorkle

                                 Title:  Attorney-in-fact


                              THE FUJI BANK, LIMITED



                              By:/s/ Peter L. Chinnici

                                  Title:  Joint General Manager


                              THE LONG TERM CREDIT BANK OF JAPAN,

                                LTD. CHICAGO BRANCH



                              By:/s/ Armund J. Schoen, Jr.

                                 Title:  Vice President and
                                         Deputy General Manager


                              MELLON BANK N.A.



                              By:/s/ Gary Gegick

                                 Title:  Vice President


                              NBD BANK



                              By:/s/ Timothy M. Monohan

                                 Title:  Vice President


                              WACHOVIA BANK OF GEORGIA, N.A.



                              By:/s/ J.P. Peyton

                               Title:  Senior Vice President and


  Group Executive

SCHEDULE I



                          TERMS OF SUBORDINATION


          "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (a) indebtedness of John Deere Capital Corporation (the "Capital Corporation") (including indebtedness of others guaranteed by the Capital Corporation), other than the indebtedness evidenced by the Securities [such term to be defined as the debt to be issued under the indenture or agreement to which this Schedule relates], the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness.


                               SUBORDINATION

          Section 1.  Agreement to Subordinate.

          The Capital Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of Securities, by such holder's acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.


          Section 2. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

          Upon any distribution of assets of the Capital Corporation upon any dissolution, winding up, liquidation or reorganization of the Capital Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Capital Corporation or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Agreement upon the Senior Indebtedness and the holders thereof with respect to the Securities by a lawful plan of reorganization under applicable bankruptcy law),

          (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium if any) and the interest due on the Senior Indebtedness before the holders of the Securities are entitled to receive any payment upon the principal of (or premium, if any) or interest on indebtedness evidenced by the Securities; and

          (b) any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, to which the holders of the Securities or any trustee therefor would be entitled except for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each holder of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, shall be received by any trustee for the holders of the Securities or the holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to any trustee for the holders of the Securities, to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Capital Corporation applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full and no such payments or distributions to the holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Capital Corporation to or on account of the Securities. It is understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Securities is intended to or shall impair, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Capital Corporation, which is unconditional and absolute, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Capital Corporation other than the holders of Senior Indebtedness, nor shall anything herein or in the instruments or other evidence of the Securities prevent any trustee for the holders of the Securities or the holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Agreement or such instrument or other evidence, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Capital Corporation received upon the exercise of any such remedy.


          Section 3.  No Payment on Securities in Event of Non-
Payment When Due of Senior Indebtedness.

          No payment by the Capital Corporation on account of principal (or premium, if any), sinking funds, or interest on the Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

SCHEDULE II


                                COMMITMENTS

Bank
Commitment


PART A:

Chemical Bank
$262,500,000
Bank of America National Trust and
$262,500,000
  Savings Association


The Chase Manhattan Bank (National Association)
$262,500,000
Deutsche Bank AG Chicago and/or
$262,500,000
  Cayman Islands Branches
The Bank of New York
$175,000,000
Banque Nationale de Paris, Chicago Branch
$175,000,000
Morgan Guaranty Trust Company of New York
$175,000,000
NationsBank of Texas, N.A.
$175,000,000
Societe Generale
$175,000,000
Union Bank of Switzerland
$175,000,000
The Bank of Tokyo, Ltd., Chicago Branch
$87,500,000
Commerzbank Aktiengesellschaft,
$87,500,000
  Grand Cayman Branch


Credit Suisse
$87,500,000
The First National Bank of Chicago
$87,500,000
The Fuji Bank, Limited
$87,500,000
The Long Term Credit Bank of Japan, Ltd.
$87,500,000
  Chicago Branch


Mellon Bank, N.A.
$87,500,000
NBD Bank
$87,500,000
Wachovia Bank of Georgia, N.A.
$87,500,000




Total
$2,887,500,000



Part B:

Toronto Dominion (Texas), Inc.
$262,500,000
Canadian Imperial Bank of Commerce
$175,000,000
Royal Bank of Canada
$175,000,000




Total
$612,500,000

SCHEDULE III


                           ADDRESSES FOR NOTICES



Chemical Bank
Attention:  Theodore Swimmer
270 Park Avenue
New York, New York  10017
Telephone:  (212) 270-5720
Facsimile:  (212) 270-2112

The Chase Manhattan Bank
  (National Association)
Attention:  Patricia Bril
Asset Management Group
One Chase Manhattan Plaza, 5th Floor
New York, New York  10081
Telephone:  (212) 552-6233
Facsimile:  (212) 552-7075

Bank of America National Trust
  and Savings Association
Attention:  Patricia Del Grande
231 South LaSalle Street
Chicago, Illinois  60697
Telephone:  (312) 828-3122
Facsimile:  (312) 765-2080

Deutsche Bank AG Chicago and/or
  Cayman Islands Branches
Attention:  Christine Cierpinski
Suite 4350
227 West Monroe Street
Chicago, Illinois  60606
Telephone:  (312) 578-4107
Facsimile:  (312) 578-4111

Toronto Dominion (Texas), Inc.
Attention:  Lisa Allison
909 Fannin, Suite 1700
Houston, Texas  77010
Telephone:  (713) 653-8231
Facsimile:  (713) 951-9921

with a copy to:

The Toronto-Dominion Bank
Attention:  Dylan T. MacKenzie
Suite 5430
70 West Madison Street
Chicago, Illinois  60602
Telephone:  (312) 977-2119
Facsimile:  (312) 782-6337


The Bank of New York
Attention:  Charlotte Sohn
One Wall Street
Central Division - 19th Floor
New York, New York  10286
Telephone:  (212) 635-1147
Facsimile:  (212) 635-1208

Banque Nationale de Paris,
  Chicago Branch
Attention:  Christine Howatt
209 South LaSalle Street
Chicago, Illinois  60604
Telephone:  (312) 977-1383
Facsimile:  (312) 977-1380

Canadian Imperial Bank of Commerce
Attention:  John W. Kunkle
200 West Madison
Suite 2300
Chicago, Illinois  60606
Telephone:  (312) 750-8732
Facsimile:  (312) 726-8884

Morgan Guaranty Trust Company
  of New York
Attention:  Patricia Merritt
60 Wall Street
22nd Floor
New York, New York  10260
Telephone:  (212) 648-6744
Facsimile:  (212) 648-5336

NationsBank of Texas, N.A.
Attention:  Perry B. Stephenson
901 Main Street
67th Floor
P.O. Box 831000
Dallas, Texas  75283
Telephone:  (214) 508-0913
Facsimile:  (214) 508-0980

Royal Bank of Canada
Grand Cayman (North America No. 1) Branch
c/o New York Operations Center
Attention:  Manager, Loans Administration
Financial Square
23rd Floor
New York, New York  10005
Telephone:  (212) 428-6311
Facsimile:  (212) 428-2372

with a copy to:

Royal Bank of Canada
Attention:  Preston D. Jones
One North Franklin Street
Suite 700
Chicago, Illinois  60606
Telephone:  (312) 551-1618
Facsimile:  (312) 551-0805

Societe Generale
Attention:  Eric E.O. Siebert, Jr.
181 West Madison Street
Suite 3400
Chicago, Illinois  60602
Telephone:  (312) 578-5003
Facsimile:  (312) 578-5099

Union Bank of Switzerland
Attention:  Douglas R. Elliott
30 South Wacker Drive
Chicago, Illinois  60606
Telephone:  (312) 993-5468
Facsimile:  (312) 993-5530

The Bank of Tokyo, Ltd.
  Chicago Branch
Attention:  Jennifer Nelson
69 West Washington Street
9th Floor
Chicago, Illinois  60602
Telephone:  (312) 236-3132
Facsimile:  (312) 236-8268

Commerzbank Aktiengesellschaft,
  Grand Cayman Branch
Attention:  Mark Monson
311 South Wacker Drive
Suite 5800
Chicago, Illinois  60606
Telephone:  (312) 408-6920
Facsimile:  (312) 435-1486

Credit Suisse
Attention:  Hazel Leslie
12 East 49th Street
41st Floor
New York, New York  10017
Telephone:  (212) 238-5218
Facsimile:  (212) 238-5246

The First National Bank
  of Chicago
Attention:  Michael W. McCorkle
One First National Plaza
Suite 0324
Chicago, Illinois  60670
Telephone:  (312) 732-3568
Facsimile:  (312) 732-1712

The Fuji Bank, Limited
Attention:  Richard J. Dunning
225 West Wacker Drive
Suite 2000
Chicago, Illinois  60606
Telephone:  (312) 621-9485
Facsimile:  (312) 621-0539

The Long Term Credit Bank of Japan, Ltd.
  Chicago Branch
Attention:  John Carley
190 South LaSalle Street
Suite 800
Chicago, Illinois  60603
Telephone:  (312) 853-9516
Facsimile:  (312) 704-8505

Mellon Bank N.A.
Attention:  Jeffrey M. Anderson
55 West Monroe
Suite 2600
Chicago, Illinois  60603
Telephone:  (312) 357-3405
Facsimile:  (312) 357-3414

NBD Bank
Attention:  Timothy M. Monahan
611 Woodward Avenue
Detroit, Michigan  48226
Telephone:  (313) 225-2762
Facsimile:  (313) 225-3269

Wachovia Bank of Georgia, N.A.
Attention:  Shedrick La-Vern Cleveland
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Telephone:  (404) 332-1197
Facsimile:  (404) 332-6898

EXHIBIT A


                        [FORM OF BORROWING NOTICE]



                                           ,


Chemical Bank
  as Administrative Agent under the
  Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

Gentlemen:

       Pursuant to subsection 2.1(c) of the $3,500,000,000
Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the undersigned hereby requests that the following Committed Rate
Loans be made on __________,      as follows:

  (1).  Total Amount of Committed Rate
        Loans..........................   $

  (2).  Amount of (1) to be allocated to
        Eurodollar Loans...............   $

  (3).  Amount of (1) to be allocated to
        C/D Rate Loans.................   $

  (4).  Amount of (1) to be allocated to
        ABR Loans.....................    $

  (5A). Interest Periods and amounts to be allocated thereto in respect of
        Eurodollar Loans (amounts must total (2)):

         (i)  one month................   $

        (ii)  two months...............   $

       (iii)  three months.............   $

        (iv)  six months...............   $

       Total Eurodollar Loans..........   $


  (5B).  Interest Periods and amounts to
         be allocated thereto in respect
         of C/D Rate Loans (amounts must
         total (3)):

         (i)  30 days..................   $

        (ii)  60 days..................   $

       (iii)  90 days..................   $

        (iv)  180 days.................   $

        Total C/D Rate Loans...........   $

NOTE:  THE AMOUNT APPEARING IN LINE (1) ABOVE
       MUST BE AT LEAST EQUAL TO $25,000,000 AND
       IN A WHOLE MULTIPLE OF $5,000,000 AND THE
       AMOUNTS APPEARING IN EACH OTHER LINE ABOVE
       MUST BE AT LEAST EQUAL TO $10,000,000 AND IN
       A WHOLE MULTIPLE OF $1,000,000.

       Terms defined in the Credit Agreement shall have the same meanings when used herein.

                      Very truly yours,

                      [DEERE & COMPANY]
                      [JOHN DEERE CAPITAL CORPORATION]


                      By:
                         Title:

EXHIBIT B



                        [FORM OF BID LOAN REQUEST]





                                          ,



Deutsche Bank AG Chicago Branch,
  as Auction Agent under the Credit
  Agreement referred to below
c/o Deutsche Bank AG New York Branch
31 West 52nd Street
New York, New York  10019

Dear Sirs:

       Reference is made to the $3,500,000,000 Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

       This is an [Index Rate] [Absolute Rate] Bid Loan Request pursuant to subsection 2.2 of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount $          $          $

Borrowing Date

Interest Period

Maturity Date

Interest Payment Dates

Interest Rate Basis         360 day year

       NOTE:     THE AGGREGATE PRINCIPAL AMOUNTS APPEARING ABOVE
                 MUST BE IN THE AGGREGATE AT LEAST EQUAL TO
                 $25,000,000 AND IN A WHOLE MULTIPLE OF
                 $5,000,000.

                      Very truly yours,

                      [DEERE & COMPANY]
                      [JOHN DEERE CAPITAL CORPORATION]


                      By:
                         Title:













Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

 EXHIBIT C



                          [FORM OF BID LOAN OFFER]






  Deutsche Bank AG Chicago Branch, as Auction
    Agent under the Credit Agreement
    referred to below
  c/o Deutsche Bank AG New York Branch
  31 West 52nd Street
  New York, New York  10019

  Dear Sirs:

            Reference is made to the $3,500,000,000 Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY,
JOHN
  DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK
(NATIONAL
  ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL
TRUST
  AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK
AG
  CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein
  and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the
"Credit
  Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

       In accordance with subsection 2.2 of the Credit Agreement, the undersigned Bid Loan Bank offers to make Bid Loans thereunder
  in the following amounts with the following maturity dates:

  Borrowing Date:

  Aggregate Maximum Amount:  $

Maturity Date 1:    :  Maturity Date 2:   :  Maturity Date 3:   :

  Maximum Amount   $     Maximum Amount  $     Maximum Amount  $



  Rate*    Amount  $     Rate*    Amount $     Rate*    Amount $



  Rate*    Amount  $     Rate*    Amount $     Rate*    Amount $



                             Very truly yours,

                             [NAME OF BID LOAN BANK]


                             By:
                                Name:
                                Title:
                                Telephone:
                                Facsimile:

  *  If Index Rate Bid Loan, insert percentage above or below
       Eurodollar Rate.

EXHIBIT D



                    [FORM OF BID LOAN CONFIRMATION]








  Deutsche Bank AG Chicago Branch, as Auction Agent
    under the Credit Agreement referred
    to below
  c/o Deutsche Bank AG New York Branch
  31 West 52nd Street
  New York, New York  10019

  Dear Sirs:

            Reference is made to the $3,500,000,000 Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

            In accordance with subsection 2.2 of the Credit Agreement, the undersigned accepts and confirms the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on
           , ____ [Borrowing Date] under said subsection 2.2 in the (respective) amount(s) set forth on the attached list of Bid Loans offered.


                           Very truly yours,

                           [DEERE & COMPANY]
                           [JOHN DEERE CAPITAL CORPORATION]


                           By:
                              Title:


  [Borrower to attach Bid Loan Offer list prepared by Auction
  Agent with accepted amount entered by the Borrower to right of each Bid Loan Offer].

EXHIBIT E



                       [FORM OF LOAN ASSIGNMENT]




                            LOAN ASSIGNMENT


            LOAN ASSIGNMENT, dated as of the date set forth in
  Item 1 of Schedule I hereto, among the Assignor Bank set forth in Item 2 of Schedule I hereto (the "Assignor Bank"), the Loan Assignee set forth in Item 3 of Schedule I hereto (the "Loan Assignee"), and CHEMICAL BANK, as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent").


                         W I T N E S S E T H :


            WHEREAS, this Loan Assignment is being executed and delivered in accordance with subsection 10.5(c) of the $3,500,000,000 Credit Agreement, dated as of April 5, 1995 among DEERE & COMPANY (the "Company"), JOHN DEERE CAPITAL CORPORATION (the "Capital Corporation"), the Assignor Bank and the other Banks party thereto, the Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined); and

            WHEREAS, the Assignor Bank has advanced to [the Company] [the Capital Corporation] the Bid Loan or Negotiated Rate Loan or portion thereof described in Item 5 of Schedule I hereto (the "Loan"), and the Assignor Bank is assigning the Loan to the Loan Assignee pursuant to this Loan Assignment;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. The Assignor Bank acknowledges receipt from the Loan Assignee of an amount equal to the purchase price, as agreed between the Assignor Bank and the Loan Assignee, of the outstanding principal amount of, and accrued interest on, the Loan. The Assignor Bank hereby irrevocably sells, assigns and transfers to the Loan Assignee without recourse, representation or warranty, and the Loan Assignee hereby irrevocably purchases, takes and acquires from the Assignor Bank, the Loan, together with all instruments, documents and collateral security pertaining thereto.

            2. (a) From and after the date set forth in Item 4 of Schedule I hereto (the "Transfer Effective Date"), principal and interest that would otherwise be payable to or for the account of the Assignor Bank pursuant to the Loan shall, instead, be payable to or for the account of the Loan Assignee.

            (b)  If Item 6 of Schedule I hereto contains
  payment instructions for the Loan Assignee and if the Loan Assignee delivers a copy of this Loan Assignment to the Administrative Agent in accordance with subsection 10.5(f) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the Loan Assignee, the Loan Assignee hereby instructs the Administrative Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2 in accordance with such payment instructions. If Item 6 of Schedule I hereto does not contain payment instructions for the Loan Assignee (or a copy hereof is not delivered to the Administrative Agent as aforesaid), the Assignor Bank and the Loan Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Bank is hereby appointed by the Loan Assignee as its collection agent to receive from the Administrative Agent, for and on behalf of and for the account of the Loan Assignee, all amounts payable to or for the account of the Loan Assignee under the Loan; the Assignor Bank will immediately pay over to the Loan Assignee any such amounts received by it, in like funds as received.

            3. Each of the parties to this Loan Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loan Assignment.

            4.  By executing and delivering this Loan
  Assignment, the Assignor Bank and the Loan Assignee confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Capital Corporation or the performance or observance by the Company or the Capital Corporation of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) the Loan Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1 of the Credit Agreement (unless financial statements referred to in subsection 5.1(a) of the Credit Agreement have become available), the financial statements delivered pursuant to subsection 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loan Assignment; (iv) the Loan Assignee will, independently and without reliance upon the Administrative Agent, the Assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the Loan Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement.

            5.  The Loan Assignee represents that it is
  organized under the laws of              .  If the Loan
  Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, the Loan Assignee (i) represents to the Assignor Bank (for the benefit of the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation]) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, [the Company] [the Capital Corporation] or the Assignor Bank with respect to any payments to be made to the Loan Assignee in respect of the Loan, (ii) will furnish to the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation], on or prior to the Transfer Effective Date, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, to the Credit Agreement and two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Loan Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan),
  (iii) will furnish to the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation], on or prior to the Transfer Effective Date either U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-9 (wherein the Loan Assignee claims entitlement to complete exemption from U.S. federal backup withholding tax on all interest payments under the Loan) and (iv) agrees (for the benefit of the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation]) to provide the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation] a new Form 4224 or Form 1001 and Form W-8 or W-9 or successor applicable form or other manner of certification on or before the expiration or obsolescence of, or after the occurrence of any event requiring a change in, any previously delivered letter or form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Loan Assignee, and comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and such backup withholding tax exemption.

            6.  The Loan Assignee agrees to be bound by
  subsection 10.7 of the Credit Agreement relating to confidentiality.

            7. This Loan Assignment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


            IN WITNESS WHEREOF, the parties hereto have caused this Loan Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I
                                               TO LOAN
                                               ASSIGNMENT



  Item 1    (Date of Loan
            Assignment):             [Insert date of Loan
                                       Assignment]

  Item 2    (Assignor Bank):         [Insert name of Assignor
                                       Bank]

  Item 3    (Loan Assignee):         [Insert name, address,
                                       telephone and telex
                                       numbers and name of
                                       contact party of Loan
                                       Assignee]

  Item 4    (Transfer Effective
            Date):                   [Insert Transfer Effective
                                       Date] [To be a date not
                                       less than five Business
                                       Days after date of Loan
                                       Assignment]

  Item 5    (Description of Loan):

                 a.   Borrowing Date and Maturity Date of Bid
                        Loan or Negotiated Rate Loan:

                 b.   Principal Amount of Loan:

  Item 6    (Payment Instructions):  [Complete only if payments
                                       are to be made by
                                       Administrative Agent to
                                       Loan Assignee rather than
                                       to Assignor Bank as
                                       collection agent for Loan
                                       Assignee; leave blank if
                                       Assignor Bank is to act as
                                       such collection agent]

  Item 7    (Signatures):


                                                 , as
                                Assignor Bank


                             By:
                                Title:


                                                 , as
                               Loan Assignee


                             By:
                                Title:


  ACCEPTED FOR RECORDATION
    IN REGISTER:

  CHEMICAL BANK, as Administrative
    Agent


  By:
     Title:

EXHIBIT F



                [FORM OF COMMITMENT TRANSFER SUPPLEMENT]



                     COMMITMENT TRANSFER SUPPLEMENT


            COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), DEERE & COMPANY, a Delaware corporation (the "Company"), JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (the "Capital Corporation"), and CHEMICAL BANK, as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent").


                         W I T N E S S E T H :


            WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 10.5(d) of the $3,500,000,000 Credit Agreement, dated as of April 5, 1995, among the Company, the Capital Corporation, the Transferor Bank and the other Banks party thereto, the Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

            WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

            WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. From and after the Transfer Effective Date set forth in Item 4 of Schedule I hereto (the "Transfer Effective
  Date"), each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

            2. The Transferor Bank acknowledges receipt from each Purchasing Bank of an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Committed Rate Loans and other amounts owing to the Transferor Bank under the Credit Agreement (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank). The Transferor Bank hereby irrevocably sells, assigns and transfers to each Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Committed Rate Loans and other amounts owing to the Transferor Bank under the Credit Agreement (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank) together with all instruments, documents and collateral security pertaining thereto.

            3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and
  (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

            4. (a) From and after the Transfer Effective Date, principal, interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Committed Rate Loans (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank) shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

            (b) The Transferor Bank and each Purchasing Bank hereby agree and instruct the Administrative Agent that, notwithstanding the provisions of subparagraph (a) of this paragraph 4, on each date hereafter on which interest or fees are payable under the Credit Agreement and the Committed Rate Loans in respect of any period (an "Accrual Period") ending on or prior to the Transfer Effective Date, any such interest or fees payable to the Purchasing Bank on account of such Accrual Period in respect of its interests as reflected in this Commitment Transfer Supplement shall be paid over to the Transferor Bank (and, if such interest or fees are not paid in full when due, the payment over to the Transferor Bank shall be ratable), and the Transferor Bank and such Purchasing Bank will make appropriate arrangements for the payment to such Purchasing Bank of the portion thereof owing to it to reflect the amount, if any, included in the Purchase Price for interest and fees in respect of any Accrual Period.

            5. On or promptly after the Transfer Effective Date specified in this Commitment Transfer Supplement, the Purchasing Bank and the Administrative Agent, on behalf of such Purchasing Bank, shall open and maintain in the name of each Borrower a Loan Account with respect to such Purchasing Bank's Committed Rate Loans and Bid Loans to such Borrower.

            6. Concurrently with the execution and delivery hereof, the Administrative Agent will, at the expense of the Transferor Bank, provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to the Administrative Agent on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

            7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

            8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Committed Rate Loans or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Capital Corporation or the performance or observance by the Company or the Capital Corporation of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1 of the Credit Agreement, the financial statements delivered pursuant to subsection 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

            9.  The Purchasing Bank represents that it is
  organized under the laws of              .  If the Purchasing
  Bank is organized under the laws of any jurisdiction other than the United States or any State thereof, the Purchasing Bank (i) represents to the Transferor Bank (for the benefit of the Transferor Bank, the Administrative Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the Transferor Bank with respect to any payments to be made to the Purchasing Bank in respect of the Loans, (ii) will furnish to the Transferor Bank, the Administrative Agent and the Borrowers, on or prior to the Transfer Effective Date, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, to the Credit Agreement and two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Purchasing Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments in respect of the Loans), (iii) will furnish to the Transferor Bank, the Administrative Agent and the Borrowers, on or prior to the Transfer Effective Date either U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-9 (wherein the Purchasing Bank claims entitlement to complete exemption from U.S. federal backup withholding tax on all interest payments under the Loan) and (iv) agrees (for the benefit of the Transferor Bank, the Administrative Agent and the Borrowers), to provide the Transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 and Form W-8 or W-9 or successor applicable form or other manner of certification on or before the expiration or obsolescence of, or after the occurrence of any event requiring a change in, any previously delivered letter or form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Purchasing Bank, and comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and such backup withholding tax exemption.

            10. The Purchasing Bank agrees to be bound by subsection 10.7 of the Credit Agreement relating to confidentiality.

            11.  Schedule II hereto sets forth the revised
  Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

            12. This Commitment Transfer Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


            IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I
                                               TO
                                               COMMITMENT
                                               TRANSFER
                                               SUPPLEMENT



                     COMPLETION OF INFORMATION AND
                       SIGNATURES FOR COMMITMENT
                          TRANSFER SUPPLEMENT


  Item 1   (Date of Commitment       [Insert date of Commitment
            Transfer Supplement):    Transfer Supplement]

  Item 2   (Transferor Bank):        [Insert name of Transferor
                                       Bank]

  Item 3   (Purchasing Bank[s]):     [Insert name[s] of


                                       Purchasing Bank[s]]

  Item 4   (Transfer Effective       [Insert Transfer Effective
            Date):                   Date] [To be a date not
                                       less than five Business
                                       Days after date of
                                       Commitment Transfer


                                       Supplement]

  Item 5    (Signatures of Parties
            to Commitment Transfer
            Supplement):
                                                 ,
                              as Transferor Bank


                             By:
                                Title:


                                                 ,
                             as a Purchasing Bank


                             By:
                                Title:


                                                 ,
                             as a Purchasing Bank


                             By:
                                Title:



  CONSENTED TO AND ACKNOWLEDGED:

  DEERE & COMPANY


  By:
     Title:

  JOHN DEERE CAPITAL CORPORATION


  By:
     Title:



  ACCEPTED FOR RECORDATION
    IN REGISTER:

  CHEMICAL BANK, as Administrative
    Agent


  By:
     Title:

                                          SCHEDULE II
                                          TO COMMITMENT
                                          TRANSFER
                                          SUPPLEMENT



                   LIST OF LENDING OFFICES, ADDRESSES
                  FOR NOTICES AND COMMITMENT AMOUNTS



  [Name of Transferor Bank] Revised Commitment Amount:        $





                            Revised Commitment Percentage:






  [Name of Purchasing Bank] New Commitment Amount:            $




  Address for Notices:
                            New Commitment Percentage:






  Attn:
  Telephone:
  Facsimile:


  [Name of Purchasing Bank] New Commitment Amount:            $




  Address for Notices:
                            New Commitment Percentage:





  Attn:
  Telephone:
  Facsimile:

EXHIBIT G



                  [FORM OF OPINION OF GENERAL COUNSEL
                           TO THE BORROWERS]




  To each of the Banks parties to
  the Credit Agreement referred
  to below, to Chemical Bank,
  as Administrative Agent, The
  Chase Manhattan Bank (National
  Association), as Syndication
  Agent, Bank of America National
  Trust and Savings Association,
  as Documentation Agent, Deutsche
  Bank AG Chicago Branch, as
  Auction Agent, and The Toronto-
  Dominion Bank, as Canadian
  Administrative Agent


                          Deere & Company and
                     John Deere Capital Corporation

  Gentlemen:

            This opinion is furnished to you pursuant to subsection 4.1(c) of the $3,500,000,000 Credit Agreement dated as of April 5, 1995 (the "Credit Agreement") among Deere & Company (the "Company"), John Deere Capital Corporation (the "Capital Corporation", the Company and the Capital Corporation being referred to herein individually as a "Borrower" and collectively as the "Borrowers"), the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein for said Banks.
  Terms defined in the Credit Agreement are used herein as therein defined.

            I am General Counsel of the Company and have acted as counsel for the Capital Corporation in this matter. I am familiar with the corporate history and organization of each Borrower and of its Subsidiaries and the proceedings relating to the authorization, execution and delivery by each Borrower of the Credit Agreement. In that connection I have examined or caused to have examined:

            1.   The Credit Agreement;

            2.   The documents furnished by each of the
                   Borrowers pursuant to Section 4 of the Credit
                   Agreement;

            3.   The Certificates of Incorporation of the
                   Borrowers and all amendments thereto (the
                   "Charters");

            4.   The bylaws of the Borrowers and all amendments
                   thereto (the "Bylaws"); and

            5.   Certificates of the Secretary of State of
                   Delaware, each dated a recent date, attesting to the continued corporate existence and good standing of the Borrowers in that State.

            In addition, I have reviewed or caused to have reviewed such of the corporate proceedings of the Borrowers, and have examined such documents, corporate records, and other instruments relating to the organization of the Borrowers and their respective Subsidiaries and such other agreements and instruments to which the Borrowers and their respective Subsidiaries are parties, as I consider necessary as a basis for the opinions hereinafter expressed. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Auction Agent, the Canadian Administrative Agent, the Managing Agents and the Co-Agents, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies.

            I am qualified to practice law in the State of Illinois and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

            Based upon the foregoing and upon such
  investigation as I have deemed necessary, I am of the following opinion:

            1.   Each Borrower is a corporation duly organized,
                   validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own its properties.

            2.   The execution, delivery and performance by
                   each Borrower of the Credit Agreement are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and (i) do not contravene, or constitute a default under the Charter or the Bylaws of such Borrower, any judgment, law, rule or regulation applicable to such Borrower, or any Contractual Obligation by which such Borrower is bound or (ii) result in the creation of any lien, charge or encumbrance upon any of its property or assets. The Credit Agreement has been duly executed and delivered on behalf of each Borrower.

            3.   No authorization, approval, or other action
                   by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower of the Credit Agreement.

            4.   There is no pending or, to the best of my
                   knowledge, threatened action or proceeding against either Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or operations of such Borrower and its Subsidiaries taken as a whole.

            I am aware that Shearman & Sterling will rely upon the opinions set forth in paragraphs 1, 2, and 3 of this opinion in rendering their opinion furnished pursuant to subsection 4.1(c) of the Credit Agreement and consent thereto.

                                Very truly yours,



                                Frank S. Cottrell

EXHIBIT H



              [FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                           TO THE BORROWERS]





  To each of the Banks parties to the
  Credit Agreement referred to below, to
  Chemical Bank, as Administrative
  Agent, The Chase Manhattan Bank
  (National Association), as Syndication
  Agent, Bank of America National Trust
  and Savings Association, as
  Documentation Agent, Deutsche Bank
  AG Chicago Branch, as Auction Agent,
  and The Toronto-Dominion Bank, as
  Canadian Administrative Agent


                            Deere & Company
                     John Deere Capital Corporation


  Ladies and Gentlemen:

            This opinion is furnished to you pursuant to subsection 4.1(c) of the $3,500,000,000 Credit Agreement, dated as of April 5, 1995 (the "Credit Agreement"), among Deere & Company (the "Company"), John Deere Capital Corporation (the "Capital Corporation", the Company and the Capital Corporation being referred to herein individually as a "Borrower" and collectively as the "Borrowers"), the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

            We have acted as special New York counsel for the Borrowers in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection we have examined:

            (1)  the Credit Agreement; and

            (2)  the documents furnished by each of the
         Borrowers pursuant to Section 4 of the Credit Agreement.

            We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that the Banks and the Agents will perform the Credit Agreement reasonably and in good faith and will act reasonably and in good faith in taking action, exercising discretion and making determinations thereunder. We have also assumed that no Bid Loan or Negotiated Rate Loan made in an amount of less than $2,500,000 will bear interest at a rate greater than 25% per annum.

            We are qualified to practice law in the State of New York. We do not express any opinion herein concerning any laws other than the laws of the State of New York and the Federal laws of the United States. To the extent our opinions expressed below involve conclusions as to matters set forth in paragraph 1, 2 or 3 of the opinion of Frank S. Cottrell, General Counsel to the Borrowers, a copy of which is attached hereto, we have, with your permission, relied on such opinion.

            Based upon the foregoing and upon such
  investigation as we have deemed necessary, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization and moratorium) or similar law affecting creditors' rights generally and (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                                Very truly yours,



                                  SHEARMAN & STERLING

EXHIBIT I



                      [FORM OF EXTENSION REQUEST]




                         _______________, ____



  Chemical Bank, as Administrative Agent
  270 Park Avenue
  New York, New York  10017

  Attention:

  Dear Sirs:

            Reference is made to the $3,500,000,000 Credit Agreement, dated as of April 5, 1995 among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.
            This is an Extension Request pursuant to subsection
  2.16 of the Credit Agreement requesting an extension of the Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Banks.
  Very truly yours,

                           DEERE & COMPANY


                           By:_____________________
                              Title:


                           JOHN DEERE CAPITAL CORPORATION


                           By:_____________________
                              Title:

EXHIBIT J



                          [FORM OF TAX LETTER]

                [To be sent in DUPLICATE and accompanied
                 by TWO executed copies of Form 1001 of
                     the Internal Revenue Service]

                          [Bank's Letterhead]






,



  Deere & Company
  John Deere Road
  Moline, Illinois  61265
  Attention:  Treasurer

  John Deere Capital Corporation
  First National Bank Building
  1 East First Street
  Reno, Nevada  89501
  Attention:  Manager


                 Re:  $3,500,000,000 Credit
                      Agreement dated as of April 5, 1995 with Deere & Company and John Deere Capital
                      Corporation


  Dear Sirs:

            In connection with the $3,500,000,000 Credit
  Agreement, dated as of April 5, 1995, among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein, we hereby represent and warrant that [name of Bank, address] is a [name of Country] corporation and is currently exempt from any U.S. federal withholding tax on payments to it from U.S. sources by virtue of compliance with the provisions of the Income Tax Convention between the United States and [name of Country] signed [date], [as amended]. Our fiscal year is the twelve
  months ending [               ].

            The undersigned (a) is a corporation organized
  under the laws of [               ] whose registered business
  is managed or controlled in [               ], (b) [does not
  have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States but the above Agreement is not effectively connected with such permanent establishment or fixed base],
  (c) is not exempt from tax on the income in [              ]
  and (d) is the beneficial owner of the income.

            We enclose herewith two copies of Form 1001 of the U.S. Internal Revenue Service.


                             Yours faithfully,

                             [NAME OF BANK]


                             By:
                                Title:

  cc:  Chemical Bank, as Administrative Agent

EXHIBIT K



                          [FORM OF TAX LETTER]

                [To be sent in DUPLICATE and accompanied
                 by TWO executed copies of Form 4224 of
                     the Internal Revenue Service]

                          [Bank's Letterhead]





____________, ____



  Deere & Company
  John Deere Road
  Moline, Illinois  61265
  Attention:  Treasurer

  John Deere Capital Corporation
  First National Bank Building
  1 East First Street
  Reno, Nevada  89501
  Attention:  Manager


                 Re:  $3,500,000,000 Credit Agreement
                      dated as of April 5, 1995 with
                      Deere & Company and John Deere
                      Capital Corporation


  Dear Sirs:

            In connection with the above $3,500,000,000 Credit Agreement, dated as of April 5, 1995, among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein, we hereby represent and warrant that [name of Bank, address] is a corporation and is entitled to exemption from U.S. federal withholding tax on payments to it under the Agreement by virtue of Section 1441(c)(1) of the Internal Revenue Code of the United States of America and Treasury Regulation Section 1.1441-4(a) thereunder.

            We enclose herewith two copies of Form 4224 of the U.S. Internal Revenue Service.

                             Yours faithfully,

                             [NAME OF BANK]


                             By
                               Title:

  cc:  Chemical Bank, as Administrative Agent

                                                    EXHIBIT  L

                          [FORM OF AGREEMENT]




            THIS AGREEMENT, dated as of           ,
  ("Agreement"), among Deere & Company (the "Company"), John
  Deere Capital Corporation (the "Capital Corporation"),
  ____________ ("New Bank") and Chemical Bank, as
  Administrative Agent for the Existing Banks referred to below.


                         W I T N E S S E T H :

            WHEREAS, the Company, the Capital Corporation, the several financial institutions parties thereto (the "Existing Banks") Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein are parties to a $3,500,000,000 Credit Agreement, dated as of April 5, 1995 (as the same may have been or may hereafter be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined);

            WHEREAS, subsection 2.19 of the Credit Agreement provides that one or more financial institutions (which may be Existing Banks) may be added as a "Bank" or "Banks" for purposes of the Credit Agreement upon the cancellation of all or a portion of the Commitments pursuant to subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) of the Credit
  Agreement or the expiration of all or a portion of the Commitments pursuant to subsection 2.16(b) of the Credit Agreement and the execution of an agreement in substantially the form of this Agreement;

            WHEREAS, the Borrowers have cancelled or there have expired an aggregate principal amount of Commitments equal to
  $            which have not heretofore been replaced (the
  "Cancelled Commitments"; the Banks that are maintaining or have maintained the Cancelled Commitments being collectively referred to as "Cancelled Banks"); such Cancelled Commitments being on the date hereof, or on the date of notice of cancellation hereof having been, utilized as follows:

                                                 Last day of
                           Principal Amount    Interest Period


  I    Unused Portion                          N/A


  II   Committed Rate Loans

  C/D Rate Loans

         1
         2
         3



  Eurodollar Loans

         1
         2
         3



  ABR Loans                               N/A






  III  Bid Loans

         1
         2
         3


  IV   Negotiated Rate Loans

         1
         2
         3


            WHEREAS, the cancellation of the Cancelled
  Commitments is effective in accordance with the Credit
  Agreement; and

            WHEREAS, [the Borrowers desire the New Bank to become, and the New Bank is agreeable, to becoming, a "Bank" for purposes of the Credit Agreement] [the New Bank is an Existing Bank and the Borrowers desire the New Bank to increase, and the New Bank is agreeable to increasing, its Commitment] on the terms contained herein.

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

            1. Benefits of Agreement. The Borrowers, the Administrative Agent and the New Bank hereby [agree that on and as of the date hereof the New Bank shall be] [confirm that the New Bank is] a "Bank" for all purposes and shall [continue to] be bound by and entitled to the benefits of the Credit Agreement [as if the New Bank had been named on the signature pages thereof], provided that the New Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Loans outstanding on the date hereof and made by any [Existing Bank.] [Cancelled Bank.]*

            2. Commitment of New Bank. The Borrowers, the Administrative Agent and the New Bank hereby agree that on and as of the dates set forth below the New Bank shall
  replace, as specified herein,    % (such percentage being
  referred to as the New Bank's "Percentage") of each utilization of the Cancelled Commitments [set forth in the third recital hereof] [set forth under the caption "Committed Rate Loans"] and that the aggregate Commitment of the New
  Bank shall on and as of the date hereof be $          **.  In
  connection therewith, the Borrowers, the Administrative Agent and the New Bank hereby agree as follows***:

            (i) for purposes of determining such New Bank's pro rata share of each Committed Rate Loan borrowing advanced on or after the date hereof such Bank's Commitment shall be equal to $[same as above];

           (ii) the unused and available portion of such New Bank's Commitment shall be deemed utilized by its Percentage of the Committed Rate Loans made by the Cancelled Banks and listed in the third recital hereof. In furtherance thereof, the unused and available portion of such New Bank's Commitment shall, on the earlier of
         (x) the last day of each Interest Period specified for each outstanding Committed Rate Loan in the third recital hereof (and the payment in full to the Cancelled Banks of the principal thereof and accrued interest thereon) and (y) the prepayment of the principal of such Loans together with accrued interest thereon, automatically and without any further action by any party increase by an amount equal to the New Bank's Percentage of such Loan; and

           (iii)  [(A)]  [concurrently with the execution
         hereof the New Bank shall disburse to each Borrower in immediately available funds such amount as shall be necessary so that the ratio which each Bank's outstanding ABR Loans bears to all of the outstanding ABR Loans equals the ratio which each Bank's Commitment (determined, for the New Bank, in accordance with clause
         (i) above) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

            [(B)] [on the last day of each Interest Period for each outstanding Eurodollar Loan and C/D Rate Loan, automatically and without any further action by either Borrower, the New Bank shall disburse to each Borrower in immediately available funds such amounts as shall be necessary so that the ratio which each Bank's outstanding Eurodollar Loans and C/D Rate Loans, bears to all of the outstanding Eurodollar Loans and C/D Rate Loans, respectively, equals the ratio which each Bank's Commitment (determined, for the New Bank, in accordance with clause (i) hereof) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

            [(C)] [Funding of outstanding Bid Loans of
  Cancelled Banks]

            [(D)] [Funding of outstanding Negotiated Rate Loans of Cancelled Banks].*

            3. Representation and Warranty of Borrowers. The Borrowers hereby represent and warrant that after giving effect to the provisions of paragraph 2 hereof the aggregate principal amount of the Commitments of all Banks (including, without limitation, the Commitment of the New Bank but excluding the cancelled or expired portion of the Commitments of the Cancelled Banks) under the Credit Agreement do not exceed the aggregate principal amount of the Commitments in effect immediately prior to the cancellation referred to in the third recital hereof.

            4.  Confidentiality.  The New Bank agrees to
  [continue to] be bound by the provisions of subsection 10.7 of the Credit Agreement.

            [5. Taxes. The New Bank (i) represents to the Administrative Agent and the Borrowers that [it is incorporated under the laws of the United States or a state thereof][under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Borrowers with respect to any payments to be made to such New Bank in respect of the Loans], (ii) represents that it has furnished to the Administrative Agent and the Borrowers (A) [a statement that it is incorporated under the laws of the United States or a state thereof][a letter in duplicate in the form of Exhibit [J][K] to the Credit Agreement and two duly completed copies of United States Internal Revenue Service Form [4224][1001][successor applicable form], certifying that such New Bank is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes], and (B) [an Internal Revenue Service Form [W-8][W-9]] [successor applicable form] to establish an exemption from United States backup withholding tax, and (iii) agrees to provide the Administrative Agent and the Borrowers a new Form [4224][1001] and Form [W-8][W-9], or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form [1001][4224] that it is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form [W-8][W-9] establishing exemption from United States backup withholding tax.]

            [5][6]. Miscellaneous. (a) This Agreement may be executed by the parties hereto in separate counterparts and all of the counterparts taken together shall constitute one and the same instrument and shall be effective only upon receipt by the Administrative Agent of all of the counterparts.

            (b) This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the
    State of New York.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


  DEERE & COMPANY


                                By:
                                   Title:


                                JOHN DEERE CAPITAL CORPORATION


                                By:
                                   Title:


                                [NAME OF NEW BANK]


                                By:
                                   Title:

                                [Address]
                                Telephone:
                                Facsimile:


                                CHEMICAL BANK, as
                                  Administrative Agent


                                By:
                                   Title:

EXHIBIT M



            [FORM OF BID LOAN OR NEGOTIATED RATE LOAN NOTE]




                            PROMISSORY NOTE


  $__________                                         New York,
New York
                                                    ___________
__, ____


            FOR VALUE RECEIVED, the undersigned, [DEERE & COMPANY] [JOHN DEERE CAPITAL CORPORATION], a Delaware corporation (the "Borrower"), hereby promises to pay on [insert maturity date or dates] to the order of ________________ (the "Bank") at the office of [Chemical Bank located at 270 Park Avenue, New York, New York 10017 -- for Bid Loan Note] [Name and address of Bank -- for Negotiated Rate Loan Note], in lawful money of the United States of America and in immediately available funds, the principal sum of ______________DOLLARS ($____________). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof [at the rate of ___% per annum -- for Bid Loan Note] [specify rate for Negotiated Rate Loan Note] (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined or agreed in accordance with subsection 2.2(e) of the $3,500,000,000 Credit Agreement, dated as of April 5, 1995 (the "Credit Agreement"), among the Borrower, [Deere & Company] [John Deere Capital Corporation], the Bank, the other financial institutions parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein. Interest shall be payable on _______________. This Note may be prepaid pursuant to the provisions of subsection
  2.6 of the Credit Agreement.

            This Note is one of the [Bid] [Negotiated Rate Loan] Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement.

            Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                           [DEERE & COMPANY]
                           [JOHN DEERE CAPITAL CORPORATION]


                           By:_________________________
                              Title:

                             TABLE OF CONTENTS




    Page

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . .
 . . . .  1

      1.1    Defined Terms . . . . . . . . . . . . . . . . . . .
 . . . .  1
      1.2    Other Definitional Provisions . . . . . . . . . . .
 . . . . 16

SECTION 2.  THE COMMITTED RATE LOANS; THE BID
              LOANS; THE NEGOTIATED RATE LOANS;
              AMOUNT AND TERMS . . . . . . . . . . . . . . . . .
 . . . . 17

      2.1    The Committed Rate Loans. . . . . . . . . . . . . .
 . . . . 17
      2.2    The Bid Loans; the Negotiated Rate Loans. . . . . .
 . . . . 18
      2.3    Loan Accounts . . . . . . . . . . . . . . . . . . .
 . . . . 23
      2.4    Fees. . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 23
      2.5 Termination or Reduction of Commitments; Cancellation of Capital Corporation
               as Borrower . . . . . . . . . . . . . . . . . . .
 . . . . 24
      2.6    Optional and Mandatory Prepayments. . . . . . . . .
 . . . . 25
      2.7    Minimum Amount of Certain Loans . . . . . . . . . .
 . . . . 26
      2.8    Committed Rate Loan Interest Rate and Payment
               Dates . . . . . . . . . . . . . . . . . . . . . .
 . . . . 27
      2.9    Conversion and Continuation Options . . . . . . . .
 . . . . 27
      2.10   Computation of Interest and Fees. . . . . . . . . .
 . . . . 28
      2.11   Inability to Determine Interest Rate. . . . . . . .
 . . . . 29
      2.12   Pro Rata Treatment and Payments . . . . . . . . . .
 . . . . 30
      2.13   Requirements of Law . . . . . . . . . . . . . . . .
 . . . . 35
      2.14   Indemnity . . . . . . . . . . . . . . . . . . . . .
 . . . . 38
      2.15   Non-Receipt of Funds by the Administrative
               Agent . . . . . . . . . . . . . . . . . . . . . .
 . . . . 39
      2.16   Extension of Termination Date . . . . . . . . . . .
 . . . . 39
      2.17   Foreign Taxes . . . . . . . . . . . . . . . . . . .
 . . . . 40
      2.18   Confirmations . . . . . . . . . . . . . . . . . . .
 . . . . 43
      2.19   Replacement of Cancelled Banks. . . . . . . . . . .
 . . . . 43
      2.20   Certain Notices . . . . . . . . . . . . . . . . . .
 . . . . 43

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .
 . . . . 44

      3.1    Financial Condition . . . . . . . . . . . . . . . .
 . . . . 44
      3.2    Corporate Existence . . . . . . . . . . . . . . . .
 . . . . 45
      3.3    Corporate Power; Authorization; Enforceable
               Obligations . . . . . . . . . . . . . . . . . . .
 . . . . 45
      3.4    No Legal Bar. . . . . . . . . . . . . . . . . . . .
 . . . . 45
      3.5    No Material Litigation. . . . . . . . . . . . . . .
 . . . . 45
      3.6    Taxes . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 46
      3.7    Margin Regulations. . . . . . . . . . . . . . . . .
 . . . . 46
      3.8    Pari Passu Ranking. . . . . . . . . . . . . . . . .
 . . . . 46
      3.9    No Defaults . . . . . . . . . . . . . . . . . . . .
 . . . . 46
      3.10   Use of Proceeds . . . . . . . . . . . . . . . . . .
 . . . . 46

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . .
 . . . . 46

      4.1    Conditions to Initial Loan. . . . . . . . . . . . .
 . . . . 46
      4.2    Conditions to All Loans . . . . . . . . . . . . . .
 . . . . 48

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . .
 . . . . 49

      5.1    Financial Statements. . . . . . . . . . . . . . . .
 . . . . 49
      5.2    Certificates; Other Information . . . . . . . . . .
 . . . . 49
      5.3    Company Indenture Documents . . . . . . . . . . . .
 . . . . 50
      5.4    Capital Corporation Indenture Documents . . . . . .
 . . . . 50
      5.5    Notice of Default . . . . . . . . . . . . . . . . .
 . . . . 50
      5.6    Ownership of Capital Corporation Stock. . . . . . .
 . . . . 50
      5.7    Employee Benefit Plans. . . . . . . . . . . . . . .
 . . . . 50

SECTION 6.  NEGATIVE COVENANTS OF THE COMPANY. . . . . . . . . .
 . . . . 51

      6.1    Company May Consolidate, etc., Only on Certain
               Terms . . . . . . . . . . . . . . . . . . . . . .
 . . . . 51
      6.2    Limitation on Liens . . . . . . . . . . . . . . . .
 . . . . 51
      6.3    Limitations on Sale and Lease-back
              Transactions . . . . . . . . . . . . . . . . . . .
 . . . . 55
      6.4    Consolidated Tangible Net Worth . . . . . . . . . .
 . . . . 56

SECTION 7.  NEGATIVE COVENANTS OF THE CAPITAL
              CORPORATION. . . . . . . . . . . . . . . . . . . .
 . . . . 56

      7.1    Fixed Charges Ratio . . . . . . . . . . . . . . . .
 . . . . 56
      7.2    Consolidated Senior Debt to Consolidated
               Capital Base. . . . . . . . . . . . . . . . . . .
 . . . . 56
      7.3    Limitation on Liens . . . . . . . . . . . . . . . .
 . . . . 57
      7.4    Consolidation; Merger . . . . . . . . . . . . . . .
 . . . . 58

SECTION 8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . .
 . . . . 59

SECTION 9.  THE AGENTS . . . . . . . . . . . . . . . . . . . . .
 . . . . 61

      9.1    Appointment . . . . . . . . . . . . . . . . . . . .
 . . . . 61
      9.2    Delegation of Duties. . . . . . . . . . . . . . . .
 . . . . 62
      9.3    Exculpatory Provisions. . . . . . . . . . . . . . .
 . . . . 62
      9.4    Reliance by Agents. . . . . . . . . . . . . . . . .
 . . . . 63
      9.5    Notice of Default . . . . . . . . . . . . . . . . .
 . . . . 63
      9.6    Non-Reliance on Agents and Other Banks. . . . . . .
 . . . . 63
      9.7    Indemnification . . . . . . . . . . . . . . . . . .
 . . . . 64
      9.8    Agents in their Individual Capacities . . . . . . .
 . . . . 64
      9.9    Successor Agents. . . . . . . . . . . . . . . . . .
 . . . . 65

SECTION 10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . .
 . . . . 65

      10.1   Amendments and Waivers. . . . . . . . . . . . . . .
 . . . . 65
      10.2   Notices . . . . . . . . . . . . . . . . . . . . . .
 . . . . 66
      10.3   No Waiver; Cumulative Remedies. . . . . . . . . . .
 . . . . 67
      10.4   Payment of Expenses and Taxes . . . . . . . . . . .
 . . . . 68
      10.5   Successors and Assigns; Participations;
               Purchasing Banks. . . . . . . . . . . . . . . . .
 . . . . 70
      10.6   Adjustments . . . . . . . . . . . . . . . . . . . .
 . . . . 74
      10.7   Confidentiality . . . . . . . . . . . . . . . . . .
 . . . . 75
      10.8   Counterparts. . . . . . . . . . . . . . . . . . . .
 . . . . 75
      10.9   Governing Law . . . . . . . . . . . . . . . . . . .
 . . . . 76
      10.10  Waiver with Respect to Existing Credit
               Facilities. . . . . . . . . . . . . . . . . . . .
 . . . . 76
      10.11  Consent to Jurisdiction and Service of
              Process. . . . . . . . . . . . . . . . . . . . . .
 . . . . 76



     SCHEDULES:

     Schedule I     Terms of Subordination
     Schedule II    Commitments
     Schedule III   Addresses for Notices



     EXHIBITS:

     Exhibit A      Form of Borrowing Notice
     Exhibit B      Form of Bid Loan Request
     Exhibit C      Form of Bid Loan Offer
     Exhibit D      Form of Bid Loan Confirmation
     Exhibit E      Form of Loan Assignment
     Exhibit F      Form of Commitment Transfer Supplement
     Exhibit G      Form of Opinion of General Counsel to the
                           Borrowers
     Exhibit H      Form of Opinion of Special New York Counsel
                           to the Borrowers
     Exhibit I      Form of Extension Request
     Exhibit J      Form of Form 1001 Tax Letter
     Exhibit K      Form of Form 4224 Tax Letter
     Exhibit L      Form of Agreement
     Exhibit M      Form of Promissory Note

 [CONFORMED COPY]





                           DEERE & COMPANY

                    JOHN DEERE CAPITAL CORPORATION





                            $3,500,000,000


                           CREDIT AGREEMENT


                      Dated as of April 5, 1995





                           CHEMICAL BANK,
           as Administrative Agent and as a Managing Agent

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent and as a Managing Agent

              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION,
            as Documentation Agent and as a Managing Agent

                   DEUTSCHE BANK AG CHICAGO BRANCH,
               as Auction Agent and as a Managing Agent

                       THE TORONTO-DOMINION BANK,
        as Canadian Administrative Agent and as a Managing Agent

          CREDIT AGREEMENT, dated as of April 5, 1995, among (a) DEERE & COMPANY, a Delaware corporation (the "Company"), (b) JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (the "Capital Corporation"), (c) the several financial institutions parties hereto (collectively, the "Banks", and individually, a "Bank"),
(d) CHEMICAL BANK, as administrative agent hereunder (in such capacity, the "Administrative Agent"), (e) THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as syndication agent hereunder (in such capacity, the "Syndication Agent"), (f) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent hereunder (in such capacity, the "Documentation Agent"), (g) DEUTSCHE BANK AG CHICAGO BRANCH, as auction agent hereunder (in such capacity, the "Auction Agent"), (h) THE TORONTO-DOMINION BANK, as Canadian administrative agent hereunder (in such capacity, the "Canadian Administrative Agent"), (i) CHEMICAL BANK, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, DEUTSCHE BANK AG CHICAGO BRANCH and THE TORONTO-DOMINION BANK, as managing agents (collectively, the "Managing Agents"), and (j) the co-agents identified on the signature pages hereof (collectively, the "Co-Agents").

          The parties hereto hereby agree as follows:


          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "ABR": at any particular date, the higher of (a) the rate of interest per annum publicly announced by Chemical for such date as its prime rate in effect at its principal office in New York City and (b) .5% per annum above the rate set forth for such date or, if such date is not a Business Day, the next preceding Business Day, opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15(519)" (or any successor publication) published by the Board of Governors of the Federal Reserve System or, if such rate is not so published for such date, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds dealers of recognized standing selected by it. The prime rate is not intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors.

          "ABR Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

          "Absolute Rate Bid Loan": any Bid Loan made pursuant to an Absolute Rate Bid Loan Request.

          "Absolute Rate Bid Loan Request": any Bid Loan Request requesting the Banks to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin).

          "Administrative Agent": as defined in the preamble hereto.

          "Affiliated Linked Lender": as to each Tranche B Bank, the Linked Lender set forth opposite its name below:

        Tranche B Bank                 Linked Lender

     Canadian Imperial Bank        Canadian Imperial Bank
     of Commerce                   of Commerce

     Royal Bank of Canada          Royal Bank of Canada

     Toronto Dominion              The Toronto-Dominion Bank
       (Texas), Inc.

     This definition shall be deemed automatically amended to include any new Tranche B Bank and its Affiliated Linked Lender resulting from the replacement pursuant to subsection
     2.19 of a Cancelled Bank which was a Tranche B Bank or from any assignment of rights and obligations made pursuant to subsection 10.5(d).

          "Agent":  the Administrative Agent, the Syndication
     Agent, the Documentation Agent, the Auction Agent or the
     Canadian Administrative Agent, as the context shall require;
     together, the "Agents".

          "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.

          "Applicable Index Rate": in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the Eurodollar Rate applicable to the Interest Period for such Bid Loan.

          "Applicable Margin":  for each Type of Committed Rate
     Loan the rate per annum set forth below:

                ABR        Eurodollar         C/D Rate
               Loans         Loans              Loans

                 0%           .185%             .31%

          "Assessment Rate": with respect to each day during each Interest Period for a C/D Rate Loan, the net annual assessment rate in effect two Business Days prior to the first day of such Interest Period which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "Attributable Debt":  as defined in subsection
     6.2(b)(ii).

          "Auction Agent":  as defined in the preamble hereto.

          "Bank" and "Banks":  as defined in the preamble hereto.

          "Base Rate": with respect to each day during each Interest Period for a C/D Rate Loan, (a) the rate determined by the Administrative Agent to be the rate set forth in H.15(519) (published by the Federal Reserve Bank of New
     York) for such Interest Period under the caption "CDs (Secondary Market)", or, if on the first day of such Interest Period such rate for such Interest Period is not yet published in H.15(519), the rate for such Interest Period will be the rate determined by the Administrative Agent to be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities (published by the Federal Reserve Bank of New York) for that day in respect of such Interest Period under the caption "Certificates of Deposit" or (b), if on the first day of such Interest Period, the appropriate rate for such Interest Period is not yet published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, the rate for such Interest Period will be the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the respective rates notified to the Administrative Agent by the Reference Banks as the rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by a total of three certificate of deposit dealers located in New York City and of recognized standing selected by each Reference Bank for the purchase at face value from such Reference Bank of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period; provided that if such bids from such dealers are not available to such Reference Bank, such Reference Bank shall notify the Administrative Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it.

          "benefitted Bank":  as defined in subsection 10.6.

          "Bid Loan": each loan (other than Negotiated Rate Loans) made pursuant to subsection 2.2; the aggregate amount advanced by a Bid Loan Bank pursuant to subsection 2.2 on each Borrowing Date shall constitute one Bid Loan, or more than one Bid Loan if so specified by the relevant Loan Assignee in its request for promissory notes pursuant to subsection 10.5(c).

          "Bid Loan Banks": the collective reference to each Bank designated from time to time as a Bid Loan Bank by a Borrower (for purposes of Bid Loans to such Borrower) by written notice to the Auction Agent and the Administrative Agent and which has not been removed as a Bid Loan Bank by such Borrower by written notice to the Auction Agent and the Administrative Agent (each of which notices the Auction Agent shall transmit to each such affected Bank).

          "Bid Loan Confirmation": each confirmation by the Company or the Capital Corporation of its acceptance of Bid
     Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Bid Loan Offer": each offer by a Bid Loan Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit C and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Bid Loan Request": each request by a Borrower for Bid Loan Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit B and shall be delivered to the Auction Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

          "Borrower":  the Company or the Capital Corporation;
     collectively, the "Borrowers".

          "Borrowing Date": in respect of any Loan, the date such Loan is made.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Canadian Administrative Agent": as defined in the preamble hereto.

          "Canadian Dollars" and "Cdn.$": dollars in the lawful currency of Canada.

          "Cancelled Bank": any Bank that has the whole or any part of its Commitment cancelled under subsection 2.5(b), subsection 2.13(a), (b) or (c), subsection 2.16(c) or subsection 2.17(b) or the Commitment of which has expired under subsection 2.16(a).

          "Capital Corporation": as defined in the preamble hereto.

          "C/D Rate": with respect to each day during the Interest Period for a C/D Rate Loan, a rate per annum equal to the following determined for such day:

                   Base Rate          +  Assessment Rate
          1.00 - Reserve Percentage

          "C/D Rate Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon a C/D Rate.

          "Chemical": Chemical Bank, a New York banking corporation.

          "Closing Date": the date on which each of the conditions precedent specified in subsection 4.1 shall have been satisfied (or compliance therewith shall have been waived by the Required Banks hereunder).

          "Co-Agents":  as defined in the preamble hereto.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment": as to any Bank, the amount set opposite such Bank's name on Schedule II, as such amount may be modified as provided herein; collectively, as to all the Banks, the "Commitments".

          "Commitment Expiration Date":  as defined in subsection
     2.16(a).

          "Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitment at such time constitutes of all the Commitments at such time;
     collectively, as to all the Banks, the "Commitment
     Percentages".

          "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commitment Transfer Supplement":  a Commitment
     Transfer Supplement, substantially in the form of Exhibit F.

          "Committed Global Exposure": as to any Bank, at a particular time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Committed Rate Loans made by such Bank, and (b) the Equivalent Amount of the aggregate unpaid principal amount of all Committed Linked Loans made by such Bank's Affiliated Linked Lender.

          "Committed Linked Loans":  Linked Loans other than
     "Excluded Loans" under the Linked Agreement.

          "Committed Rate Loans": each loan made pursuant to subsection 2.1.

          "Commonly Controlled Entity": in relation to a Borrower, an entity, whether or not incorporated, which is under common control with such Borrower within the meaning of Section 414(b) or (c) of the Code.

          "Company":  as defined in the preamble hereto.

          "Consolidated Capital Base": at a particular time for the Capital Corporation and its consolidated Subsidiaries, the sum of (a) the amount shown opposite the item "Total stockholder's equity" on the consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries plus (b) the principal amounts outstanding under the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation (in each case so long as the subordination terms thereof continue to be as favorable to the Administrative Agent and the Banks as in existence on the Closing Date) and all indebtedness of the Capital Corporation and its consolidated Subsidiaries for borrowed money subordinated (on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I) to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the sum of clauses (a) and (b) hereof as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that the sum of the amounts referred to in clauses (a) and (b) is determined in accordance with GAAP.

          "Consolidated Net Worth":  as defined in subsection
     6.2(b)(ii).

          "Consolidated Senior Debt": at a particular time for the Capital Corporation and its consolidated Subsidiaries, indebtedness for borrowed money other than the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation (in each case so long as the subordination terms thereof continue to be as favorable to the Administrative Agent and the Banks as such terms in existence on the Closing Date) and any such indebtedness that is subordinated, on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I, to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the amount of such indebtedness for borrowed money (other than such subordinated indebtedness) as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that such amount is determined in accordance with GAAP.

          "Consolidated Tangible Net Worth": at a particular time for a Borrower and its consolidated Subsidiaries, the excess of the amount shown opposite the item "Total stockholder's equity" on the consolidated balance sheet of such Borrower and its consolidated Subsidiaries over the aggregate amount shown on such balance sheet for any intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade-names, copyrights, service marks and brand names, provided that such excess amount shall be determined (a) with respect to the Company and its consolidated Subsidiaries as at the end of any of their fiscal quarters (including the last quarter of any of their fiscal years), by reference to the publicly available consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and (b) with respect to the Capital Corporation and its consolidated Subsidiaries as at the end of any of their fiscal quarters (including the last quarter of any of their fiscal years), by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter, in each such case after such adjustments, if any, as may be required so that such excess is determined in accordance with GAAP.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Debt":  as defined in subsection 6.2.

          "Default":  any of the events specified in Section 8
     (other than Section 8(i)), whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "Documentation Agent": as defined in the preamble hereto.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Dollar Loans": the collective reference to C/D Rate Loans and ABR Loans.

          "Equivalent Amount": on any date, the equivalent amount in Dollars after giving effect to a conversion of a specified amount of Canadian Dollars to Dollars at the Exchange Rate on that date. The Equivalent Amount of any stamping fee paid to any Linked Lender pursuant to subsection 6.1(b) of the Linked Agreement shall be determined as of the date of such payment.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurodollar Loans": Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period for a Eurodollar Loan and for each Index Rate Bid Loan, (a) the rate determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars for a period of such Interest Period which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the date that is two Working Days prior to the beginning of such Interest Period or (b) if fewer than two offered rates appear, the rate in respect of such Interest Period will be the rate per annum equal to the average (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent) of the respective rates notified to the Administrative Agent by the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are customarily conducted at or about 10:00 a.m., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount (i) in the case of Eurodollar Loans, comparable to the amount of the Eurodollar Loan of such Reference Bank to be outstanding during such Interest Period and (ii) in the case of an Index Rate Bid Loan by any Bank, equal to the principal amount of all Index Rate Bid Loans to which such Interest Period applies.

          "Event of Default":  any of the events specified in
     Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

          "Excess Amount":  as defined in subsection 2.6(b).

          "Exchange Rate": on any date, the rate of exchange on that date for converting Canadian Dollars into Dollars quoted as the offering rate for wholesale transactions by the Canadian Administrative Agent at approximately noon (Toronto time) on such date.

          "Exposure": (a) with respect to an Objecting Bank at any time, the aggregate outstanding principal amount of its Loans and (b) with respect to any other Bank at any time, the Commitment of such Bank.

          "Extension Request": each request by the Borrowers made pursuant to subsection 2.16 for the Banks to extend this Agreement, which shall contain the information in respect of such extension specified in Exhibit I and shall be delivered to the Administrative Agent in writing.

          "Fixed Charges": for any particular period for the Capital Corporation and its consolidated Subsidiaries, all of the Capital Corporation's and its consolidated Subsidiaries' consolidated interest on indebtedness for borrowed money, amortization of discounts of indebtedness for borrowed money, the portion of rentals under financing leases deemed to represent interest and rentals under operating leases, provided that such amounts for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such amounts are determined in accordance with GAAP.

          "Foreign Taxes":  as defined in subsection 2.17(a).

          "GAAP": generally accepted accounting principles in the United States of America as applied in the preparation of financial statements of the Company or the Capital Corporation, respectively, as of the fiscal year ended October 31, 1994.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Important Property": (a) any manufacturing plant, including land, all buildings and other improvements thereon, and all manufacturing machinery and equipment located therein, owned and used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary, (b) the executive office and administrative building of the Company in Moline, Illinois, and (c) research and development facilities, including land and buildings and other improvements thereon and research and development machinery and equipment located therein, in each case, owned and used by the Company or a Restricted Subsidiary; except in any case property of which the aggregate fair value as determined by the Board of Directors of the Company does not at the time exceed 1% of Consolidated Net Worth, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

          "Index Rate Bid Loan": any Bid Loan made at an interest rate based upon the Applicable Index Rate.

          "Index Rate Bid Loan Request": any Bid Loan Request requesting the Banks to offer to make Index Rate Bid Loans at an interest rate equal to the Applicable Index Rate plus
     (or minus) a margin.

          "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or a C/D Rate Loan or a Eurodollar Loan is converted to an ABR Loan and (b) as to any Eurodollar Loan or C/D Rate Loan, the last day of each Interest Period applicable thereto, provided that as to any Eurodollar Loan in respect of which a Borrower has selected an Interest Period of six months and any C/D Rate Loan in respect of which a Borrower has selected an Interest Period of 180 days, interest shall also be paid on the day which is three months or 90 days, as the case may be, after the beginning of such Interest Period.

          "Interest Period": (a) with respect to any Eurodollar Loan, the period commencing on the Borrowing Date, the date any ABR Loan or C/D Rate Loan is converted to a Eurodollar Loan or the date any Eurodollar Loan is continued as a Eurodollar Loan, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of borrowing, conversion or continuance as provided in subsection 2.1(c) or 2.9;

          (b) with respect to any C/D Rate Loan, the period commencing on the Borrowing Date, the date any ABR Loan or Eurodollar Loan is converted to a C/D Rate Loan or the date any C/D Rate Loan is continued as a C/D Rate Loan, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by a Borrower in its notice of borrowing, conversion or continuance as provided in subsection 2.1(c) or 2.9;

          (c) with respect to any Bid Loan, the period commencing on the Borrowing Date with respect to such Bid Loan and ending on the date not less than seven days nor more than six months thereafter, as specified by a Borrower in its Bid Loan Request as provided in subsection 2.2(b); and

          (d) with respect to any Negotiated Rate Loan, the period or periods commencing on the Borrowing Date with respect to such Negotiated Rate Loan or the last day of any Interest Period with respect thereto and ending on the dates as shall be mutually agreed upon between the relevant Borrower and the relevant Bank;

     provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i)  if any Interest Period pertaining to a
          Eurodollar Loan or an Index Rate Bid Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                   (ii)  if any Interest Period pertaining to a
          Negotiated Rate Loan, a C/D Rate Loan or an Absolute Rate Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day;

                  (iii)  any Interest Period pertaining to a
          Eurodollar Loan having an Interest Period of one, two, three or six months or an Index Rate Bid Loan having an Interest Period of one, two, three, four, five or six months, that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                   (iv)  Interest Periods shall be deemed
available
          only if the Required Banks shall not have advised the Administrative Agent that the C/D Rate or the Eurodollar Rate, as the case may be, determined by the Administrative Agent on the basis of the applicable quotes will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Committed Rate Loans bearing interest based on the C/D Rate or the Eurodollar Rate, as the case may be, determined for such Interest Period. The Administrative Agent shall notify the Borrowers and each Bank promptly after having been advised by the Required Banks that a C/D Rate or Eurodollar Rate will not so adequately and fairly reflect such Banks' costs as aforesaid. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the proposed Borrower may (A) in accordance with the provisions (including any requirements for notification) of subsection 2.1 request, at its option, that the requested Committed Rate Loans be made or maintained as C/D Rate Loans, if applicable, or ABR Loans or (B) withdraw the request for such Committed Rate Loans for which the Interest Period was unavailable by giving notice of such election to the Administrative Agent in accordance with subsection 2.11; provided, that if the Administrative Agent does not receive any notice hereunder, such Borrower shall be deemed to have requested ABR Loans;

               (v) with respect to Loans made by an Objecting Bank, no Interest Periods with respect to such Loans shall end after the second anniversary of such Objecting Bank's Commitment Expiration Date; and

                   (vi)  no Interest Period shall end after the
second
          anniversary of the Termination Date.

          "Linked Agreement": the U.S.$87,500,000 Loan Agreement, dated as of April 5, 1995, among John Deere Limited, John Deere Finance Limited, certain Canadian chartered banks and The Toronto-Dominion Bank, as agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Linked Lender": each "Lender" (as defined in the Linked Agreement) under the Linked Agreement.

          "Linked Loans":  the "Loans" (as defined in the Linked
     Agreement) under the Linked Agreement.

          "Loan Account":  as defined in subsection 2.3;
     collectively, the "Loan Accounts".

          "Loan Assignees":  as defined in subsection 10.5(c).

          "Loan Assignment": a Loan Assignment, substantially in the form of Exhibit E.

          "Loans":  the collective reference to the Committed
     Rate Loans, the Bid Loans and the Negotiated Rate Loans.

          "Majority Banks": at any particular time, Banks having Commitment Percentages aggregating more than fifty percent; provided that (a) at any time after the termination of all the Commitments, "Majority Banks" shall mean Banks holding Loans aggregating more than fifty percent in principal amount of all outstanding Loans and (b) at any time after the Commitment Expiration Date with respect to any Objecting Bank (but prior to the termination of all the Commitments), "Majority Banks" shall mean Banks whose Exposure aggregates more than fifty percent of the aggregate Exposure of all the Banks.

          "Managing Agents:  as defined in the preamble hereto.

          "Margin Stock": as defined in Regulation U of the Board of Governors of the Federal Reserve System.

          "Mortgage":  as defined in subsection 6.2.

          "Negotiated Rate Loan": each Loan made to a Borrower by a Bank pursuant to a Negotiated Rate Loan Request in such principal amount, for such number of Interest Periods (subject to the proviso to the definition of "Interest Period" in this subsection 1.1) and having such interest rate(s) and repayment terms as shall, in each case, be mutually agreed upon between such Borrower and such Bank.

          "Negotiated Rate Loan Request": each request by a Borrower for a Bank to make Negotiated Rate Loans, which shall be delivered to such Bank in writing, by facsimile transmission, or by telephone, immediately confirmed in writing, and which shall specify the amount to be borrowed and the proposed Borrowing Date.

          "Net Earnings Available for Fixed Charges": for any particular period for the Capital Corporation and its consolidated Subsidiaries, consolidated net earnings of the Capital Corporation and such Subsidiaries for such period without deduction of Fixed Charges and without deduction of federal, state or other income taxes, provided that such net earnings for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such net earnings are determined in accordance with GAAP, except that earned investment tax credits may be included as revenue in the consolidated income statement of the Capital Corporation and its consolidated Subsidiaries, rather than as an offset against the provision for income taxes.

          "Objecting Banks":  as defined in subsection 2.16(a).

          "Participants":  as defined in subsection 10.5(b).

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature, provided that for purposes of
     Section 8(h), Person shall also include two or more entities acting as a syndicate or any other group for the purpose of acquiring, holding or disposing of securities of the Company.

          "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which either Borrower or a Commonly Controlled Entity is an "employer" as defined in
     Section 3(5) of ERISA.

          "Purchasing Banks":  as defined in subsection 10.5(d).

          "Reference Banks":  Chemical, The Chase Manhattan Bank
     (National Association) and Bank of America National Trust and Savings Association.

          "Register":  as defined in subsection 10.5(e).

          "Report Period":  as defined in subsection 2.18.

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA or the regulations thereunder.

          "Required Banks": at a particular time, Banks having Commitment Percentages aggregating at least 66-2/3%; provided that (a) at any time after the termination of all the Commitments, "Required Banks" means Banks holding Loans aggregating at least 66-2/3% in principal amount of all outstanding Loans, (b) as used in subsection 2.16, "Required Banks" means with respect to any Extension Request, at a particular time after the Termination Date has been extended pursuant to such subsection, Banks (i) which are not Objecting Banks with respect to any previous Extension Request and (ii) which have Commitment Percentages aggregating at least 66-2/3% of the aggregate Commitment Percentages of such non-Objecting Banks and (c) as used in any provision other than subsection 2.16 at any time after the Commitment Expiration Date with respect to any Objecting Bank (but prior to the termination of all the Commitments), "Required Banks" means Banks whose Exposure aggregates at least 66-2/3% of the aggregate Exposure of all the Banks.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserve Percentage": for any day during the Interest Period for a C/D Rate Loan, that percentage (expressed as a decimal) which is in effect on the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for the relevant C/D Rate Loans and in an amount of $100,000 or more.

          "Reserves":  as defined in subsection 2.13(c).

          "Responsible Officer": of a Borrower, the Chairman, the President, any Executive, Senior or other Vice
     President, the Treasurer and any Assistant Treasurer of such Borrower.

          "Restricted Margin Stock": any Margin Stock, the sale, pledge or other disposition of which by the Company or any of its Subsidiaries is in any way restricted by an arrangement with any Bank or any affiliate thereof to the extent that the value thereof (determined in accordance with Regulation U of the Board of Governors of the Federal Reserve System) does not exceed 25% of the value (determined in accordance with such Regulation U) of all the assets subject to such restriction.

          "Restricted Subsidiary": any Subsidiary of the Company incorporated in the United States of America or Canada (a) which is engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States of America or Canada or in the sale of products principally to customers located in the United States of America or Canada except any corporation which is a retail dealer in which the Company has, directly or indirectly, an investment, or (b) which the Company shall designate as a Restricted Subsidiary in an officers' certificate signed by two Responsible Officers of the Company and delivered to the Administrative Agent.

          "Sale and Lease-back Transaction": as defined in subsection 6.3.

          "Significant Subsidiary": of a Borrower, any Subsidiary of such Borrower the assets, revenues or net worth of which is, at the time of determination, equal to or greater than ten percent of the assets, revenues or net worth, respectively, of such Borrower at such time.

          "Subsidiary": of a Person, a corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Syndication Agent": as defined in the preamble hereto.

          "Termination Date": April 3, 1996 or such later date as shall be determined pursuant to the provisions of subsection 2.16 with respect to non-Objecting Banks.

          "Tranche A Bank":  each Bank listed in Part A of
     Schedule II; collectively, the "Tranche A Banks".

          "Tranche B Bank":  each Bank listed in Part B of
     Schedule II; collectively, the "Tranche B Banks".

          "Transferees":  as defined in subsection 10.5(g).

          "Transfer Effective Date": as defined in each Commitment Transfer Supplement and each Loan Assignment.

          "Type": as to any Committed Rate Loan, its nature as an ABR Loan, Eurodollar Loan or C/D Rate Loan.

          "Utilized Percentage": as to any Bank at any time, the ratio (expressed as a percentage) of (a) the Committed
     Global Exposure of such Bank to (b) the amount of such Bank's Commitment.

          "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

          1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to either Borrower and its Subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the relevant Borrower.


          SECTION 2.  THE COMMITTED RATE LOANS; THE BID
                      LOANS; THE NEGOTIATED RATE LOANS;
                      AMOUNT AND TERMS

          2.1 The Committed Rate Loans. (a) During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make loans (individually, a "Committed Rate Loan") to either Borrower from time to time in an aggregate principal amount for both Borrowers at any one time outstanding not to exceed such Bank's Commitment; provided, however, that (i) the aggregate amount of the Committed Global Exposure of any Bank, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, shall not at any time exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of Loans plus the aggregate Equivalent Amount of all Linked Loans shall not at any time exceed the aggregate amount of the Commitments. During the Commitment Period, either Borrower may use the Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

          (b)  The Committed Rate Loans may be either (i)
Eurodollar Loans, (ii) ABR Loans, (iii) C/D Rate Loans or (iv) a combination thereof as determined by the relevant Borrower.

          (c) Either Borrower may borrow Committed Rate Loans on any Working Day, if the borrowing is of Eurodollar Loans, or on any Business Day, if the borrowing is of C/D Rate Loans or ABR Loans; provided, however, that a Responsible Officer of such Borrower shall give the Administrative Agent irrevocable notice thereof (which notice must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (ii) prior to 12:00 Noon, New York City time, two Business Days prior to the requested Borrowing Date in the case of C/D Rate Loans, (iii) except as provided in clause (iv) hereof below, prior to 12:00 Noon, New York City time, one Business Day prior to the requested Borrowing Date, in the case of ABR Loans and (iv) prior to 11:00 A.M., New York City time, on the requested Borrowing Date in the case of ABR Loans up to an aggregate principal amount for both Borrowers not to exceed 25% of the Commitments on such Borrowing Date). Each such notice shall be given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit A) promptly confirmed by notice given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions). On the day of receipt of any such notice from either Borrower, the Administrative Agent shall promptly notify each Bank thereof. Subject to paragraph (e) below, each Bank will make the amount of its share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent set forth in subsection 10.2 at 11:00 A.M. (or 2:00 P.M., in the case of ABR Loans requested pursuant to clause (iv) above), New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent as the Administrative Agent may direct. The proceeds of all such Committed Rate Loans will be made available promptly to such Borrower by the Administrative Agent at the office of the Administrative Agent specified in subsection 10.2 by crediting the account of such Borrower on the books of such office of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

          (d) All Committed Rate Loans made to each Borrower shall be repaid in full by such Borrower on or before the second anniversary of the Termination Date; provided, that Committed Rate Loans made by Objecting Banks shall be repaid as provided in subsection 2.16(b).

          2.2 The Bid Loans; the Negotiated Rate Loans. (a) Either Borrower may borrow Bid Loans or Negotiated Rate Loans from time to time on any Business Day (in the case of Bid Loans made pursuant to an Absolute Rate Bid Loan Request), any Working Day (in the case of Bid Loans made pursuant to an Index Rate Bid Loan Request) or, in the case of Negotiated Rate Loans, on such days as shall be mutually agreed upon between the relevant Borrower and the applicable Bank, in each case during the Commitment Period and in the manner set forth in this subsection
2.2 and in amounts such that the aggregate principal amount of Loans at any time outstanding shall not exceed the aggregate amount of the Commitments at such time. Notwithstanding any other provision of this Agreement, the aggregate principal amount of the outstanding Bid Loans and/or Negotiated Rate Loans made by any Bank may at any time (but shall not be required to) exceed the Commitment of such Bank so long as the aggregate outstanding principal amount of all Loans plus the aggregate Equivalent Amount of all Linked Loans does not at any time exceed the aggregate amount of the Commitments.

          (b)(i) Either Borrower shall request Bid Loans or Negotiated Rate Loans by delivering (A) in the case of an Index Rate Bid Loan, a Bid Loan Request to the Auction Agent, c/o Deutsche Bank AG New York Branch, 31 West 52nd Street, New York, New York 10019, Attention: Loan Syndications, Telephone: (212) 474-7041, Facsimile: (212) 474-7048, not later than 12:00 Noon
(New York City time) four Working Days prior to the proposed Borrowing Date, (B) in the case of an Absolute Rate Bid Loan, a Bid Loan Request to the Auction Agent at the address set forth in clause (A) of this subsection 2.2(b)(i) not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date or (C) in the case of a Negotiated Rate Loan, a Negotiated Rate Loan Request to any Bank at such time as the applicable Borrower and the applicable Bank shall agree. Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans. The Auction Agent shall promptly notify each Bid Loan Bank and the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission, of the contents of each Bid Loan Request received by it.

              (ii)  In the case of an Index Rate Bid Loan
Request,
upon receipt of notice from the Auction Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Bank, in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Auction Agent at the address set forth in clause (i)(A) above before 10:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bank would be willing to make and the margin above or below the Applicable Index Rate at which such Bid Loan Bank is willing to make each such Bid Loan. The Auction Agent shall advise the relevant Borrower before 11:00 A.M. (New York City time) three Working Days before the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Auction Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Working Days before the proposed Borrowing Date.

             (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Auction Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Auction Agent at the address set forth in clause
(i)(A) of this subsection 2.2(b) before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bid Loan Bank would be willing to make and the rate or rates of interest at which such Bid Loan Bank is willing to make each such Bid Loan. The Auction Agent shall advise the relevant Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Auction Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

              (iv)  The relevant Borrower shall before 11:30 A.M.
(New
York City time) three Working Days before the proposed Borrowing Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

          (A)  cancel such Bid Loan Request by giving the Auction
     Agent telephone notice to that effect, or

          (B) accept one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to clause (ii) or clause (iii) of this subsection 2.2(b), as the case may be, by giving telephone notice to the Auction Agent (immediately confirmed by delivery to the Auction Agent at the address set forth in clause (i)(A) of this subsection 2.2(b) of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bid Loan Bank (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bid Loan Bank, and for all Interest Periods included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by Bid Loan Banks pursuant to clause
     (ii) or clause (iii) above, as the case may be; provided, however, that (x) such Borrower may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request,
     (y) if such Borrower accepts any such offers, it must accept offers strictly based upon pricing for such relevant Interest Period and upon no other criteria whatsoever and
     (z) if two or more Bid Loan Banks submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Banks with such identical pricing, such Borrower shall accept offers from all of such Bid Loan Banks in amounts allocated among them pro rata according to the amounts offered by such Bid Loan Banks (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bid Loan Bank on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, it being agreed that to the extent that it is not possible to make allocations in accordance with the provisions of this clause
     (z) such allocations shall be made in accordance with the instructions of such Borrower, it being understood that in no event shall any Bank be obligated to make any Bid Loan in a principal amount less than $5,000,000).

          (v) If such Borrower notifies the Auction Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) of this subsection 2.2(b), the Auction Agent shall give prompt telephone notice thereof to the Bid Loan Banks and the Administrative Agent, and the Bid Loans requested thereby shall not be made.

              (vi) (A) If such Borrower accepts pursuant to clause
(iv)(B) of this subsection 2.2(b) one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to a Bid Loan Request, the Auction Agent shall promptly notify by telephone the Administrative Agent and each Bid Loan Bank which has made such an offer of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank. Each Bid Loan Bank which is to make a Bid Loan pursuant to a Bid Loan Request shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds. The Administrative Agent will make such funds available to such Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address.

          (B) If such Borrower and any Bank agree to the terms of a Negotiated Rate Loan to be made on a Borrowing Date pursuant to a Negotiated Rate Loan Request, such Borrower and such Bank shall promptly notify by telephone the Administrative Agent of the aggregate amount of Negotiated Rate Loans to be made on such Borrowing Date and the respective Interest Periods therefor. Each Bank which is to make a Negotiated Rate Loan shall, at such time, on such Borrowing Date and at such location as shall be mutually agreed upon between such Borrower and such Bank, make avail-able to such Borrower the amount of Negotiated Rate Loans to be made by such Bank, in immediately available funds.

          (C) As soon as practicable after each Borrowing Date for Bid Loans and Negotiated Rate Loans, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans or Negotiated Rate Loans advanced pursuant to a Bid Loan Request or Negotiated Rate Loan Request on such Borrowing Date and the respective Interest Periods therefor.

          (c) Within the limits and on the conditions set forth in this subsection 2.2, each Borrower may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

          (d) Each Borrower shall repay to the Administrative Agent for the account of each Bid Loan Bank (or the Loan Assignee in respect thereof, as the case may be) which has made a Bid Loan to such Borrower on the last day of the Interest Period for each Bid Loan (such Interest Period being that specified by such Borrower for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. Each Borrower shall repay to each Bank which has made a Negotiated Rate Loan to such Borrower (or the Loan Assignee in respect thereof, as the case may be) the principal thereof as agreed by such Borrower and such Bank.

          (e) Each Borrower shall pay interest on the unpaid principal amount of each Bid Loan and each Negotiated Rate Loan borrowed by such Borrower from the applicable Borrowing Date to the stated maturity date thereof, in the case of a Bid Loan, at the rate of interest determined pursuant to paragraph (b) of this subsection 2.2, and, in the case of a Negotiated Rate Loan, as agreed by such Borrower and the relevant Bank (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates (i) specified by such Borrower for such Bid Loan in the related Bid Loan Request and (ii) mutually agreed upon between such Borrower and such Bank in the case of Negotiated Rate Loans, provided that as to any Bid Loan in respect of which the stated maturity date is more than three months after such Borrowing Date, interest shall also be paid on the day which occurs three months after such Borrowing Date. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable to such Bid Loan until the scheduled maturity date with respect thereto and for each day thereafter at a rate per annum which is 1% above the ABR until paid in full (as well after as before judgment). If all or any portion of the principal amount of any Negotiated Rate Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.

          (f) After the first Bid Loan Request has been given hereunder, no Bid Loan Request or Negotiated Rate Loan Request shall be given until at least one Business Day, in the case of an Absolute Rate Bid Loan Request, or one Working Day, in the case of an Index Rate Bid Loan Request, after the earliest to occur of
(i) the Borrowing Dates with respect to all prior Bid Loan Requests made pursuant to subsection 2.2(b)(i), (ii) the date on which all Bid Loan Banks have failed to submit Bid Loan Offers with respect to any Bid Loan Requests within the time specified in subsection 2.2(b)(ii) or (iii), as the case may be, and (iii) the date on which the relevant Borrower has cancelled all prior Bid Loan Requests pursuant to subsection 2.2(b)(iv).

          2.3 Loan Accounts. Each Bank, with respect to its Committed Rate Loans, Bid Loans and Negotiated Rate Loans, and the Administrative Agent, with respect to all Committed Rate Loans and Bid Loans, shall open and maintain in the name of each Borrower loan accounts (as to each Bank, its "Loan Account" applicable to such Borrower) on its books and records setting forth the amounts of principal, interest and other sums paid and payable by such Borrower from time to time hereunder in respect of such Loans, and the obligation of such Borrower to pay or repay, as the case may be, such amounts to such Bank shall be evidenced by such Bank's Loan Account. In case of any dispute, action or proceeding relating to any Committed Rate Loan, Bid Loan or Negotiated Rate Loan, the entries in such records shall constitute prima facie evidence of the accuracy of the information set forth therein. In case of discrepancy between the entries in the Administrative Agent's books and records and any Bank's, the entries in the Administrative Agent's books and records shall constitute prima facie evidence of the accuracy of the information set forth therein.

          2.4  Fees.  (a)  The Company and the Capital
Corporation jointly and severally agree to pay to the Administrative Agent for the account of each Bank a facility fee
(i) from and including the Closing Date to but excluding the date on which the Commitment of such Bank terminates hereunder, computed at a rate of .065% per annum on the average daily amount of the Commitment of such Bank in effect during the period for which payment is made and (ii) thereafter until all Committed Rate Loans of such Bank are paid in full, computed at a rate of
 .065% per annum on the average daily amount of such Committed Rate Loans outstanding, in each case, payable quarterly in arrears on the first Business Day of each January, April, July and October of each year, on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, and on the second anniversary of the Termination Date or such earlier date on which the Loans are repaid in full, commencing in July, 1995; provided that, for each quarter, any facility fee payable hereunder to a Tranche B Bank shall be reduced (but not below zero) by an amount equal to the Equivalent Amount of 26% of any stamping fees previously paid to such Tranche B Bank's Affiliated Linked Lender pursuant to subsection 6.1(b) of the Linked Agreement and not theretofore applied to reduce such facility fee.

          (b) The Company and the Capital Corporation jointly and severally agree to pay to the Administrative Agent for its own account all fees set forth in the letter agreement dated February 22, 1995 from the Administrative Agent to the Borrowers.

          (c) The Company and the Capital Corporation jointly and severally agree to pay to the Syndication Agent for its own account all fees set forth in the letter agreement dated March
10, 1995 from the Syndication Agent to the Borrowers.

          (d) The Company and the Capital Corporation jointly and severally agree to pay to the Documentation Agent for its own account all fees set forth in the letter agreement dated
March 13, 1995 from the Documentation Agent to the Borrowers.

          (e) The Company and the Capital Corporation jointly and severally agree to pay to the Auction Agent for its own account all fees set forth in the letter agreement dated March 8, 1995 from the Auction Agent to the Borrowers.

          (f) The Company and the Capital Corporation jointly and severally agree to pay to the Canadian Administrative Agent for its own account all fees set forth in the letter agreement dated March 8, 1995 from the Canadian Administrative Agent to the Borrowers.

          2.5 Termination or Reduction of Commitments; Cancellation of Capital Corporation as Borrower. (a) The Borrowers, acting jointly, shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments, provided that (i) any such reduction shall be accompanied by prepayment of Committed Rate Loans hereunder and/or Committed Linked Loans under the Linked Agreement, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the aggregate outstanding principal amount of all Loans plus the aggregate Equivalent Amount of all Linked Loans exceeds the amount of the Commitments as then reduced, (ii) any such reduction shall be accompanied by a reduction of the "Commitments" of the Linked Lenders under the Linked Agreement to the extent required to cause such "Commitments" not to exceed the Commitments of the Tranche B Banks hereunder and (iii) any such termination of the Commitments shall be accompanied by termination of the "Commitments" of the Linked Lenders under the Linked Agreement and prepayment in full of the Loans then outstanding hereunder in accordance with subsection 2.6, and any termination of a Bank's Commitment pursuant to subsection 2.13,
2.16 or 2.17 shall, with respect to each affected Loan, on the last day of the applicable Interest Period therefor or, if earlier, on such earlier date as shall be notified by the Borrowers, be accompanied by prepayment in full of such Loan, together with, in each case, accrued interest thereon to the date of such prepayment, the payment of any unpaid facility fee then accrued hereunder, and the payment of any amounts then payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17. Upon receipt of such notice from the Borrowers the Administrative Agent shall promptly notify each Bank thereof. Any reduction of the Commitments pursuant to this subsection 2.5 shall be in an amount not less than $25,000,000, and shall be an amount which is a whole multiple of $5,000,000, and shall reduce permanently the amount of the Commitments then in effect.

          (b) Sections 4.3 and 5.4 and subsection 15.15(b) of the Linked Agreement permit, under the circumstances therein contemplated, the termination of the "Commitment" under the Linked Agreement of a Tranche B Bank's Affiliated Linked Lender. The Borrowers, acting jointly, may, upon giving at least three Business Days' prior notice to the Administrative Agent, cancel the Commitment hereunder of a Tranche B Bank upon such termination of the "Commitment" under the Linked Agreement of such Tranche B Bank's Affiliated Linked Lender. Any such cancellation shall be accompanied by prepayment of the Committed Rate Loans made hereunder by the relevant Tranche B Bank in accordance with subsection 2.6, together with accrued interest on the amount so prepaid to the date of such prepayment.

          (c) The Company may cancel the ability of the Capital Corporation to borrow hereunder upon not less than five Business Days' notice to the Administrative Agent. Upon receipt of such notice from the Company the Administrative Agent shall promptly notify each Bank thereof. On the first day following receipt of such notice, on which all Loans to the Capital Corporation and all interest thereon shall have been paid in full, and notwithstanding any other provision of this Agreement, (i) the Capital Corporation shall cease to be a party hereto or to have any right or obligation hereunder, (ii) rights and obligations expressed herein to be, in effect, of either the Company or the Capital Corporation or of both of them, but not any such rights and obligations expressed herein to be of the Capital Corporation only, shall be deemed to be rights and obligations of the Company only and (iii) the Banks shall cease to have any right or obligation hereunder which depends or is contingent upon any action, condition or performance, or the absence thereof, whether past or present, of the Capital Corporation other than any action, condition or performance, or the absence thereof, of the Capital Corporation in its capacity as a Subsidiary, Significant Subsidiary or Restricted Subsidiary hereunder; provided, however, that the obligation of the Capital Corporation to make any payment pursuant to subsection 2.13, 2.14, 2.15 or 2.17 which arises prior to the cancellation of the ability of the Capital Corporation to borrow hereunder shall survive the cancellation of the ability of the Capital Corporation to borrow hereunder.

          2.6 Optional and Mandatory Prepayments. (a) Either Borrower may at any time and from time to time prepay its Committed Rate Loans in whole or in part, without premium or penalty, but subject to the provisions of subsection 2.14, upon at least three Working Days' irrevocable notice, in the case of Eurodollar Loans, two Business Days' irrevocable notice in the case of C/D Rate Loans, or one Business Day's irrevocable notice in the case of ABR Loans, in each case to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of its Eurodollar Loans, ABR Loans, C/D Rate Loans, or a combination thereof, and if of a combination thereof the amount of prepayment allocable to each. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. If such notice is given, the Borrower delivering such notice shall make such prepayment, and the payment of the amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to subsections 2.14 and 2.15. Except as provided in the immediately following sentence, partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple thereof; provided, however, that after giving effect thereto, the aggregate principal amount of all Committed Rate Loans made on the same Borrowing Date shall not be less than $25,000,000. Anything contained in this subsection 2.6 to the contrary notwithstanding, partial prepayments of a Cancelled Bank's Loans in connection with the termination under subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) of such Cancelled Bank's Commitment (in whole or in part) shall be in an amount equal to the principal amount of the Loans of such Bank being prepaid, notwithstanding the amount thereof, and shall be permitted notwithstanding the provisions of the foregoing proviso. Either Borrower may prepay Negotiated Rate Loans or Bid Loans on such terms as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.

          (b) On the last Business Day of each March, June, September and December, the Canadian Administrative Agent will determine the Equivalent Amount of outstanding Linked Loans and notify the Borrowers and the Administrative Agent of such amount.

If on the last day of any March, June, September and December the aggregate (i) amount of outstanding Loans of the Tranche B Banks and (ii) Equivalent Amount of outstanding "Loans" under the Linked Agreement, exceeds the Commitments of the Tranche B Banks (the "Excess Amount"), the Borrowers shall as soon as possible but, in any event, within 30 days of the giving of such notice or such longer period of time as may be required in order that Eurodollar Loans or C/D Rate Loans be paid on the last day of an Interest Period, prepay Committed Rate Loans of the Tranche B Banks hereunder to the extent of the Excess Amount. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligation to make payment hereunder to the extent that John Deere Limited or John Deere Finance Limited have made a payment or prepayment of Linked Loans in accordance with the Linked Agreement which has the effect of reducing the Excess Amount.

          2.7 Minimum Amount of Certain Loans. All borrowings, conversions, continuations, payments and, except as set forth in the penultimate sentence of subsection 2.6(a), prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (a) the aggregate principal amount of Committed Rate Loans made on any Borrowing Date shall not be less than $25,000,000 or a whole multiple of $5,000,000 in excess thereof and (b) the aggregate principal amount of Committed Rate Loans of any Type with the same Interest Period shall not be less than $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

          2.8 Committed Rate Loan Interest Rate and Payment Dates. (a) The Eurodollar Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for the Interest Period therefor plus the Applicable Margin.

          (b) The ABR Loans shall bear interest for each day during the period from the date thereof until the payment in full thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the ABR for such day plus the Applicable Margin.

          (c) The C/D Rate Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the C/D Rate determined for the Interest Period therefor plus the Applicable Margin.

          (d) If all or a portion of the principal amount of any of the Committed Rate Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue principal amount of such Committed Rate Loan (i) shall bear interest at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to subsection 2.8(a), (b) or (c), as the case may be, from the date when such principal amount is due until the date on which such amount is paid in full and (ii) shall, if such Committed Rate Loan is a Eurodollar Loan or C/D Rate Loan, be converted to an ABR Loan at the end of the Interest Period applicable thereto.

          (e) Interest shall be payable in arrears on each Interest Payment Date.

          2.9 Conversion and Continuation Options. (a) The relevant Borrower may elect from time to time to convert Committed Rate Loans of one Type into Committed Rate Loans of another Type by giving to the Administrative Agent irrevocable notice of such conversion by the earliest time that they would have been required to give notice under subsection 2.1(c) if they had been borrowing Committed Rate Loans of each such Type on the conversion date specified in such notice, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Working Day, such conversion shall be made on the next succeeding Working Day, and during the period from such last day to such succeeding Working Day such Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan after the date that is one month or 30 days, respectively, prior to (i) in the case of a Loan made by an Objecting Bank, the second anniversary of such Objecting Bank's Commitment Expiration Date, and (ii) in the case of all Loans, the second anniversary of the Termination Date.

          (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent, such notice to be given by the time it would have been required to give notice under subsection 2.1(c) if it had been borrowing Eurodollar Loans or C/D Rate Loans, as the case may be, on the last day of the then expiring Interest Period therefor, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such after the date that is one month or 30 days, respectively, prior to (i) in the case of a Loan made by an Objecting Bank, the second anniversary of such Objecting Bank's Commitment Expiration Date, and (ii) in the case of all Loans, the second anniversary of the Termination Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof.

          2.10 Computation of Interest and Fees. (a) Facility fees and interest in respect of ABR Loans based upon clause (a) of the definition of ABR shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed (including the first day and excluding the last day). Interest in respect of Eurodollar Loans, C/D Rate Loans, Bid Loans and ABR Loans based upon clause (b) of the definition of ABR shall be calculated on the basis of a 360 day year for the actual days elapsed (including the first day and excluding the last day). The Administrative Agent shall promptly notify the Borrowers and the Banks of each determination of a Eurodollar Rate and of a C/D Rate. Any change in the interest rate on a Committed Rate Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR shall become effective. The Administrative Agent shall promptly notify the Borrowers and the Banks of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations given by the Reference Banks and the computations used by the Administrative Agent in determining any interest rate.

          (c) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments) or, as the case may be, its Loans are assigned, prepaid or repaid for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and the Administrative Agent (after consultation with the Banks and with the consent of the Borrowers) shall, by notice to the Borrowers and the Banks, designate a sufficient number of other Banks as Reference Banks so that there shall at all times be at least three Reference Banks.

          (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          2.11 Inability to Determine Interest Rate. (a) In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market generally, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to Committed Rate Loans that a Borrower has requested be made as, continued as or converted into Eurodollar Loans, the Administrative Agent shall promptly give notice of such determination to such Borrower and the Banks prior to the first day of the requested Interest Period for such Eurodollar Loans. If such notice is given, such Borrower may (i) in accordance with the provisions of subsection
2.1 or 2.9, as the case may be (including any requirements for notification), request that the affected Loans be made as, continued as or converted into, as the case may be, C/D Rate Loans or ABR Loans, or (ii) in the case of Loans requested to be made on the first day of such Interest Period, withdraw the notice given under subsections 2.1 or 2.9, as the case may be, by giving telephonic notice to the Administrative Agent, no later than 10:00 A.M. (New York City time) on the applicable Borrowing Date, confirmed in writing no later than one Business Day after such telephonic notice is given; provided that if the Administrative Agent does not receive any notice permitted from the relevant Borrower hereunder, such Borrower shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans. Until the notice given pursuant to the first sentence of this paragraph has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as or converted into, as the case may be, Eurodollar Loans.

          (b) In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the domestic certificate of deposit market generally, adequate and reasonable means do not exist for ascertaining the C/D Rate for any requested Interest Period with respect to Committed Rate Loans that a Borrower has requested be made as, continued as or converted into C/D Rate Loans, the Administrative Agent shall promptly give notice of such determination to such Borrower and the Banks on or prior to the first day of the requested Interest Period for such C/D Rate Loans. If such notice is given, such Borrower may (i) in accordance with the provisions of subsection 2.1 or 2.9, as the case may be (including any requirements for notification), request that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans, or (ii) in the case of Loans requested to be made on the first day of such Interest Period, withdraw the notice given under subsection 2.1 or 2.9, as the case may be, by giving telephonic notice to the Administrative Agent, no later than the later of 10:00 A.M. (New York City time) on the applicable Borrowing Date and one hour after receipt by such Borrower of the notice referred to in the preceding sentence, confirmed in writing no later than one Business Day after such telephonic notice is given; provided that if the Administrative Agent does not receive any notice permitted from the relevant Borrower hereunder, such Borrower shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans. Until the notice given pursuant to the first sentence of this paragraph has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as or converted into, as the case may be, C/D Rate Loans.

          (c) In the event that the Auction Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to a proposed Bid Loan to be made pursuant to an Index Rate Bid Loan Request, the Auction Agent shall forthwith give notice of such determination to the relevant Borrower and the Bid Loan Banks at least two Business Days prior to the proposed Borrowing Date, and such Bid Loans shall not be made on such Borrowing Date. Until any such notice has been withdrawn by the Auction Agent, no further Index Rate Bid Loan Requests shall be submitted by either Borrower.

          2.12 Pro Rata Treatment and Payments. (a) All payments (including prepayments), to be made by the Borrowers on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made, in the case of fees and principal of, and interest on, Loans (other than Negotiated Rate Loans) at the Administrative Agent's office specified in subsection 10.2, in each case in lawful money of the United States of America and in immediately available funds not later than 11:00 A.M. (New York City time) on the date due. The Administrative Agent shall distribute such payments to the Banks entitled thereto on the day of receipt in like funds as received, provided that the Administrative Agent shall have received such payments not later than 11:00 A.M. (New York City time). If the Administrative Agent shall distribute such payments to the Banks entitled thereto on a date after the date on which such payments were received prior to 11:00 A.M. (New York City time), the Administrative Agent shall pay to each such Bank on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's share of such payment, times (iii) a fraction the numerator of which is the number of days that elapse from and including such date of receipt of payment by the Administrative Agent to but excluding the date on which such Bank's share of such payment shall have become immediately available to such Bank and the denominator of which is 360. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees relating to Negotiated Rate Loans shall be made to the Bank with respect thereto on such terms, at such address and at such time as shall be mutually agreed upon between the relevant Borrower and the relevant Bank in lawful money of the United States of America on the date due.

     (b)  (i) Each borrowing by the Borrowers of Committed Rate
Loans and each payment of principal in respect of Committed Rate
Loans shall be made in accordance with the following requirements:

          (A)  All borrowings of Committed Rate Loans from
     Tranche A Banks, and all principal payments in respect of such Loans, shall be made pro rata according to the respective Commitments of the Tranche A Banks.

          (B)  All borrowings of Committed Rate Loans from
     Tranche B Banks, and all principal payments in respect of such Loans, shall be made pro rata according to the respective Commitments of the Tranche B Banks.

          (C) If any borrowing is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche A Banks exceed the respective Utilized Percentages of the Tranche B Banks, such borrowing in respect of Committed Rate Loans shall be allocated first to the Tranche B Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such borrowing is sufficient to yield such result), and second, any remaining amount of such borrowing shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks.

          (D) Except as provided in subclause (G) below, if any payment is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche A Banks exceed the respective Utilized Percentages of the Tranche B Banks, such payment in respect of Committed Rate Loans shall be allocated first to the Tranche A Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such payment is sufficient to yield such result), and second, such payment shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks until either (I) all of such payment has been so applied or (II) all outstanding Committed Rate Loans owing to Tranche B Banks have been paid in full, and after all outstanding Committed Rate Loans owing to Tranche B Banks have been paid in full any remaining amount of such payment shall be allocated to the Tranche A Banks.

          (E) If any borrowing is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche B Banks exceed the respective Utilized Percentages of the Tranche A Banks, such borrowing in respect of Committed Rate Loans shall be allocated first to the Tranche A Banks to the extent required to cause the respective Utilized Percentages of all the Banks to be equal (to the extent the amount of such borrowing is sufficient to yield such result), and second, any remaining amount of such borrowing shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks.

          (F) Except as provided in subclause (G) below, if any payment is made in respect of Committed Rate Loans on any day when, after giving effect to any concurrent payment and/or borrowing under this Agreement or the Linked Agreement, the respective Utilized Percentages of the Tranche B Banks exceed the respective Utilized Percentages of the Tranche A Banks, such payment in respect of Committed Rate Loans shall be allocated first to the Tranche B Banks to the extent required to cause (I) the Committed Rate Loans owing to Tranche B Banks to be repaid in full or (II) the respective Utilized Percentages of all the Banks to be equal (in each case to the extent the amount of such payment is sufficient to yield such result), whichever shall first occur, and second, such payment shall be allocated among all the Banks pro rata according to the respective Commitment Percentages of the Banks until either (x) all of such payment has been so applied or (y) all Committed Rate Loans owing to Tranche B Banks have been paid in full, and after all Committed Rate Loans owing to Tranche B Banks have been paid in full any remaining amount of such payment shall be allocated to the Tranche A Banks.

          (G) As provided in clause (b)(ii) below, if any principal payment is made in respect of any Loans on any day on which principal amounts are due and owing in respect of any Loans, such principal payment shall be applied to the Banks pro rata according to the respective amounts of principal due and owing to the Banks in respect of Loans under this Agreement. Payment of the Loans of the Tranche B Banks made in accordance with subsection 2.6(b) shall be applied to the Tranche B Banks pro rata according to the respective amounts of Committed Rate Loans owing to the Tranche B Banks.

     (ii) Except as provided in subsections 2.13, 2.16 and 2.17, each reduction of the Commitments shall be made pro rata among the Banks according to their respective Commitment Percentages. Each payment by the Borrowers under this Agreement or of any Loan (other than Negotiated Rate Loans) shall be applied, first, to any fees then due and owing pursuant to subsection 2.4, second, to interest then due and owing in respect of the Loans (other than Negotiated Rate Loans) and third, to principal then due and owing hereunder (other than principal due and owing under Negotiated Rate Loans) and under the Loans (other than Negotiated Rate Loans). Each payment made by the Borrowers under this Agreement relating to a Negotiated Rate Loan to the Bank with respect thereto shall be applied, first, to interest then due and owing in respect of such Negotiated Rate Loan and second, to principal then due and owing hereunder with respect to such Negotiated Rate Loan and under such Negotiated Rate Loan. Each payment (other than voluntary prepayments made when no principal payments are due and owing hereunder) by either Borrower on account of principal of and interest on the Loans shall be made for the account of each Bank pro rata according to the respective amounts of principal and interest due and owing to such Bank under this Agreement. Subject to the requirements of clause (i) of this paragraph (b), each payment by a Borrower on account of principal of the Loans (other than Negotiated Rate Loans) shall be applied, first, to such of its Committed Rate Loan borrowings as such Borrower may designate, provided, however, that if any such payment is made after the Commitment Expiration Date for any Objecting Banks to which Committed Rate Loans remain outstanding, such Objecting Banks shall receive, pro rata, the portion of such payment that bears the same ratio to the aggregate outstanding principal amount of Committed Rate Loans owing to all Objecting Banks as the portion of such prepayment applied to the Committed Rate Loans of the other Banks bears to the aggregate outstanding principal amount of Committed Rate Loans owing to such other Banks, and, second, after all Committed Rate Loans shall have been paid in full, to all of its Absolute Rate Bid Loans or Index Rate Bid Loans made on the same Borrowing Date with the same Interest Period as such Borrower may designate, pro rata according to the respective amounts outstanding; provided, however, that prepayments made pursuant to subsection 2.13(a),
(b) or (c), 2.16(c) or 2.17(b) shall be applied in accordance with such subsection.

          (c) If any payment hereunder (other than payments on the Eurodollar Loans and Index Rate Bid Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan or Index Rate Bid Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day. With respect to any extension of the payment of principal pursuant to this subsection 2.12(c), interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Bank prior to the date of the Committed Rate Loan, Committed Rate Loans, Bid Loan or Bid Loans to be made by such Bank (which notice shall be effective upon receipt) that such Bank will not make its pro rata share of the amount of the requested borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to it on such date and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If a Bank shall make such amount available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the date on which such Bank's pro rata share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 2.12(d) shall be conclusive, absent manifest error. If such Bank's pro rata share is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount, on demand, from the relevant Borrower with interest thereon at the rate equal to the product of (i) during the period from and including such Borrowing Date to the Business Day next following the date of such demand, the daily average Federal funds rate as quoted by the Administrative Agent, times a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the Business Day next following the date of such demand and the denominator of which is 360 and
(ii) thereafter, the interest rate or rates applicable to the Loan or Loans funded by the Administrative Agent on behalf of such Bank on such Borrowing Date, times a fraction the numerator of which is the number of days which elapse from and including the Business Day next following the date of such demand to but excluding the date such amount is recovered by the Administrative Agent from such Borrower and the denominator of which is 360. In the event any Bank's pro rata share of a borrowing is not made available to the Administrative Agent in accordance with this paragraph within three Business Days of the applicable Borrowing Date (i) such Bank shall, during the period from such Borrowing Date to the date such Bank makes its pro rata share of the applicable borrowing available, not accrue and shall not be entitled to receive any facility fee under subsection 2.4 and
(ii) either Borrower may exercise or pursue any other rights, remedies, powers and privileges against such Bank as are provided by law or by contract.

          2.13 Requirements of Law. (a) If any Bank shall determine that by reason of (i) the introduction after the date hereof of any applicable law, regulation or guideline or any change after the date hereof in any applicable law, regulation or guideline (including the phasing-in of a provision of any applicable law, regulation or guideline) or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof or any court of competent jurisdiction and/or (ii) compliance by such Bank with any requirement adopted after the date hereof of or directive adopted after the date hereof from any central bank or other fiscal, monetary or other regulatory authority (whether or not having the force of law), there shall be any increase in the cost of such Bank of maintaining or giving effect to its obligations with respect to Committed Rate Loans under this Agreement or maintaining its Commitment with respect to Committed Rate Loans or making or maintaining any C/D Rate Loans or Eurodollar Loans or any reduction in any amount receivable by such Bank in respect of C/D Rate Loans or Eurodollar Loans under this Agreement, notwithstanding the reasonable efforts (such reasonable efforts not to result in the incurrence of additional costs or expenses) of such Bank to mitigate such increase or reduction, then the relevant Borrower shall from time to time on receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent) pay to such Bank such amounts as are stated therein to be required to indemnify such Bank against such increased costs or reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable to such Bank pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amount payable to such Bank hereunder and/or, upon giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank; provided, further, that such Borrower shall not be obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a)
(A) which constitutes a present or future income, stamp or other tax, levy, impost, duty, charge, fee, deduction or withholding referred to in subsection 2.17(a) or (B) as a result of any law, rule, guideline, regulation, request or directive regarding capital adequacy referred to in subsection 2.13(b). A certificate of such Bank as to the amount of such increased costs or reduction shall set forth in reasonable detail the computation of such increased costs or reduction, and shall be binding and conclusive in the absence of manifest error. Amounts payable pursuant to this subsection 2.13(a) shall not include amounts which the relevant Borrower is obligated to pay pursuant to the definition of "C/D Rate" or subsection 2.13(c). A Bank which demands indemnification hereunder as a result of an increased cost or reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (y) the thirtieth day immediately following each payment or realization by such Bank of such increased cost or reduction (and such certificate shall certify that the amounts set forth therein were paid or realized within such thirty-day period) and (z) the thirtieth day immediately following such Bank's knowledge of the incurrence or realization by such Bank of such increased cost or reduction (and such certificate shall so certify).

          (b) In the event that any Bank shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy (excluding, however, the phasing-in of any existing law, rule, regulation or guideline regarding capital adequacy) or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Bank such additional amounts as are stated therein to be required to compensate it for such reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(b), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or, upon giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank. A certificate of such Bank as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction, and shall be binding and conclusive in the absence of manifest error. A Bank which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (i) the thirtieth day immediately following each realization by such Bank of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such thirty-day period) and (ii) the thirtieth day immediately following such Bank's knowledge of the realization by such Bank of such reduction (and such certificate shall so certify).

          (c) Each Borrower shall pay to each Bank that delivers a certificate to such Borrower in accordance with the second and third following sentences such amounts as shall be necessary to reimburse such Bank for the costs (determined in accordance with the immediately following sentence), if any, incurred by such Bank, as a result of the application to such Bank during any period on which there are outstanding Eurodollar Loans advanced by such Bank to such Borrower of basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System (any such reserves dealing with reserve requirements prescribed for eurocurrency funding being referred to as "Reserves"), such amount to be set forth in a certificate of such Bank delivered to the relevant Borrower; provided, however, that if a Bank gives to a Borrower the written notice contemplated by the proviso set forth in the second following sentence, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or upon giving not less than three Working Days' notice to such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank. Amounts certified by a Bank hereunder for any period shall represent such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Bank shall determine) of the actual costs, if any, theretofore incurred by such Bank as a result of the application of Reserves to Eurocurrency liabilities (as referred to in Regulation D referred to above) of such Bank in an amount equal to such Bank's Eurodollar Loans during such period and in any event shall not exceed the amount obtainable utilizing the maximum Reserves prescribed by the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto for such period. Such payment shall be made within fifteen days after receipt by the relevant Borrower of a certificate, signed by an officer of the Bank delivering such certificate, which certificate shall be binding and conclusive in the absence of demonstrable error, specifying the period (prior to the date of such certificate) during which the cost set forth therein was incurred by such Bank and stating (i) that such amount represents the actual cost, or, if an accurate calculation of such cost is impracticable stating that such amount represents such Bank's reasonable estimate of the actual cost, incurred by such Bank during such period as a result of the application of Reserves to Eurocurrency liabilities of such Bank in an amount equal to such Bank's Eurodollar Loans during such period and specified in such certificate and (ii) that the amount set forth therein does not in any event exceed the amount obtainable utilizing the maximum Reserves prescribed for such period by the Board of Governors of the Federal Reserve System or such other Governmental Authority having jurisdiction with respect thereto; provided that the obligation of the Borrowers to pay any amounts pursuant to this subsection 2.13(c) shall apply only in the case of those Banks that give to the relevant Borrower and the Administrative Agent, no later than 3:00 P.M. (New York City time) on the day that is two Working Days prior to the applicable Borrowing Date therefor, a written notice stating that such Bank intends to demand reimbursement pursuant hereto. A Bank which demands reimbursement of Reserve costs hereunder on account of a Eurodollar Loan made by such Bank shall deliver the certificate referred to in the preceding sentence to the relevant Borrower setting forth the items specified in clauses (i) and (ii) of the preceding sentence no later than the thirtieth day immediately following the last day of the Interest Period applicable to such Eurodollar Loan.

          (d) The obligations of the parties under this subsection 2.13 shall survive termination of this Agreement and payment of the Loans.

          2.14 Indemnity. Each Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or interest on any Loan by such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder, (b) default by such Borrower in making a borrowing, conversion or continuance after such Borrower has given a notice in accordance with subsection 2.1, 2.2 or 2.9, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with subsection 2.5 or
2.6 or (d) the making by such Borrower of a prepayment of a Committed Rate Loan (other than an ABR Loan), a Bid Loan or, to the extent agreed to by the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan, a Negotiated Rate Loan on a day which is not the last day of an Interest Period with respect thereto (with respect to Committed Rate Loans) or the maturity date therefor (with respect to Bid Loans) or any agreed date (with respect to Negotiated Rate Loans), including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder. This covenant shall survive termination of this Agreement and payment of the outstanding Loans. A certificate as to any amount payable pursuant to the foregoing shall be submitted by such Bank (and executed by an officer thereof) to the relevant Borrower, setting forth the computation of such amounts in reasonable detail, and shall be conclusive in the absence of manifest error.

          2.15  Non-Receipt of Funds by the Administrative Agent.

With respect to all Loans except Negotiated Rate Loans, unless the Administrative Agent shall have been notified by the relevant Borrower prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such payment date an amount equal to the portion of such assumed payment to which such Bank is entitled hereunder, and if such Borrower has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the federal funds market in New York on each such day. A certificate of the Administrative Agent submitted to the relevant Bank with respect to any amount owing under this subsection 2.15 shall be conclusive absent manifest error.

          2.16 Extension of Termination Date. (a) Not less than 60 days and not more than 90 days prior to the Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an extension of such Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit I, which the Administrative Agent shall promptly furnish to each Bank. Each Bank shall, not less than 30 days and not more than 60 days prior to the Termination Date then in effect, notify the Borrowers and the Administrative Agent of its election to extend or not extend the Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to extend the Termination Date shall be revocable by such Bank in its sole and absolute discretion at any time prior to the date which is 30 days prior to the Termination Date then in effect. If the Required Banks shall approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this subsection 2.16 shall be for a maximum of 364 days and (ii) the Commitment of any Bank which does not consent in writing to such extension not less than 30 days and not more than 60 days prior to the Termination Date then in effect (an "Objecting Bank") shall, unless earlier terminated in accordance with this Agreement, expire on the Termination Date in effect on the date of such Extension Request (such Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Bank). If, not less than 30 days and not more than 60 days prior to the Termination Date then in effect, the Required Banks shall not approve in writing the extension of the Termination Date requested in an Extension Request, the Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Banks and the Borrowers of any extension of the Termination Date pursuant to this subsection 2.16 and (z) the Borrowers and any other Bank of any Bank which becomes an Objecting Bank.

          (b) Committed Rate Loans owing to any Objecting Bank on the Commitment Expiration Date with respect to such Bank shall be repaid in full on or before the date which is two years after such Commitment Expiration Date.

          (c) The Borrowers shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Banks in accordance with subsection 2.6, to prepay in full the Committed Rate Loans of the Objecting Banks, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14,
2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or, upon giving not less than three Working Days' notice to the Objecting Banks and the Administrative Agent, to cancel the whole or part of the Commitments of the Objecting Banks.

          2.17 Foreign Taxes. (a) All payments made under this Agreement shall be made without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein) from or through which any amount is paid under this Agreement excluding, in the case of each Bank, (i) income and franchise taxes (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by a political subdivision or taxing authority thereof or therein but excluding, in the case of any Bank not organized under the laws of the United States, any taxes imposed by the United States by means of withholding at the source), (ii) in the case of any Bank not organized under the laws of the United States, any taxes imposed by the United States by means of withholding at the source unless such Bank has provided the Company, the Capital Corporation and the Administrative Agent with the documents it is required to provide to them under subsection 2.17(c) and (iii) taxes that would not have been imposed on such Bank but for the existence of a connection between such Bank and the jurisdiction imposing such taxes (other than a connection arising principally by virtue of this Agreement) (such non-excluded taxes being called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts so payable to any Bank hereunder, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Foreign Taxes are payable by the Company or the Capital Corporation, as the case may be, as promptly as possible thereafter the Company or the Capital Corporation, as the case may be, shall send to the Administrative Agent, for the account of the affected Bank, a certified copy of the original official receipt, if any, received by the Company or the Capital Corporation, as the case may be, showing payment thereof. If the Company or the Capital Corporation, as the case may be, fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the affected Banks, the required receipts or other required documentary evidence, the Company or the Capital Corporation, as the case may be, shall indemnify such Banks for any incremental taxes, interest or penalties that may become payable by such Banks as a result of any such failure.

          (b) If a Borrower is required by this subsection 2.17 to make a payment to or in respect of any Bank, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14,
2.15 and 2.17 and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or on giving not less than three Business Days' notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of such Bank.

          (c) At least two Business Days prior to the first Borrowing Date or, if such date does not occur within thirty days after the Closing Date, by the end of such thirty-day period, each Bank agrees that it will deliver to each Borrower and the Administrative Agent (i) either (A) a statement that it is incorporated under the laws of the United States or a state thereof or (B) if it is not so incorporated, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 4224 or 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payment under this Agreement without deduction or withholding of any United States Federal income taxes, and (ii) Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank agrees (for the benefit of the Administrative Agent and the Borrowers) to provide the Administrative Agent and the Borrowers a new letter and Form 4224 or 1001 and Form W-8 or W-9, or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter or form previously delivered by it, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income tax, and in the case of a Form W-8 or W-9 establishing exemption from United States backup withholding tax. The Administrative Agent shall not be responsible for obtaining such documentation from any Bank other than Chemical.

          (d) The Company and the Capital Corporation shall not be required to make payments on account of United States withholding taxes to any Bank under the second sentence of subsection 2.17(a) to the extent that such taxes could have been avoided had such Bank complied with a reasonable request by the Company, the Capital Corporation or the Administrative Agent for the forms or documents referred to in subsection 2.17(c).

          (e) To the extent that, as determined by any Bank in its sole discretion and without any obligation to disclose its tax records, Foreign Taxes have been irrevocably utilized by such Bank (either as credits or deductions) to reduce its tax liabilities and such utilization is consistent with its overall tax policies, such Bank shall pay to the Company or the Capital Corporation, as the case may be, an amount equal to such reduction obtained to the extent of such increased amounts paid by the Company or the Capital Corporation to such Bank as aforesaid.

          (f) The obligations of the parties under this subsection 2.17 shall survive termination of this Agreement and payment of the Loans.

          2.18 Confirmations. The Administrative Agent shall, within 15 days following the last day of each calendar quarter (each such period being a "Report Period"), furnish to the Borrowers a written account with respect to all amounts outstanding under the Loan Accounts as at the last day of such Report Period, including an accounting setting forth, for such Report Period the amounts of principal, interest and other sums paid and payable hereunder. The Borrowers shall, within 15 days following receipt of such written account, notify the Administrative Agent of any discrepancies between such written account and the Borrowers' records or, if no such discrepancies exist, furnish written confirmation to the Administrative Agent of the accuracy of such written account. Upon any Bank's request, the Administrative Agent shall furnish to each Bank a copy of such written account together with the Borrowers' response thereto.

          2.19 Replacement of Cancelled Banks. The Borrowers may designate one or more financial institutions to act as a Bank hereunder in place of any Cancelled Bank, and upon the Borrowers, each such financial institution and the Administrative Agent executing a writing substantially in the form of Exhibit L, such financial institution shall become and be a Bank hereunder with all the rights and obligations it would have had if it had been named on the signature pages hereof, and having for all such financial institutions an aggregate Commitment no greater than the whole, or such cancelled part, of the Commitment of the Cancelled Bank in place of which such financial institutions were designated; provided, however, that all rights and obligations of such Cancelled Bank relating to the Loans made by such Cancelled Bank that are outstanding on the date of such cancellation shall be the rights and obligations of such Cancelled Bank and not of any such financial institution; and provided, further, that no such financial institution shall become and be a Tranche B Bank hereunder in place of a Cancelled Bank which was a Tranche B Bank unless concurrently therewith such financial institution or an affiliate thereof becomes a party to the Linked Agreement in accordance with its terms with a "Commitment" under the Linked Agreement. The Administrative Agent shall execute any such writing presented to it and shall notify the Banks of the execution thereof, the name of the financial institution executing such writing and the amount of its Commitment.

          2.20 Certain Notices. Concurrently with the delivery to the Administrative Agent or the Auction Agent hereunder by either Borrower of a notice of borrowing, a notice of prepayment, a notice of reduction or termination of Commitments or a notice requesting extension of the Termination Date, such Borrower will deliver a copy of such notice to the Canadian Administrative Agent. The Administrative Agent will promptly notify the Canadian Administrative Agent of (a) each borrowing of Committed Rate Loans to be made from the Tranche B Banks, (b) the principal amount of Committed Rate Loans to be made by each Tranche B Bank,
(c) the principal amount of each payment in respect of such Loans, (d) any termination or reduction of the Commitments, (e) any extension of the Termination Date and (f) any assignment of all or a portion of any Tranche B Bank's Commitment.
Concurrently with the delivery to the Canadian Administrative Agent by either "Borrower" under (and as defined in) the Linked Agreement of a notice of borrowing, a notice of prepayment, a notice of reduction or termination of commitments under the Linked Agreement or a notice requesting extension of the Termination Date (as defined in the Linked Agreement), the Borrowers will cause such "Borrower" to deliver a copy of such notice to the Administrative Agent. The Canadian Administrative Agent will promptly notify the Administrative Agent of (i) each borrowing of Loans under (and as defined in) the Linked Agreement, (ii) the principal amount of such Loans, (iii) the amount of each principal payment in respect of such Loans, (iv) any termination or reduction of the commitments under the Linked Agreement, (v) any assignment of all or a portion of any Linked Lender's rights or obligations pursuant to Section 15.2 of the Linked Agreement and (vi) the Equivalent Amount of 26% of any stamping fee paid pursuant to subsection 6.1(b) of the Linked Agreement, the period (including the applicable dates) in respect of such stamping fee and the proportion of such stamping fee paid to each Linked Lender.


          SECTION 3.  REPRESENTATIONS AND WARRANTIES

          Each Borrower hereby represents and warrants to the Administrative Agent and to each Bank that:

          3.1 Financial Condition. The consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at October 31, 1994 and the related consolidated statements of income and of cash flow for the fiscal year then ended (including the related schedules and notes) reported on by Deloitte & Touche, copies of which have heretofore been furnished to each Bank, fairly present the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal year then ended. The condensed unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at January 31, 1995 and the related unaudited consolidated statement of income for the three-month period ended on such date, certified by a Responsible Officer of such Borrower, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          3.2 Corporate Existence. Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged.

          3.3 Corporate Power; Authorization; Enforceable Obligations. Such Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize its execution, delivery and performance of this Agreement. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement other than any such consents, authorizations, filings or acts as have been obtained, taken or made and are in full force and effect. This Agreement has been duly executed and delivered on behalf of such Borrower, and this Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether enforcement is sought by proceedings in equity or at law).

          3.4 No Legal Bar. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of such Borrower, and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

          3.5  No Material Litigation.   No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues except actions, suits or proceedings which will not materially adversely affect the ability of such Borrower to perform its obligations hereunder. All of the defaults, if any, of such Borrower or any of its Subsidiaries with respect to any order of any Governmental Authority do not, and will not collectively, have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole.

          3.6 Taxes. Each of such Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed (except where the failure to file such tax returns would not have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole), and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than assessments, taxes, fees and other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be).

          3.7 Margin Regulations. No part of the proceeds of any Loan hereunder will be used for any purpose which violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          3.8 Pari Passu Ranking. The indebtedness of such Borrower under its Loans and all other amounts due hereunder ranks at least pari passu with all present and future unsecured senior indebtedness of such Borrower (other than indebtedness preferred by law).

          3.9 No Defaults. No "Event of Default" or similar event, or event which, with the lapse of time or the giving of notice, or both, would constitute such an Event of Default or similar event, has occurred and is continuing hereunder or under any material bond, debenture, note or other evidence of indebtedness, or in any material mortgage, deed of trust, indenture or loan agreement, of such Borrower.

          3.10 Use of Proceeds. The proceeds of the Loans will be used by such Borrower for its general corporate purposes, which shall include, but shall not be limited to, any purchase or other acquisition of all or a portion of the debt or stock or other evidences of ownership of such Borrower or the assets or stock or other evidences of ownership of any other Person or Persons.


          SECTION 4.  CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loan. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Counterparts. The Administrative Agent shall have received counterparts hereof, executed by all of the parties hereto.

          (b) Resolutions. The Administrative Agent shall have received, with a counterpart for each Bank, resolutions, certified by the Secretary or an Assistant Secretary of each Borrower, in form and substance satisfactory to the Administrative Agent, adopted by the Board of Directors of such Borrower authorizing the execution of this Agreement and the performance of its obligations hereunder and any borrowings hereunder from time to time.

          (c) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, an opinion of Frank S. Cottrell, Esq., or his successor, as general counsel, or an associate general counsel, for each of the Borrowers, dated the Closing Date and addressed to the Agents and the Banks, substantially in the form of Exhibit G, and an opinion of Shearman & Sterling, special counsel to the Borrowers, dated the Closing Date and addressed to the Agents and the Banks, substantially in the form of Exhibit
     H. Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

          (d) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (e) Termination of Existing Agreements. The Administrative Agent shall have received evidence satisfactory to it that the commitment of each financial institution to make loans to the Borrowers pursuant to (i) the $1,675,000,000 Credit Agreement, dated as of December 15, 1993, among the Borrowers, the lenders parties thereto, Chemical Bank, as Administrative Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, and the Managing Agents and the Co-Agents named therein, (ii) the $825,000,000 Credit Agreement, dated as of December 15, 1993, among the Borrowers, the lenders parties thereto, Chemical Bank, as Administrative Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, and the Managing Agents and the Co-Agents named therein, (iii) the Credit Agreement, dated as of March 26, 1993, among the Borrowers, the lenders parties thereto and Toronto Dominion (Texas), Inc., as Agent, and (iv) the Loan Agreement, dated as of March 26, 1993, among John Deere Limited, John Deere Finance Limited, the lenders parties thereto and The Toronto-Dominion Bank, as Agent, shall have been terminated in full and the outstanding principal amount of the indebtedness thereunder and all other amounts owing to any bank thereunder shall have been repaid or paid by the Borrowers, John Deere Limited and John Deere Finance Limited.

          (f) Fees. The Administrative Agent shall have received, for the accounts of the Banks and the Administrative Agent, and each Agent shall have received, for the account of such Agent, all accrued fees and expenses owing hereunder or in connection herewith to the Banks and the Agents to be received on the Closing Date.

          (g) Linked Agreement. The Linked Agreement shall have been executed and delivered by the parties thereto and all conditions to the effectiveness of the Linked Agreement shall have been satisfied.

          (h) Additional Matters. All other documents which the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

          4.2  Conditions to All Loans.  The obligation of each
Bank to make any Loan (which shall include the initial Loan to be made by it hereunder) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  The
     representations and warranties made by the Borrowers herein or which are contained in any certificate, document or financial or other statement furnished by either Borrower at any time hereunder or in connection herewith (other than any representations and warranties which by the terms of such certificate, document or financial or other statement do not survive the execution of this Agreement) shall be correct on and as of the date of such Loan as if made on and as of such date except as such representations and warranties expressly relate to an earlier date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans to be made on such date and the application of the proceeds thereof.

          (c) Additional Conditions to Bid Loans. If such Loan is made pursuant to subsection 2.2, all conditions set forth in subsection 2.2(f) shall have been satisfied.

          Each acceptance by either Borrower of a Loan shall constitute a representation and warranty by the relevant Borrower as of the date of such Loan that the applicable conditions in clauses (a), (b) and (c) of this subsection 4.2 have been satisfied.


          SECTION 5.  AFFIRMATIVE COVENANTS

          Each of the Borrowers (except as otherwise specified) hereby agrees that, so long as there is any obligation by any Bank to make Loans to it hereunder, any Loan of such Borrower remains outstanding and unpaid or any other amount is owing by such Borrower to any Bank or any Agent hereunder (unless the Required Banks shall otherwise consent in writing):

          5.1 Financial Statements. Such Borrower shall furnish to each Bank:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of such Borrower, a copy of the consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and of cash flow for such year, reported on by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower, the condensed unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statement of income of such Borrower and its consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, certified by a Responsible Officer of such Borrower (subject to normal year-end audit adjustments);

all such financial statements to present fairly the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries and to be prepared in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2 Certificates; Other Information. Such Borrower shall furnish to each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer of such Borrower stating that (i) he has no knowledge of the occurrence and continuance of any Default or Event of Default except as specified in such certificate, in which case such certificate shall contain a description thereof and a statement of the steps, if any, which such Borrower is taking, or proposes to take, to cure the same and (ii) the financial statements delivered pursuant to subsection 5.1 would not be different if prepared in accordance with GAAP except as specified in such certificate; and

          (b) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

          5.3 Company Indenture Documents. The Company shall, contemporaneously with the delivery thereof to the Trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section
7.03 of the indenture dated July 1, 1994 between the Company and The Chase Manhattan Bank (National Association), as Trustee.

          5.4 Capital Corporation Indenture Documents. The Capital Corporation shall, contemporaneously with the delivery thereof to the Trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section 7.03 of the indenture dated February 1, 1991, between the Capital Corporation and The Bank of New York, as Trustee.

          5.5 Notice of Default. Such Borrower shall promptly give notice to the Administrative Agent of the occurrence of any Default or Event of Default, which notice shall be given in writing as soon as possible, and in any event within 10 days after a Responsible Officer of such Borrower obtains knowledge of such occurrence, with a description of the steps being taken to remedy the same (provided that such Borrower shall not be obligated to give notice of any Default or Event of Default which is remedied prior to or within 10 days after a Responsible Officer of such Borrower first acquires such knowledge). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof.

          5.6 Ownership of Capital Corporation Stock. The Company shall continue to own, directly or through one or more wholly-owned Subsidiaries, free and clear of any lien or other encumbrance, 51% of the voting stock of the Capital Corporation; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company as provided in subsection 7.4.

          5.7 Employee Benefit Plans. The Company shall maintain, and cause each of its Subsidiaries to maintain, each Plan as to which it may have liability, in compliance with all applicable requirements of law and regulations.


          SECTION 6.  NEGATIVE COVENANTS OF THE COMPANY

          The Company hereby agrees that, so long as there is any obligation by any Bank to make Loans hereunder, any Loan remains outstanding and unpaid or any other amount is owing to any Agent or any Bank hereunder, it shall not, nor in the case of subsections 6.2 and 6.3 shall it permit any Restricted Subsidiary to (unless the Required Banks shall otherwise consent in writing):

          6.1  Company May Consolidate, etc., Only on Certain
Terms. Consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an assumption agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Required Banks, the due and punctual payment of the principal of and interest on the Loans to the Company and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

          (b)  immediately after giving effect to such
     transaction, no Default or Event of Default, shall have happened and be continuing;

          (c) if as a result thereof any property or assets of the Company or a Restricted Subsidiary would become subject to any Mortgage not permitted by (i) through (xii) of subsection 6.2(a) or subsection 6.2(b), compliance shall be effected with the first clause of subsection 6.2(a); and

          (d) the Company and the successor Person have delivered to the Administrative Agent an officers' certificate signed by two Responsible Officers of the Company stating that such consolidation, merger, conveyance or transfer and such assumption agreement comply with this subsection 6.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          6.2 Limitation on Liens. (a) Issue, incur, assume or guarantee any debt (hereinafter in this subsection referred to as "Debt") secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter called "Mortgage" or "Mortgages") upon any Important Property, or upon any shares of stock or indebtedness issued or incurred by any Restricted Subsidiary (whether such Important Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

          (i) Mortgages on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or (in addition to Mortgages contemplated by clauses (ii), (iii) and (iv) below) Mortgages on any property existing at the time of acquisition thereof; provided that such Mortgages shall not apply to any Important Property theretofore owned by the Company or any Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

              (ii) Mortgages on any property, shares of stock, or
     indebtedness existing at the time of acquisition thereof from a corporation which is consolidated with or merged into, or substantially all of the assets of which are acquired by, the Company or a Restricted Subsidiary;

             (iii)  Mortgages on property of a corporation
existing at
     the time such corporation becomes a Restricted Subsidiary;

              (iv)  Mortgages to secure Debt of a Restricted
     Subsidiary to the Company or to another Restricted
     Subsidiary;

          (v) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgages and Mortgages given to secure indebtedness incurred in connection with the financing of construction of pollution control facilities, the interest on which indebtedness is exempt from income taxes under the Code;

              (vi) any deposit or pledge of assets (1) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or a Restricted Subsidiary, or (2) as security for the performance of any contract or undertaking not directly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or
     (3) with any governmental agency, which deposit or pledge is required or permitted to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security, or similar matters, or (4) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

             (vii) Mortgages existing on property acquired by the
     Company or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

            (viii) judgment liens, so long as the finality of such
     judgment is being contested in good faith and execution thereon is stayed;

              (ix) Mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Mortgage referred to in the foregoing clauses (i) to
     (viii), inclusive, or in this clause (ix), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property);

          (x) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Restricted Subsidiary or the value of such property for the purposes of such business;

              (xi)  Mortgages on Margin Stock owned by the
Company and
     its Restricted Subsidiaries to the extent such Margin Stock so Mortgaged exceeds 25% of the fair market value of the sum of the Important Property of the Company and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

             (xii) Mortgages on any Important Property of, or any
     shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

          (b) (i) The provisions of subsection 6.2(a) shall not apply to the issuance, incurrence, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with the sum of (A) all other Debt issued or incurred by the Company and its Restricted Subsidiaries secured by Mortgages (other than Mortgages permitted by subsection 6.2(a)) which would otherwise be subject to the foregoing restrictions and (B) the Attributable Debt in respect of Sale and Lease-back Transactions in existence at such time (other than Sale and Lease-back Transactions which, if the Attributable Debt in respect of such Sale and Lease-back had been a Mortgage, would have been permitted by clause (i) of subsection 6.2(a) and other than Sale and Lease-back Transactions the proceeds of which have been applied in accordance with subsection 6.3(b)) does not at the time exceed 5% of Consolidated Net Worth, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

              (ii) For purposes of subsection 6.2(b)(i), the term
"Consolidated Net Worth" shall mean the aggregate of capital and surplus of the Company and its consolidated Subsidiaries, less minority interests in Subsidiaries, determined in accordance with GAAP; and the term "Attributable Debt" shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the interest rate set forth in the Company's 8-1/2% Debentures Due 2022, compounded semi-annually, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          (c) If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into the Company or any Restricted Subsidiary or upon any sale or conveyance of the property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by the Company or any Restricted Subsidiary by purchase or otherwise of all or any part of the property of any other Person, any Important Property theretofore owned by the Company or such Restricted Subsidiary would thereupon become subject to any Mortgage not permitted by the terms of subsection
(a) or (b) of this subsection 6.2, the Company, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest on the Loans (equally and ratably with or prior to any other indebtedness of the Company or such Subsidiary then entitled thereto) by a direct lien on all such property prior to all liens other than any liens theretofore existing thereon by an assumption agreement or otherwise.

          (d) If at any time the Company or any Restricted Subsidiary shall issue, incur, assume or guarantee any Debt secured by any Mortgage not permitted by this subsection 6.2, to which the covenant in subsection 6.2(a) is applicable, the Company will promptly deliver to the Administrative Agent (with counterparts for each Bank):

          (i)  an officers' certificate signed by two Responsible
     Officers of the Company stating that the covenant of the Company contained in paragraph (a) or (c) of this subsection
     6.2 has been complied with; and

              (ii) an opinion of counsel satisfactory to the Administrative Agent to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

          6.3 Limitations on Sale and Lease-back Transactions. Enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Important Property owned or hereafter acquired by the Company or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Important Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (herein referred to as a "Sale and Lease-back Transaction") unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company or such Restricted Subsidiary, as applicable) of such property and either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) subsection 6.2(a)(i) or (2) subsection 6.2(b), to incur Debt secured by a Mortgage on the Important Property to be leased without equally and ratably securing the Loans, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount equal to the fair value (as so determined) of such property to the reduction of the Commitments (to be accompanied by prepayment of the Loans in accordance with subsection 2.6 to the extent that the principal amount thereof outstanding prior to such prepayment would exceed the Commitments as so reduced) or to the payment or other retirement of funded debt for money borrowed, incurred or assumed by the Company which ranks senior to or pari passu with the Loans or of funded debt for money borrowed, incurred or assumed by any Restricted Subsidiary (other than, in either case, funded debt owned by the Company or any Restricted Subsidiary). For this purpose, funded debt means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

          6.4  Consolidated Tangible Net Worth.  Permit
Consolidated Tangible Net Worth as at the end of any fiscal quarter of the Company and its consolidated Subsidiaries
(including the last quarter of any fiscal year of the Company and its consolidated Subsidiaries) to be less than $500,000,000.


          SECTION 7.  NEGATIVE COVENANTS OF THE CAPITAL
                      CORPORATION

          The Capital Corporation hereby agrees that, so long as there is any obligation by any Bank to make Loans to the Capital Corporation hereunder, any Loan of the Capital Corporation remains outstanding and unpaid or any other amount is owing by the Capital Corporation to any Bank or any Agent hereunder, the Capital Corporation shall not, nor in the case of the agreements set forth in subsection 7.3 shall it permit any of its Subsidiaries to, directly or indirectly (unless the Required Banks shall otherwise consent in writing):

          7.1 Fixed Charges Ratio. Permit the ratio of Net Earnings Available for Fixed Charges to Fixed Charges for any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be less than 1.05 to 1.

          7.2  Consolidated Senior Debt to Consolidated
Capital Base. Permit the ratio of Consolidated Senior Debt to Consolidated Capital Base as at the end of any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the end of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be more than 8 to 1.

          7.3 Limitation on Liens. Issue, incur, assume or guarantee any Debt secured by any Mortgage upon any of its property or assets, or any of the property or assets of any of its Subsidiaries (whether any such property or assets is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Capital Corporation shall so determine, any other indebtedness of or guaranty by such Borrower or such Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

          (a) Mortgages on fixed assets or other physical properties hereafter acquired to secure all or part of the purchase price thereof or the acquiring hereafter of such assets or properties subject to any existing lien or charge securing indebtedness (whether or not assumed);

          (b) easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Capital Corporation or a Subsidiary of the Capital Corporation;

          (c) any deposit or pledge of assets (i) with any surety company or clerk of any court, or in escrow, as collateral in connection with or in lieu of, any bond on appeal from any judgment or decree against the Capital Corporation or a Subsidiary of the Capital Corporation, or in connection with other proceedings or actions at law or in equity by or against the Capital Corporation or a Subsidiary of the Capital Corporation or (ii) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or (iii) with any governmental agency, which deposit or pledge is required or permitted to qualify the Capital Corporation or a Subsidiary of the Capital Corporation to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security, or similar matters, or (iv) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

          (d) Mortgages by a Subsidiary as security for indebtedness owed to the Capital Corporation;

          (e) liens for taxes and governmental charges not yet due or contested by appropriate proceedings in good faith;

          (f) Mortgages existing on property acquired by the Capital Corporation or a Subsidiary of the Capital Corporation through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

          (g) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

          (h) any Mortgage (other than directly or indirectly to secure borrowed money) if, after giving effect thereto, the aggregate principal sums secured by pledges or liens otherwise within the restrictions in clauses (a) through (h) of this subsection 7.3 do not exceed $500,000;

          (i) any transaction characterized as a sale of receivables (retail or wholesale) but reflected as secured indebtedness on a balance sheet in conformity with generally accepted accounting principles in the United States of America; and

          (j) Mortgages on Margin Stock owned by the Capital Corporation and its Subsidiaries to the extent such Margin Stock exceeds 25% of the fair market value of property and assets of the Capital Corporation and its Subsidiaries (including Margin Stock).

          7.4 Consolidation; Merger. Merge or consolidate with, or sell or convey (other than a conveyance by way of lease) all or substantially all of its assets to, any other corporation, unless (a) the Capital Corporation shall be the surviving corporation in the case of a merger or the surviving, resulting or transferee corporation (the "successor corporation") shall be a corporation organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the due and punctual performance of all of the agreements, covenants and obligations of the Capital Corporation under this Agreement by supplemental agreement satisfactory to the Administrative Agent and executed and delivered to the Administrative Agent by the successor corporation and (b) the Capital Corporation or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such agreements, covenants or obligations; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company, if (i) the Company is the successor corporation (as defined above) and
(ii) subclause (b) above is complied with. Upon any such merger, consolidation, sale or conveyance, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Capital Corporation under this Agreement, with the same effect as if the successor corporation had been named as the Capital Corporation herein and therein.


          SECTION 8.  EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following events:

          (a) Either Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or to pay any interest on any Loan, in each case within two Business Days after any such amount becomes due in accordance with the terms hereof or shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or pursuant to subsection 4.2 deemed made by either Borrower herein or which is contained in any material certificate, material document or material financial statement or other material statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in subsection 5.6,
     6.1 or 6.4, or the Capital Corporation shall default in the observance or performance of any agreement contained in subsections 7.1, 7.2 or 7.4; or

          (d) Either Borrower shall default in the observance or performance of any agreement contained in this Agreement (other than those agreements referred to above in this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any of the Banks through the Administrative Agent; or

          (e) (i) Either Borrower or any of its Significant Subsidiaries shall default in any payment of principal of or interest on any indebtedness for borrowed money (other than the Loans) in a principal amount in excess of $30,000,000 in the aggregate, or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) any other default (other than any default arising solely out of either Borrower's, or any of its Significant Subsidiaries', violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower's, or such Significant Subsidiary's, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock), or any other event that with notice or the lapse of time, or both, would constitute such a default, under any agreement or instrument relating to any such indebtedness for borrowed money (other than the Loans), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such indebtedness; or
     (iii) any such indebtedness shall, by reason of default, be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof (unless such indebtedness is declared due and payable, or required to be prepaid, solely by reason of either Borrower's, or any of its Significant Subsidiaries', violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower's, or such Significant Subsidiary's, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock); or

          (f) (i) Either Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

          (g) Any action is undertaken to terminate any Plan as to which either Borrower, or any Subsidiary of either Borrower, may have liability, or any such Plan is terminated or such Borrower or Subsidiary withdraws from such Plan, or any Reportable Event as to any such Plan shall occur, and there shall exist a deficiency in the assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, in the aggregate for all such Plans with respect to which any of the foregoing shall have occurred in the immediately preceding 12 consecutive months, of more than 25% of the Consolidated Tangible Net Worth of such Borrower; or

          (h) Any Person shall own beneficially, directly or indirectly, 30% or more of the common stock of the Company; or any Person shall have the power, direct or indirect, to vote securities having 30% or more of the ordinary voting power for the election of directors of the Company or shall own beneficially, directly or indirectly, securities having such power, provided that there shall not be included among the securities as to which any such Person has such power to vote or which such Person so owns securities owned by such Person as nominee for the direct or indirect beneficial owner thereof or securities as to which such power to vote arises by virtue of proxies solicited by the management of the Company; or

          (i) In circumstances not covered by paragraph (e) of this Section 8, amounts outstanding under the Linked Agreement shall have been declared or become due and payable by reason of the occurrence of an "Event of Default" under the Linked Agreement, and such amounts shall not have been repaid in full within 90 days after the date on which such amounts were so declared or become due and payable;

then, and in any such event, (a) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loans shall immediately become due and payable, and (b) if such event is any Event of Default specified in paragraph (a) or (e), then with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, or if such Event is an Event of Default specified in paragraph (b), (c), (d), (g),
(h) or (i), then with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, take either or both of the following actions: (i) by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived with respect to this Agreement.


          SECTION 9.  THE AGENTS

          9.1 Appointment. (a) Each Bank hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes Chemical as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

          (b) Each Bank hereby irrevocably designates and appoints Deutsche Bank AG as the Auction Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes Deutsche Bank AG, as the Auction Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Auction Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that neither the Syndication Agent, the Documentation Agent, any Managing Agent nor any Co-Agent shall have any rights, duties or responsibilities in such respective capacity nor shall any such Person have the authority to take any action hereunder in its capacity as such.

          (d) Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrowers to perform their obligations hereunder. No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Loan, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Loan as the owner thereof for all purposes except as provided in subsections 10.5(c) and 10.5(d). Each Agent shall be fully justified in failing or refusing to take any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, or all of the Banks (if the consent of all of the Banks is required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks, the Required Banks, or all Banks, as applicable; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          9.6 Non-Reliance on Agents and Other Banks. Each Bank expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by such Agent to any Bank. Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon each Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by any Agent hereunder, such Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of either Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Banks agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably (as reasonably determined by the Administrative Agent), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or wilful misconduct. The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8 Agents in their Individual Capacities. Each Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder. With respect to its Loans made by it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent and the Auction Agent in their respective individual capacity.

          9.9 Successor Agents. Each Agent may resign as Agent upon 30 days' notice thereof to the Borrowers and the Banks. If any Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, the Auction Agent or Canadian Administrative Agent, as the case may be, and the term "Administrative Agent", "Auction Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


          SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers. With the written consent of the Required Banks, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Borrowers hereunder, and with the consent of the Required Banks the Administrative Agent on behalf of the Banks may execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver, amendment, supplement or modification shall (a) extend the maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce the rate of any fee payable hereunder or extend the time of payment thereof, in each case, without the written consent of (i) with respect to any such change to any Committed Rate Loan, each Bank and (ii) with respect to any such change to any Bid Loan, the Bank which made such Bid Loan, or (b) change the amount of any Bank's Commitment or the terms of its obligation to make Loans hereunder or amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Majority Banks or Required Banks, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and Auction Agent and, if applicable, any other Agent affected by such amendment, modification or waiver, or (d) extend the Termination Date with respect to any Bank without the written consent of such Bank.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks and the Agents. In the case of any waiver, the Borrowers, the Banks and the Agents shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Anything contained in the foregoing to the contrary notwithstanding, the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan may, from time to time, enter into amendments, supplements or modifications for the purpose of adding any provisions to such Negotiated Rate Loans or changing in any manner the rights of such Bank and such Borrower thereunder and such Bank may waive any of the requirements of such Negotiated Rate Loan; provided, however, that such Borrower and such Bank shall notify the Administrative Agent in writing of any extension of the maturity of such Negotiated Rate Loan or reduction of the principal amount thereof; provided, further, that such Borrower and such Bank shall not extend the maturity of such Negotiated Rate Loan beyond the last day of the Commitment Period.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile transmission, by telephone confirmed in writing or by telegraph and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when received, or, in the case of telegraphic notice, when delivered to the telegraph company or department, addressed as follows in the case of the Borrowers, the Administrative Agent, the Auction Agent and the Canadian Administrative Agent and as set forth on
Schedule III in the case of the other parties hereto, or to such address or other address as may be hereafter notified by the respective parties hereto:

  The Borrowers:

  The Company:             Deere & Company
                           Attention:  Treasurer
                           John Deere Road
                           Moline, Illinois  61265
                           Telephone:  309-765-4405
                           Facsimile:  309-765-5021

  The Capital
    Corporation:           John Deere Capital Corporation
                           Attention:  Manager
                           First National Bank Building
                           1 East First Street
                           Reno, Nevada  89501
                           Telephone:  702-786-5527
                           Facsimile:  702-786-4145

  with a copy to:          Deere & Company
                           Attention:  Treasurer
                           John Deere Road
                           Moline, Illinois  61265
                           Facsimile:  309-765-5021

  The Administrative
    Agent:                 Chemical Bank
                           Attention:  Theodore Swimmer
                           270 Park Avenue
                           New York, New York  10017
                           Telephone:  212-270-5720
                           Facsimile:  212-270-2112

  The Auction Agent:       Deutsche Bank AG Chicago Branch
                           c/o Deutsche Bank AG New York Branch
                           Attention:  Loan Syndications
                           31 West 52nd Street
                           New York, New York  10019


                           Telephone:  212-474-7041
                           Facsimile:  212-474-7048

  The Canadian
    Administrative Agent:  The Toronto-Dominion Bank
                           Attention:  Manager Agency
                           Agency Administration
                           Corporate and Investment Banking

                    Group
                           Toronto Dominion Center
                           Toronto Dominion Tower
                           55 King Street West, 7th Floor
                           Toronto, Ontario
                           Canada  M5K 1A2
                           Telephone:  416-982-3706
                           Facsimile:  416-982-5535

provided that any notice, request or demand to or upon the Administrative Agent, the Auction Agent or the Banks pursuant to subsections 2.1, 2.2, 2.5, 2.6, 2.9, 2.11 and 9.9 shall not be effective until received (including receipt by telephone if permitted hereby).

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Borrower, the Administrative Agent, the Auction Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Payment of Expenses and Taxes. (a) The Company agrees (i) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby in such manner and in such amounts as shall be agreed to in writing by the Company and the Administrative Agent, (ii) to pay or reimburse the Administrative Agent for the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation and execution of, and any amendment, supplement, modification to, this Agreement and other documents prepared in connection herewith, and the consummation of the transaction contemplated hereby and thereby, and (iii) to pay or reimburse each Bank and each Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, fees and disbursements of counsel to each Agent and one counsel representing the Banks.

          (b) The Borrowers agree jointly and severally to indemnify and hold harmless each Agent and each Bank against any and all losses, claims, damages and liabilities (other than in connection with actions, suits and proceedings by any of the Banks against any of the other Banks), joint or several, to which they or any of them may become subject insofar as such losses, claims, damages and liabilities arise out of, relate to or are based on this Agreement (including the responsibilities, duties and obligations of the Banks hereunder and their agreement to make Loans hereunder) in connection with any acquisition or proposed acquisition of any securities or assets by a Borrower or any of its Subsidiaries, and shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage or liability, subject to the following paragraph. This indemnity agreement shall be in addition to any liability which either Borrower may otherwise have.

          (c) Promptly after receipt by an indemnified party under subsection 10.4(b) of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such indemnified party will, if a claim is to be made against the Borrowers, notify the Borrowers thereof in writing; but the omission so to notify the Borrowers will not relieve the Borrowers from any liability (otherwise than under this subsection 10.4) which they may have to any indemnified party except as may be required or provided otherwise than under this subsection 10.4. Thereafter, the indemnified party and the Borrowers shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrowers of their obligations hereunder. In case any indemnified party receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought hereunder by it and it notifies the Borrowers thereof, the Borrowers will be entitled to participate therein and, to the extent that they may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory at all times to such indemnified party; provided, however, that (i) if the parties against whom any loss, claim, damage or liability arises include both the indemnified party and a Borrower or any Subsidiary of a Borrower and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to a Borrower or any Subsidiary of a Borrower and may conflict therewith, the indemnified party or parties shall have the right to select one separate counsel for such indemnified party or parties to assume such legal defenses and to otherwise participate in the defense of such loss, claim, damage or liability on behalf of such indemnified party or parties and (ii) if any loss, claim, damage or liability arises out of actions brought by or for the benefit of a Borrower or any Subsidiary of a Borrower, the indemnified party or parties shall have the right to select their counsel and to assume and direct the defense thereof and neither Borrower shall be entitled to participate therein or assume the defense thereof. Upon receipt of notice from the Borrowers to such indemnified party of their election so to assume the defense of such loss, claim, damage or liability and approval by the indemnified party of counsel, the Borrowers shall not be liable to such indemnified party under this subsection 10.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Borrowers shall not have employed and continued to employ counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the Borrowers shall have authorized the employment of counsel for the indemnified party at the expense of the Borrowers.

          (d) Notwithstanding any other provision contained in this subsection 10.4, (i) the Borrowers shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without their consent and (ii) after the Borrowers have assumed the defense of any loss, claim, damage or liability under the preceding paragraph with respect to any Bank, they will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involves the payment of money damages, except if the Borrowers agree with such Bank to pay such money damages, and, if not simultaneously paid, to furnish such Bank with satisfactory evidence of their ability to pay such money damages, and (2) if such settlement, compromise or order involves any relief against such Bank, other than the payment of money damages, except with the prior written consent of such Bank.

          (e) The agreements in this subsection 10.4 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.5 Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agents and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in the Loans, Commitments and other interests of such Bank hereunder.
In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement, and the Borrowers, the Administrative Agent and the Auction Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions ("Loan Assignees") any Bid Loan or Negotiated Rate Loan or portion thereof owing to such Bank, pursuant to a Loan Assignment executed by the assignor Bank and the Loan Assignee. Upon such execution, from and after the Transfer Effective Date specified in such Loan Assignment, the Loan Assignee shall, to the extent of the assignment provided for in such Loan Assignment and to the extent permitted by applicable law, be deemed to have the same rights and benefits with respect to such Bid Loans and Negotiated Rate Loans and the same obligation to share pursuant to subsection 10.6 as it would have had if it were a Bank hereunder; provided, that unless such Loan Assignment shall otherwise specify and a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), the assignor Bank shall act as collection agent for the Loan Assignee, and in the case of Bid Loans, the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Bid Loan directly to the assignor Bank without any further liability to the relevant Loan Assignee, and, in the case of Negotiated Rate Loans, the relevant Borrower shall pay all amounts due under the assigned Negotiated Rate Loan directly to the assignor Bank without any further liability to the Loan Assignee. At the request of any Loan Assignee, on or promptly after the Transfer Effective Date specified in such Loan Assignment, the relevant Borrower, at its own expense, shall execute and deliver to the Loan Assignee a promissory note with respect to the Bid Loans or Negotiated Rate Loans to the order of such Loan Assignee in an amount equal to the Bid Loan or Negotiated Rate Loan assigned. Such note shall be dated the Borrowing Date in respect of such Bid Loan or Negotiated Rate Loan and shall otherwise be in the form of Exhibit M; provided, however, that such Borrower shall not be required to execute and deliver more than an aggregate of two notes with respect to the Bid Loans of any Bank with the same Interest Period at any time outstanding. A Loan Assignee shall not, by virtue of such Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that (i) the assignor Bank and the Loan Assignee may, in their discretion, agree between themselves upon the manner in which the assignor Bank will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), neither the principal amount of, the interest rate on, nor the maturity date of, any Bid Loan or Negotiated Rate Loan assigned to a Loan Assignee will be modified without written consent of such Loan Assignee.

          (d) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, with the consent of the Borrowers, sell to any Bank or any affiliate thereof and to one or more additional banks or other financial institutions ("Purchasing Banks"), portions (subject to the last sentence of this subsection 10.5(d)) of its rights (which rights may include such Bank's rights in respect of Loans it has disbursed) and obligations under this Agreement, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that in any event any such sale by a Tranche B Bank of any portion of its rights (which rights may include such Bank's rights in respect of Loans it has disbursed) and obligations hereunder to a Purchasing Bank must be accompanied by a concurrent assignment by such Tranche B Bank's Affiliated Linked Lender to such Purchasing Bank (or to an affiliate of such Purchasing Bank) of an equal percentage of such Affiliated Linked Lender's rights (which rights may include such Bank's rights in respect of "Loans" disbursed thereunder) and obligations under the Linked Agreement. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (ii) the transferor Bank thereunder shall cease to have rights and obligations under this Agreement to which the Purchasing Bank has succeeded (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitments and Commitment Percentages arising from the purchase by such Purchasing Bank of a portion of the rights and obligations of such transferor Bank under this Agreement. On or promptly after the Transfer Effective Date specified in such Commitment Transfer Supplement, the Purchasing Bank and the Administrative Agent, on behalf of such Purchasing Bank, shall open and maintain in the name of each Borrower a Loan Account with respect to such Purchasing Bank's Committed Rate Loans and Bid Loans to such Borrower. Anything contained in this Agreement to the contrary notwithstanding, no Bank may sell any portion of its rights and obligations under this subsection 10.5(d) to any bank or financial institution if after giving effect to such sale the Commitment of either of the selling and purchasing institutions would be less than $5,000,000.

          (e) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount of the Loans (other than Negotiated Rate Loans) owing to, each Bank from time to time, and (ii) with respect to each Loan Assignment delivered to the Administrative Agent, the name and address of the Loan Assignee and the principal amount of each Bid Loan owing to such Loan Assignee. The entries in the Register shall constitute prima facie evidence of the accuracy of the information so recorded, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank or Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of a Loan Assignment executed by an assignor Bank and a Loan Assignee, together with payment to the Administrative Agent (by the assignor Bank or the Loan Assignee, as agreed between them) of a registration and processing fee of $2,500, the Administrative Agent shall (i) accept such Loan Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the assignor Bank, the Loan Assignee and the Borrowers. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent (by the transferor Bank or the Purchasing Bank, as agreed between them) of a registration and processing fee of $2,500 for each Purchasing Bank listed in such Commitment Transfer Supplement, the Administrative Agent shall (A) accept such Commitment Transfer Supplement, (B) record the information contained therein in the Register and (C) give prompt notice of such acceptance and recordation to the Banks and the Borrowers.

          (g) The Company authorizes each Bank to disclose to any Participant, Loan Assignee or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrowers and their Subsidiaries which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement or in connection with such Bank's credit evaluation of the Borrowers and their Subsidiaries prior to becoming a party to this Agreement, provided that with respect to confidential data or information described in subsection 10.7, such confidential data may be disclosed only to (i) a Purchasing Bank and/or (ii) any other Transferee or prospective Transferee with the Borrowers' prior written consent, which consent shall not be unreasonably withheld with respect to prospective Participants, Participants, prospective Loan Assignees and Loan Assignees; provided, however, that such Bank shall not disclose any such confidential data or information pursuant to this subsection 10.5(g) unless (i) it has notified the Purchasing Bank or other Transferee or potential Transferee that such data or information are confidential, such notification to be in writing if such data or information are disclosed in writing and orally if such data or information are disclosed orally, and (ii) such Purchasing Bank, Transferee or potential Transferee has agreed in writing to be bound by the provisions of subsection 10.7.

          (h) If, pursuant to this subsection, any loan participation or series of loan participations is sold or any interest in this Agreement is transferred to any Transferee, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer or the first transfer to occur in a series of transfers between such transferor Bank and such Transferee, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Administrative Agent and the Borrowers (A) either (I) a statement that it is incorporated under the laws of the United States or a state thereof or (II) if it is not so incorporated, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 4224 or 1001 or successor applicable form, as the case may be, certifying in each case that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrowers) to provide the transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or 1001 and Form W-8 or W-9, or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form 1001 or 4224 that such Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form W-8 or W-9 establishing exemption from United States backup withholding tax. The Administrative Agent shall not be responsible for obtaining such documentation except from its own Transferees.

          (i) Nothing in this subsection 10.5 shall prohibit any Bank from pledging or assigning its Loans to any Federal Reserve
Bank in accordance with applicable law.

          10.6 Adjustments. Except as provided in subsection 2.12, if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Committed Rate Loans, or interest thereon or facility fee hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Committed Rate Loans, or interest thereon, or facility fee hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Committed Rate Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Bank so purchasing a portion of another Bank's Committed Rate Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          10.7 Confidentiality. (a) Each of the Agents and the Banks shall, subject as hereinafter provided, keep confidential from any third party any data or information received by them from the Borrowers pursuant to this Agreement which, if provided in writing, is designated in writing as such, and if provided orally, is designated orally as such by the Borrowers except:

          (i) any such data or information as is or becomes publicly available or generally known otherwise than as a result of any breach of the provisions of this subsection
     10.7;

              (ii)  as required by law, rule, regulation or
official
     direction;

             (iii) as may be necessary to protect as against the Borrowers or either of them the interests of the Banks or any of them under this Agreement;

              (iv)  to the extent permitted under subsection
10.5; and

          (v) to the attorneys, accountants and regulators of such Banks, and to each other Bank.

          (b) Each of the Agents and the Banks shall use their reasonable efforts to ensure that any confidential data or information received by them from the Borrowers pursuant to this Agreement which is disclosed to employees of such Agent or Bank (as the case may be) is so disclosed only to the extent necessary for purpose of the administration of this Agreement and, in all cases, on the condition that such information and data shall be kept confidential except for such purpose.

          (c) The provisions of this subsection 10.7 shall survive the payment in full of all amounts payable hereunder and the termination of this Agreement.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

          10.9 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          10.10 Waiver with Respect to Existing Credit Facilities. The Banks parties to the Credit Agreements referred to in subsection 4.1(e)(i) and (ii) hereby waive compliance by the Borrowers with the provisions of subsection 2.5 of each such Credit Agreement to the extent necessary to allow the Borrowers, acting jointly, upon delivery to the Administrative Agent thereunder of a notice of termination, to terminate the "Commitments" thereunder immediately upon such delivery.

          10.11 Consent to Jurisdiction and Service of Process. All judicial proceedings brought against the Borrowers with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Borrowers accept, for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Borrowers irrevocably agree that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect. Each of the Borrowers, the Agents and the Banks irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Agent or any Bank to bring proceedings against the Borrowers in the courts of any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              DEERE & COMPANY
Attested by:


/s/ Michael A. Harring        By:/s/ Nathan J. Jones
Title:  Assistant Secretary        Title:  Treasurer


                              JOHN DEERE CAPITAL CORPORATION
Attested by:


/s/ Michael A. Harring        By:/s/ Nathan J. Jones
Title:  Assistant Secretary        Title:  Treasurer



                              CHEMICAL BANK, as Administrative
                                Agent, as a Managing Agent and as
                                a Bank



                              By:/s/ Robert Gaynor
                                 Title: Vice President


                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION), as
                                Syndication Agent, as a Managing
                                Agent and as a Bank



                              By:/s/ Patricia B. Bril

                                 Title: Managing Director


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as
                                   Documentation Agent, as a
                                   Managing Agent and as a Bank



                              By:/s/ Patricia Del Grande
                                 Title: Vice President


                              DEUTSCHE BANK AG CHICAGO BRANCH, as
                                Auction Agent and as a Managing
                                Agent



                              By:/s/ David S. Berger
                                 Title: Assistant Vice President



                              By:/s/ Pamela J. Neal
                                 Title: Assistant Vice President


                              DEUTSCHE BANK AG CHICAGO AND/OR
                                CAYMAN ISLANDS BRANCHES, as a
                                Managing Agent and as a Bank



                              By:/s/ David S. Berger
                                 Title: Assistant Vice President



                              By:/s/ Pamela J. Neal
                                 Title: Assistant Vice President


                              THE TORONTO-DOMINION BANK,
                                as Canadian Administrative Agent

                                and as a Managing Agent



                              By:/s/ Bruce Chambers
                                 Title: Manager


                              TORONTO DOMINION (TEXAS), INC., as
                                a Bank



                              By:/s/ Lisa Allison
                                 Title: Vice President


                              THE BANK OF NEW YORK, as a Co-Agent

                                and as a Bank



                              By:/s/ Charlotte Sohn

                                 Title: Assistant Vice President


                              BANQUE NATIONALE DE PARIS, CHICAGO

                                BRANCH, as a Co-Agent and as a

                                Bank



                              By:/s/ Patricia J. Doyle
                                 Title: Senior Vice President


                              CANADIAN IMPERIAL BANK OF COMMERCE,

                                as a Co-Agent and as a Bank



                              By:/s/ John W. Kunkle

                                 Title: Authorized Signatory


                              MORGAN GUARANTY TRUST COMPANY OF

                                NEW YORK, as a Co-Agent and as a

                                Bank



                              By:/s/ Patricia Merritt

                                 Title: Vice President


                              NATIONSBANK OF TEXAS, N.A., as a

                                Co-Agent and as a Bank



                              By:/s/ Perry B. Stephenson

                                 Title: Senior Vice President


                              ROYAL BANK OF CANADA, as a Co-Agent

                                and as a Bank



                              By:/s/ Preston D. Jones

                                 Title: Senior Manager
                                        Corporate Banking


                              SOCIETE GENERALE, as a Co-Agent and

                                as a Bank



                              By:/s/ Eric E.O. Siebert

                                 Title: Vice President



                              UNION BANK OF SWITZERLAND, as a Co-

                                Agent and as a Bank



                              By:/s/ Douglas R. Elliott

                                 Title: Vice President
                                        Corporate Banking


                              By:/s/ Michelle A. Moreno

                                 Title: Vice President


                              THE BANK OF TOKYO, LTD.
                                CHICAGO BRANCH



                              By:/s/ Joseph P. Howard

                                 Title: Vice President


                              COMMERZBANK AKTIENGESELLSCHAFT,

                                GRAND CAYMAN BRANCH



                              By:/s/ Mark D. Monson

                                 Title: Assistant Vice President



                              By:/s/ Joachim G. Fuchs

                                 Title: Executive Vice President


                              CREDIT SUISSE



                              By:/s/ Harry R. Olsen

                                 Title: Member of Senior

                                        Mangement



                              By:/s/ Kristinn R. Kristinsson
                                 Title: Associate


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By:/s/ Michael W. McCorkle

                                 Title: Attorney-in-fact


                              THE FUJI BANK, LIMITED



                              By:/s/ Peter L. Chinnici

                                 Title: Joint General Manager


                              THE LONG TERM CREDIT BANK OF JAPAN,

                                LTD. CHICAGO BRANCH



                              By:/s/ Armund J. Schoen, Jr.
                                 Title: Vice President and
                                        Deputy General Manager


                              MELLON BANK N.A.



                              By:/s/ Gary Gegick

                              Title: Vice President


                              NBD BANK



                              By:/s/ Timothy M. Monohan

                              Title: Vice President


                              WACHOVIA BANK OF GEORGIA, N.A.



                              By:/s/ J.P. Peyton

                               Title:  Senior Vice President and


Group Executive

SCHEDULE I



                          TERMS OF SUBORDINATION


          "Senior Indebtedness" means the principal of (and premium, if any) and unpaid interest on (a) indebtedness of John Deere Capital Corporation (the "Capital Corporation") (including indebtedness of others guaranteed by the Capital Corporation), other than the indebtedness evidenced by the Securities [such term to be defined as the debt to be issued under the indenture or agreement to which this Schedule relates], the 8-5/8% Subordinated Debentures due 2019 and the 9-5/8% Subordinated Notes due 1998 of the Capital Corporation, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness.


                               SUBORDINATION

          Section 1.  Agreement to Subordinate.

          The Capital Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of Securities, by such holder's acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.


          Section 2. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

          Upon any distribution of assets of the Capital Corporation upon any dissolution, winding up, liquidation or reorganization of the Capital Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Capital Corporation or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Agreement upon the Senior Indebtedness and the holders thereof with respect to the Securities by a lawful plan of reorganization under applicable bankruptcy law),

          (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium if any) and the interest due on the Senior Indebtedness before the holders of the Securities are entitled to receive any payment upon the principal of (or premium, if any) or interest on indebtedness evidenced by the Securities; and

          (b) any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, to which the holders of the Securities or any trustee therefor would be entitled except for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each holder of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, shall be received by any trustee for the holders of the Securities or the holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to any trustee for the holders of the Securities, to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Capital Corporation applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full and no such payments or distributions to the holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Capital Corporation to or on account of the Securities. It is understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Securities is intended to or shall impair, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Capital Corporation, which is unconditional and absolute, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Capital Corporation other than the holders of Senior Indebtedness, nor shall anything herein or in the instruments or other evidence of the Securities prevent any trustee for the holders of the Securities or the holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Agreement or such instrument or other evidence, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Capital Corporation received upon the exercise of any such remedy.


          Section 3.  No Payment on Securities in Event of Non-
Payment When Due of Senior Indebtedness.

          No payment by the Capital Corporation on account of principal (or premium, if any), sinking funds, or interest on the Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

SCHEDULE II


                                COMMITMENTS

Bank
Commitment


PART A:

Chemical Bank
$37,500,000
Bank of America National Trust and
$37,500,000
  Savings Association


The Chase Manhattan Bank (National Association)
$37,500,000
Deutsche Bank AG Chicago and/or
$37,500,000
  Cayman Islands Branches
The Bank of New York
$25,000,000
Banque Nationale de Paris, Chicago Branch
$25,000,000
Morgan Guaranty Trust Company of New York
$25,000,000
NationsBank of Texas, N.A.
$25,000,000
Societe Generale
$25,000,000
Union Bank of Switzerland
$25,000,000
The Bank of Tokyo, Ltd., Chicago Branch
$12,500,000
Commerzbank Aktiengesellschaft,
$12,500,000
  Grand Cayman Branch


Credit Suisse
$12,500,000
The First National Bank of Chicago
$12,500,000
The Fuji Bank, Limited
$12,500,000
The Long Term Credit Bank of Japan, Ltd.
$12,500,000
  Chicago Branch


Mellon Bank, N.A.
$12,500,000
NBD Bank
$12,500,000
Wachovia Bank of Georgia, N.A.
$12,500,000




Total
$412,500,000



Part B:

Toronto Dominion (Texas), Inc.
$37,500,000
Canadian Imperial Bank of Commerce
$25,000,000
Royal Bank of Canada
$25,000,000




Total
$87,500,000

SCHEDULE III


                           ADDRESSES FOR NOTICES



Chemical Bank
Attention:  Theodore Swimmer
270 Park Avenue
New York, New York  10017
Telephone:  (212) 270-5720
Facsimile:  (212) 270-2112

The Chase Manhattan Bank
  (National Association)
Attention:  Patricia Bril
Asset Management Group
One Chase Manhattan Plaza, 5th Floor
New York, New York  10081
Telephone:  (212) 552-6233
Facsimile:  (212) 552-7075

Bank of America National Trust
  and Savings Association
Attention:  Patricia Del Grande
231 South LaSalle Street
Chicago, Illinois  60697
Telephone:  (312) 828-3122
Facsimile:  (312) 765-2080

Deutsche Bank AG Chicago and/or
  Cayman Islands Branches
Attention:  Christine Cierpinski
Suite 4350
227 West Monroe Street
Chicago, Illinois  60606
Telephone:  (312) 578-4107
Facsimile:  (312) 578-4111

Toronto Dominion (Texas), Inc.
Attention:  Lisa Allison
909 Fannin, Suite 1700
Houston, Texas  77010
Telephone:  (713) 653-8231
Facsimile:  (713) 951-9921

with a copy to:

The Toronto-Dominion Bank
Attention:  Dylan T. MacKenzie
Suite 5430
70 West Madison Street
Chicago, Illinois  60602
Telephone:  (312) 977-2119
Facsimile:  (312) 782-6337


The Bank of New York
Attention:  Charlotte Sohn
One Wall Street
Central Division - 19th Floor
New York, New York  10286
Telephone:  (212) 635-1147
Facsimile:  (212) 635-1208

Banque Nationale de Paris,
  Chicago Branch
Attention:  Christine Howatt
209 South LaSalle Street
Chicago, Illinois  60604
Telephone:  (312) 977-1383
Facsimile:  (312) 977-1380

Canadian Imperial Bank of Commerce
Attention:  John W. Kunkle
200 West Madison
Suite 2300
Chicago, Illinois  60606
Telephone:  (312) 750-8732
Facsimile:  (312) 726-8884

Morgan Guaranty Trust Company
  of New York
Attention:  Patricia Merritt
60 Wall Street
22nd Floor
New York, New York  10260
Telephone:  (212) 648-6744
Facsimile:  (212) 648-5336

NationsBank of Texas, N.A.
Attention:  Perry B. Stephenson
901 Main Street
67th Floor
P.O. Box 831000
Dallas, Texas  75283
Telephone:  (214) 508-0913
Facsimile:  (214) 508-0980

Royal Bank of Canada
New York Branch
Attention:  Manager, Loans Administration
Financial Square
23rd Floor
New York, New York  10005
Telephone:  (212) 428-6311
Facsimile:  (212) 428-2372

with a copy to:

Royal Bank of Canada
Attention:  Preston D. Jones
One North Franklin Street
Suite 700
Chicago, Illinois  60606
Telephone:  (312) 551-1618
Facsimile:  (312) 551-0805

Societe Generale
Attention:  Eric E.O. Siebert, Jr.
181 West Madison Street
Suite 3400
Chicago, Illinois  60602
Telephone:  (312) 578-5003
Facsimile:  (312) 578-5099

Union Bank of Switzerland
Attention:  Douglas R. Elliott
30 South Wacker Drive
Chicago, Illinois  60606
Telephone:  (312) 993-5468
Facsimile:  (312) 993-5530

The Bank of Tokyo, Ltd.
  Chicago Branch
Attention:  Jennifer Nelson
69 West Washington Street
9th Floor
Chicago, Illinois  60602
Telephone:  (312) 236-3132
Facsimile:  (312) 236-8268

Commerzbank Aktiengesellschaft,
  Grand Cayman Branch
Attention:  Mark Monson
311 South Wacker Drive
Suite 5800
Chicago, Illinois  60606
Telephone:  (312) 408-6920
Facsimile:  (312) 435-1486

Credit Suisse
Attention:  Hazel Leslie
12 East 49th Street
41st Floor
New York, New York  10017
Telephone:  (212) 238-5218
Facsimile:  (212) 238-5246

The First National Bank
  of Chicago
Attention:  Michael W. McCorkle
One First National Plaza
Suite 0324
Chicago, Illinois  60670
Telephone:  (312) 732-3568
Facsimile:  (312) 732-1712

The Fuji Bank, Limited
Attention:  Richard J. Dunning
225 West Wacker Drive
Suite 2000
Chicago, Illinois  60606
Telephone:  (312) 621-9485
Facsimile:  (312) 621-0539

The Long Term Credit Bank of Japan, Ltd.
  Chicago Branch
Attention:  John Carley
190 South LaSalle Street
Suite 800
Chicago, Illinois  60603
Telephone:  (312) 853-9516
Facsimile:  (312) 704-8505

Mellon Bank N.A.
Attention:  Jeffrey M. Anderson
55 West Monroe
Suite 2600
Chicago, Illinois  60603
Telephone:  (312) 357-3405
Facsimile:  (312) 357-3414

NBD Bank
Attention:  Timothy M. Monahan
611 Woodward Avenue
Detroit, Michigan  48226
Telephone:  (313) 225-2762
Facsimile:  (313) 225-3269

Wachovia Bank of Georgia, N.A.
Attention:  Shedrick La-Vern Cleveland
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Telephone:  (404) 332-1197
Facsimile:  (404) 332-6898

EXHIBIT A


                        [FORM OF BORROWING NOTICE]



                                           ,


Chemical Bank
  as Administrative Agent under the
  Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

Gentlemen:

       Pursuant to subsection 2.1(c) of the $500,000,000 Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the undersigned hereby requests that the
following Committed Rate Loans be made on __________,      as
follows:

  (1).  Total Amount of Committed Rate
        Loans..........................   $

  (2).  Amount of (1) to be allocated to
        Eurodollar Loans...............   $

  (3).  Amount of (1) to be allocated to
        C/D Rate Loans.................   $

  (4).  Amount of (1) to be allocated to
        ABR Loans.....................    $

  (5A). Interest Periods and amounts to be allocated thereto in respect of
        Eurodollar Loans (amounts must total (2)):

         (i)  one month................   $

        (ii)  two months...............   $

       (iii)  three months.............   $

        (iv)  six months...............   $

       Total Eurodollar Loans..........   $


  (5B).  Interest Periods and amounts to
         be allocated thereto in respect
         of C/D Rate Loans (amounts must
         total (3)):

         (i)  30 days..................   $

        (ii)  60 days..................   $

       (iii)  90 days..................   $

        (iv)  180 days.................   $

        Total C/D Rate Loans...........   $

NOTE:  THE AMOUNT APPEARING IN LINE (1) ABOVE
       MUST BE AT LEAST EQUAL TO $25,000,000 AND
       IN A WHOLE MULTIPLE OF $5,000,000 AND THE
       AMOUNTS APPEARING IN EACH OTHER LINE ABOVE
       MUST BE AT LEAST EQUAL TO $10,000,000 AND IN
       A WHOLE MULTIPLE OF $1,000,000.

       Terms defined in the Credit Agreement shall have the same meanings when used herein.

                      Very truly yours,

                      [DEERE & COMPANY]
                      [JOHN DEERE CAPITAL CORPORATION]


                      By:
                         Title:

EXHIBIT B



                        [FORM OF BID LOAN REQUEST]





                                          ,



Deutsche Bank AG Chicago Branch,
  as Auction Agent under the Credit
  Agreement referred to below
c/o Deutsche Bank AG New York Branch
31 West 52nd Street
New York, New York  10019

Dear Sirs:

       Reference is made to the $500,000,000 Credit Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

       This is an [Index Rate] [Absolute Rate] Bid Loan Request pursuant to subsection 2.2 of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount $          $          $

Borrowing Date

Interest Period

Maturity Date

Interest Payment Dates

Interest Rate Basis         360 day year

       NOTE:     THE AGGREGATE PRINCIPAL AMOUNTS APPEARING ABOVE
                 MUST BE IN THE AGGREGATE AT LEAST EQUAL TO
                 $25,000,000 AND IN A WHOLE MULTIPLE OF
                 $5,000,000.

                      Very truly yours,

                      [DEERE & COMPANY]
                      [JOHN DEERE CAPITAL CORPORATION]


                      By:
                         Title:













Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

 EXHIBIT C



                          [FORM OF BID LOAN OFFER]



                                            ,


  Deutsche Bank AG Chicago Branch, as Auction
    Agent under the Credit Agreement
    referred to below
  c/o Deutsche Bank AG New York Branch
  31 West 52nd Street
  New York, New York  10019

  Dear Sirs:

            Reference is made to the $500,000,000 Credit
Agreement,
  dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as
  Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL
TRUST
  AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK
AG
  CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein
  and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the
"Credit
  Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

       In accordance with subsection 2.2 of the Credit Agreement, the undersigned Bid Loan Bank offers to make Bid Loans thereunder
  in the following amounts with the following maturity dates:

  Borrowing Date:         ,

  Aggregate Maximum Amount:  $

Maturity Date 1:    :  Maturity Date 2:   :  Maturity Date 3:   :

  Maximum Amount   $     Maximum Amount  $     Maximum Amount  $



  Rate*    Amount  $     Rate*    Amount $     Rate*    Amount $



  Rate*    Amount  $     Rate*    Amount $     Rate*    Amount $



                             Very truly yours,

                             [NAME OF BID LOAN BANK]


                             By:
                                Name:
                                Title:
                                Telephone:
                                Facsimile:

  *  If Index Rate Bid Loan, insert percentage above or below
       Eurodollar Rate.

EXHIBIT D



                    [FORM OF BID LOAN CONFIRMATION]




                                            ,



  Deutsche Bank AG Chicago Branch, as Auction Agent
    under the Credit Agreement referred
    to below
  c/o Deutsche Bank AG New York Branch
  31 West 52nd Street
  New York, New York  10019

  Dear Sirs:

            Reference is made to the $500,000,000 Credit
  Agreement, dated as of April 5, 1995, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, the Banks parties thereto, CHEMICAL BANK, as Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.

            In accordance with subsection 2.2 of the Credit Agreement, the undersigned accepts and confirms the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on
           , ____ [Borrowing Date] under said subsection 2.2 in the (respective) amount(s) set forth on the attached list of Bid Loans offered.


                           Very truly yours,

                           [DEERE & COMPANY]
                           [JOHN DEERE CAPITAL CORPORATION]


                           By:
                              Title:


  [Borrower to attach Bid Loan Offer list prepared by Auction
  Agent with accepted amount entered by the Borrower to right of each Bid Loan Offer].

EXHIBIT E



                       [FORM OF LOAN ASSIGNMENT]




                            LOAN ASSIGNMENT


            LOAN ASSIGNMENT, dated as of the date set forth in
  Item 1 of Schedule I hereto, among the Assignor Bank set forth in Item 2 of Schedule I hereto (the "Assignor Bank"), the Loan Assignee set forth in Item 3 of Schedule I hereto (the "Loan Assignee"), and CHEMICAL BANK, as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent").


                         W I T N E S S E T H :


            WHEREAS, this Loan Assignment is being executed and delivered in accordance with subsection 10.5(c) of the $500,000,000 Credit Agreement, dated as of April 5, 1995 among DEERE & COMPANY (the "Company"), JOHN DEERE CAPITAL CORPORATION (the "Capital Corporation"), the Assignor Bank and the other Banks party thereto, the Administrative Agent, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, DEUTSCHE BANK AG CHICAGO BRANCH, as Auction Agent, THE TORONTO-DOMINION BANK, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined); and

            WHEREAS, the Assignor Bank has advanced to [the Company] [the Capital Corporation] the Bid Loan or Negotiated Rate Loan or portion thereof described in Item 5 of Schedule I hereto (the "Loan"), and the Assignor Bank is assigning the Loan to the Loan Assignee pursuant to this Loan Assignment;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. The Assignor Bank acknowledges receipt from the Loan Assignee of an amount equal to the purchase price, as agreed between the Assignor Bank and the Loan Assignee, of the outstanding principal amount of, and accrued interest on, the Loan. The Assignor Bank hereby irrevocably sells, assigns and transfers to the Loan Assignee without recourse, representation or warranty, and the Loan Assignee hereby irrevocably purchases, takes and acquires from the Assignor Bank, the Loan, together with all instruments, documents and collateral security pertaining thereto.

            2. (a) From and after the date set forth in Item 4 of Schedule I hereto (the "Transfer Effective Date"), principal and interest that would otherwise be payable to or for the account of the Assignor Bank pursuant to the Loan shall, instead, be payable to or for the account of the Loan Assignee.

            (b)  If Item 6 of Schedule I hereto contains
  payment instructions for the Loan Assignee and if the Loan Assignee delivers a copy of this Loan Assignment to the Administrative Agent in accordance with subsection 10.5(f) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the Loan Assignee, the Loan Assignee hereby instructs the Administrative Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2 in accordance with such payment instructions. If Item 6 of Schedule I hereto does not contain payment instructions for the Loan Assignee (or a copy hereof is not delivered to the Administrative Agent as aforesaid), the Assignor Bank and the Loan Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Bank is hereby appointed by the Loan Assignee as its collection agent to receive from the Administrative Agent, for and on behalf of and for the account of the Loan Assignee, all amounts payable to or for the account of the Loan Assignee under the Loan; the Assignor Bank will immediately pay over to the Loan Assignee any such amounts received by it, in like funds as received.

            3. Each of the parties to this Loan Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Loan Assignment.

            4.  By executing and delivering this Loan
  Assignment, the Assignor Bank and the Loan Assignee confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Capital Corporation or the performance or observance by the Company or the Capital Corporation of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) the Loan Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1 of the Credit Agreement (unless financial statements referred to in subsection 5.1(a) of the Credit Agreement have become available), the financial statements delivered pursuant to subsection 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Loan Assignment; (iv) the Loan Assignee will, independently and without reliance upon the Administrative Agent, the Assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the Loan Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement.

            5.  The Loan Assignee represents that it is
  organized under the laws of              .  If the Loan
  Assignee is organized under the laws of any jurisdiction other than the United States or any State thereof, the Loan Assignee (i) represents to the Assignor Bank (for the benefit of the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation]) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, [the Company] [the Capital Corporation] or the Assignor Bank with respect to any payments to be made to the Loan Assignee in respect of the Loan, (ii) will furnish to the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation], on or prior to the Transfer Effective Date, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, to the Credit Agreement and two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Loan Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments under the Loan),
  (iii) will furnish to the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation], on or prior to the Transfer Effective Date either U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-9 (wherein the Loan Assignee claims entitlement to complete exemption from U.S. federal backup withholding tax on all interest payments under the Loan) and (iv) agrees (for the benefit of the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation]) to provide the Assignor Bank, the Administrative Agent and [the Company] [the Capital Corporation] a new Form 4224 or Form 1001 and Form W-8 or W-9 or successor applicable form or other manner of certification on or before the expiration or obsolescence of, or after the occurrence of any event requiring a change in, any previously delivered letter or form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Loan Assignee, and comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and such backup withholding tax exemption.

            6.  The Loan Assignee agrees to be bound by
  subsection 10.7 of the Credit Agreement relating to confidentiality.

            7. This Loan Assignment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


            IN WITNESS WHEREOF, the parties hereto have caused this Loan Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

 SCHEDULE I
                                               TO LOAN
                                               ASSIGNMENT



  Item 1    (Date of Loan
            Assignment):             [Insert date of Loan
                                       Assignment]

  Item 2    (Assignor Bank):         [Insert name of Assignor
                                       Bank]

  Item 3    (Loan Assignee):         [Insert name, address,
                                       telephone and telex
                                       numbers and name of
                                       contact party of Loan
                                       Assignee]

  Item 4    (Transfer Effective
            Date):                   [Insert Transfer Effective
                                       Date] [To be a date not
                                       less than five Business
                                       Days after date of Loan
                                       Assignment]

  Item 5    (Description of Loan):

                 a.   Borrowing Date and Maturity Date of Bid
                        Loan or Negotiated Rate Loan:

                 b.   Principal Amount of Loan:

  Item 6    (Payment Instructions):  [Complete only if payments
                                       are to be made by
                                       Administrative Agent to
                                       Loan Assignee rather than
                                       to Assignor Bank as
                                       collection agent for Loan
                                       Assignee; leave blank if
                                       Assignor Bank is to act as
                                       such collection agent]

  Item 7    (Signatures):


                                                 , as
                                Assignor Bank


                             By:
                                Title:


                                                 , as
                               Loan Assignee


                             By:
                                Title:


  ACCEPTED FOR RECORDATION
    IN REGISTER:

  CHEMICAL BANK, as Administrative
    Agent


  By:
     Title:

EXHIBIT F



                [FORM OF COMMITMENT TRANSFER SUPPLEMENT]



                     COMMITMENT TRANSFER SUPPLEMENT


            COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), DEERE & COMPANY, a Delaware corporation (the "Company"), JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (the "Capital Corporation"), and CHEMICAL BANK, as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent").


                         W I T N E S S E T H :


            WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 10.5(d) of the $500,000,000 Credit Agreement, dated as of April 5, 1995, among the Company, the Capital Corporation, the Transferor Bank and the other Banks party thereto, the Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

            WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

            WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. From and after the Transfer Effective Date set forth in Item 4 of Schedule I hereto (the "Transfer Effective
  Date"), each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

            2. The Transferor Bank acknowledges receipt from each Purchasing Bank of an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Committed Rate Loans and other amounts owing to the Transferor Bank under the Credit Agreement (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank). The Transferor Bank hereby irrevocably sells, assigns and transfers to each Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitments and the presently outstanding Committed Rate Loans and other amounts owing to the Transferor Bank under the Credit Agreement (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank) together with all instruments, documents and collateral security pertaining thereto.

            3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and
  (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

            4. (a) From and after the Transfer Effective Date, principal, interest, fees and other amounts that would otherwise be payable to or for the account of the Transferor Bank pursuant to the Credit Agreement and the Committed Rate Loans (other than any Bid Loans and Negotiated Rate Loans owing to the Transferor Bank) shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

            (b) The Transferor Bank and each Purchasing Bank hereby agree and instruct the Administrative Agent that, notwithstanding the provisions of subparagraph (a) of this paragraph 4, on each date hereafter on which interest or fees are payable under the Credit Agreement and the Committed Rate Loans in respect of any period (an "Accrual Period") ending on or prior to the Transfer Effective Date, any such interest or fees payable to the Purchasing Bank on account of such Accrual Period in respect of its interests as reflected in this Commitment Transfer Supplement shall be paid over to the Transferor Bank (and, if such interest or fees are not paid in full when due, the payment over to the Transferor Bank shall be ratable), and the Transferor Bank and such Purchasing Bank will make appropriate arrangements for the payment to such Purchasing Bank of the portion thereof owing to it to reflect the amount, if any, included in the Purchase Price for interest and fees in respect of any Accrual Period.

            5. On or promptly after the Transfer Effective Date specified in this Commitment Transfer Supplement, the Purchasing Bank and the Administrative Agent, on behalf of such Purchasing Bank, shall open and maintain in the name of each Borrower a Loan Account with respect to such Purchasing Bank's Committed Rate Loans and Bid Loans to such Borrower.

            6. Concurrently with the execution and delivery hereof, the Administrative Agent will, at the expense of the Transferor Bank, provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to the Administrative Agent on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

            7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

            8. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Committed Rate Loans or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Capital Corporation or the performance or observance by the Company or the Capital Corporation of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 3.1 of the Credit Agreement, the financial statements delivered pursuant to subsection 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

            9.  The Purchasing Bank represents that it is
  organized under the laws of              .  If the Purchasing
  Bank is organized under the laws of any jurisdiction other than the United States or any State thereof, the Purchasing Bank (i) represents to the Transferor Bank (for the benefit of the Transferor Bank, the Administrative Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the Transferor Bank with respect to any payments to be made to the Purchasing Bank in respect of the Loans, (ii) will furnish to the Transferor Bank, the Administrative Agent and the Borrowers, on or prior to the Transfer Effective Date, a letter in duplicate in the form of Exhibit J or Exhibit K, as appropriate, to the Credit Agreement and two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Purchasing Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments in respect of the Loans), (iii) will furnish to the Transferor Bank, the Administrative Agent and the Borrowers, on or prior to the Transfer Effective Date either U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-9 (wherein the Purchasing Bank claims entitlement to complete exemption from U.S. federal backup withholding tax on all interest payments under the Loan) and (iv) agrees (for the benefit of the Transferor Bank, the Administrative Agent and the Borrowers), to provide the Transferor Bank, the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 and Form W-8 or W-9 or successor applicable form or other manner of certification on or before the expiration or obsolescence of, or after the occurrence of any event requiring a change in, any previously delivered letter or form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Purchasing Bank, and comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and such backup withholding tax exemption.

            10. The Purchasing Bank agrees to be bound by subsection 10.7 of the Credit Agreement relating to confidentiality.

            11.  Schedule II hereto sets forth the revised
  Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

            12. This Commitment Transfer Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


            IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

             SCHEDULE I
                                               TO
                                               COMMITMENT
                                               TRANSFER
                                               SUPPLEMENT



                     COMPLETION OF INFORMATION AND
                       SIGNATURES FOR COMMITMENT
                          TRANSFER SUPPLEMENT


  Item 1   (Date of Commitment       [Insert date of Commitment
            Transfer Supplement):    Transfer Supplement]

  Item 2   (Transferor Bank):        [Insert name of Transferor
                                       Bank]

  Item 3   (Purchasing Bank[s]):     [Insert name[s] of


                                       Purchasing Bank[s]]

  Item 4   (Transfer Effective       [Insert Transfer Effective
            Date):                   Date] [To be a date not
                                       less than five Business
                                       Days after date of
                                       Commitment Transfer


                                       Supplement]

  Item 5    (Signatures of Parties
            to Commitment Transfer
            Supplement):
                                                 ,
                              as Transferor Bank


                             By:
                                Title:


                                                 ,
                             as a Purchasing Bank


                             By:
                                Title:


                                                 ,
                             as a Purchasing Bank


                             By:
                                Title:



  CONSENTED TO AND ACKNOWLEDGED:

  DEERE & COMPANY


  By:
     Title:

  JOHN DEERE CAPITAL CORPORATION


  By:
     Title:



  ACCEPTED FOR RECORDATION
    IN REGISTER:

  CHEMICAL BANK, as Administrative
    Agent


  By:
     Title:

                                          SCHEDULE II
                                               TO COMMITMENT
                                               TRANSFER
                                               SUPPLEMENT



                   LIST OF LENDING OFFICES, ADDRESSES
                  FOR NOTICES AND COMMITMENT AMOUNTS



  [Name of Transferor Bank] Revised Commitment Amount:        $





                            Revised Commitment Percentage:






  [Name of Purchasing Bank] New Commitment Amount:            $




  Address for Notices:
                            New Commitment Percentage:






  Attn:
  Telephone:
  Facsimile:


  [Name of Purchasing Bank] New Commitment Amount:            $




  Address for Notices:
                            New Commitment Percentage:





  Attn:
  Telephone:
  Facsimile:

EXHIBIT G



                  [FORM OF OPINION OF GENERAL COUNSEL
                           TO THE BORROWERS]




  To each of the Banks parties to
  the Credit Agreement referred
  to below, to Chemical Bank,
  as Administrative Agent, The
  Chase Manhattan Bank (National
  Association), as Syndication
  Agent, Bank of America National
  Trust and Savings Association,
  as Documentation Agent, Deutsche
  Bank AG Chicago Branch, as
  Auction Agent, and The Toronto-
  Dominion Bank, as Canadian
  Administrative Agent


                          Deere & Company and
                     John Deere Capital Corporation

  Gentlemen:

            This opinion is furnished to you pursuant to subsection 4.1(c) of the $500,000,000 Credit Agreement dated as of April 5, 1995 (the "Credit Agreement") among Deere & Company (the "Company"), John Deere Capital Corporation (the "Capital Corporation", the Company and the Capital Corporation being referred to herein individually as a "Borrower" and collectively as the "Borrowers"), the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein for said Banks.
  Terms defined in the Credit Agreement are used herein as therein defined.

            I am General Counsel of the Company and have acted as counsel for the Capital Corporation in this matter. I am familiar with the corporate history and organization of each Borrower and of its Subsidiaries and the proceedings relating to the authorization, execution and delivery by each Borrower of the Credit Agreement. In that connection I have examined or caused to have examined:

            1.   The Credit Agreement;

            2.   The documents furnished by each of the
                   Borrowers pursuant to Section 4 of the Credit
                   Agreement;

            3.   The Certificates of Incorporation of the
                   Borrowers and all amendments thereto (the
                   "Charters");

            4.   The bylaws of the Borrowers and all amendments
                   thereto (the "Bylaws"); and

            5.   Certificates of the Secretary of State of
                   Delaware, each dated a recent date, attesting to the continued corporate existence and good standing of the Borrowers in that State.

            In addition, I have reviewed or caused to have reviewed such of the corporate proceedings of the Borrowers, and have examined such documents, corporate records, and other instruments relating to the organization of the Borrowers and their respective Subsidiaries and such other agreements and instruments to which the Borrowers and their respective Subsidiaries are parties, as I consider necessary as a basis for the opinions hereinafter expressed. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Auction Agent, the Canadian Administrative Agent, the Managing Agents and the Co-Agents, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies.

            I am qualified to practice law in the State of Illinois and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

            Based upon the foregoing and upon such
  investigation as I have deemed necessary, I am of the following opinion:

            1.   Each Borrower is a corporation duly organized,
                   validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own its properties.

            2.   The execution, delivery and performance by
                   each Borrower of the Credit Agreement are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and (i) do not contravene, or constitute a default under the Charter or the Bylaws of such Borrower, any judgment, law, rule or regulation applicable to such Borrower, or any Contractual Obligation by which such Borrower is bound or (ii) result in the creation of any lien, charge or encumbrance upon any of its property or assets. The Credit Agreement has been duly executed and delivered on behalf of each Borrower.

            3.   No authorization, approval, or other action
                   by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower of the Credit Agreement.

            4.   There is no pending or, to the best of my
                   knowledge, threatened action or proceeding against either Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or operations of such Borrower and its Subsidiaries taken as a whole.

            I am aware that Shearman & Sterling will rely upon the opinions set forth in paragraphs 1, 2, and 3 of this opinion in rendering their opinion furnished pursuant to subsection 4.1(c) of the Credit Agreement and consent thereto.

                                Very truly yours,



                                Frank S. Cottrell

EXHIBIT H



              [FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                           TO THE BORROWERS]





  To each of the Banks parties to the
  Credit Agreement referred to below, to
  Chemical Bank, as Administrative
  Agent, The Chase Manhattan Bank
  (National Association), as Syndication
  Agent, Bank of America National Trust
  and Savings Association, as
  Documentation Agent, Deutsche Bank
  AG Chicago Branch, as Auction Agent,
  and The Toronto-Dominion Bank, as
  Canadian Administrative Agent


                            Deere & Company
                     John Deere Capital Corporation


  Ladies and Gentlemen:

            This opinion is furnished to you pursuant to subsection 4.1(c) of the $500,000,000 Credit Agreement, dated as of April 5, 1995 (the "Credit Agreement"), among Deere & Company (the "Company"), John Deere Capital Corporation (the "Capital Corporation", the Company and the Capital Corporation being referred to herein individually as a "Borrower" and collectively as the "Borrowers"), the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein. Terms defined in the Credit Agreement are used herein as therein defined.

            We have acted as special New York counsel for the Borrowers in connection with the preparation, execution and delivery of the Credit Agreement.

            In that connection we have examined:

            (1)  the Credit Agreement; and

            (2)  the documents furnished by each of the
         Borrowers pursuant to Section 4 of the Credit Agreement.

            We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed that the Banks and the Agents will perform the Credit Agreement reasonably and in good faith and will act reasonably and in good faith in taking action, exercising discretion and making determinations thereunder. We have also assumed that no Bid Loan or Negotiated Rate Loan made in an amount of less than $2,500,000 will bear interest at a rate greater than 25% per annum.

            We are qualified to practice law in the State of New York. We do not express any opinion herein concerning any laws other than the laws of the State of New York and the Federal laws of the United States. To the extent our opinions expressed below involve conclusions as to matters set forth in paragraph 1, 2 or 3 of the opinion of Frank S. Cottrell, General Counsel to the Borrowers, a copy of which is attached hereto, we have, with your permission, relied on such opinion.

            Based upon the foregoing and upon such
  investigation as we have deemed necessary, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization and moratorium) or similar law affecting creditors' rights generally and (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                                Very truly yours,



                                  SHEARMAN & STERLING

EXHIBIT I



                      [FORM OF EXTENSION REQUEST]




                         _______________, ____



  Chemical Bank, as Administrative Agent
  270 Park Avenue
  New York, New York  10017

  Attention:

  Dear Sirs:

            Reference is made to the $500,000,000 Credit
  Agreement, dated as of April 5, 1995 among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined.
            This is an Extension Request pursuant to subsection
  2.16 of the Credit Agreement requesting an extension of the Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Banks.
  Very truly yours,

                           DEERE & COMPANY


                           By:_____________________
                              Title:


                           JOHN DEERE CAPITAL CORPORATION


                           By:_____________________
                              Title:

EXHIBIT J



                          [FORM OF TAX LETTER]

                [To be sent in DUPLICATE and accompanied
                 by TWO executed copies of Form 1001 of
                     the Internal Revenue Service]

                          [Bank's Letterhead]






,



  Deere & Company
  John Deere Road
  Moline, Illinois  61265
  Attention:  Treasurer

  John Deere Capital Corporation
  First National Bank Building
  1 East First Street
  Reno, Nevada  89501
  Attention:  Manager


                 Re:  $500,000,000 Credit Agreement dated
                      as of April 5, 1995 with Deere & Company and John Deere Capital Corporation



  Dear Sirs:

            In connection with the $500,000,000 Credit
  Agreement, dated as of April 5, 1995, among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein, we hereby represent and warrant that [name of Bank, address] is a [name of Country] corporation and is currently exempt from any U.S. federal withholding tax on payments to it from U.S. sources by virtue of compliance with the provisions of the Income Tax Convention between the United States and [name of Country] signed [date], [as amended]. Our fiscal year is the twelve
  months ending [               ].

            The undersigned (a) is a corporation organized
  under the laws of [               ] whose registered business
  is managed or controlled in [               ], (b) [does not
  have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States but the above Agreement is not effectively connected with such permanent establishment or fixed base],
  (c) is not exempt from tax on the income in [              ]
  and (d) is the beneficial owner of the income.

            We enclose herewith two copies of Form 1001 of the U.S. Internal Revenue Service.


                             Yours faithfully,

                             [NAME OF BANK]


                             By:
                                Title:

  cc:  Chemical Bank, as Administrative Agent

EXHIBIT K



                          [FORM OF TAX LETTER]

                [To be sent in DUPLICATE and accompanied
                 by TWO executed copies of Form 4224 of
                     the Internal Revenue Service]

                          [Bank's Letterhead]





____________, ____



  Deere & Company
  John Deere Road
  Moline, Illinois  61265
  Attention:  Treasurer

  John Deere Capital Corporation
  First National Bank Building
  1 East First Street
  Reno, Nevada  89501
  Attention:  Manager


                 Re:  $500,000,000 Credit Agreement dated
                      as of April 5, 1995 with Deere & Company and John Deere Capital Corporation



  Dear Sirs:

            In connection with the above $500,000,000 Credit Agreement, dated as of April 5, 1995, among Deere & Company, John Deere Capital Corporation, the Banks parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein, we hereby represent and warrant that [name of Bank, address] is a corporation and is entitled to exemption from U.S. federal withholding tax on payments to it under the Agreement by virtue of Section 1441(c)(1) of the Internal Revenue Code of the United States of America and Treasury Regulation Section 1.1441-4(a) thereunder.

            We enclose herewith two copies of Form 4224 of the U.S. Internal Revenue Service.

                             Yours faithfully,

                             [NAME OF BANK]


                             By
                               Title:

  cc:  Chemical Bank, as Administrative Agent

                                                         EXHIBIT
L

                          [FORM OF AGREEMENT]




            THIS AGREEMENT, dated as of           ,
  ("Agreement"), among Deere & Company (the "Company"), John
  Deere Capital Corporation (the "Capital Corporation"),
  ____________ ("New Bank") and Chemical Bank, as
  Administrative Agent for the Existing Banks referred to below.


                         W I T N E S S E T H :

            WHEREAS, the Company, the Capital Corporation, the several financial institutions parties thereto (the "Existing Banks") Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein are parties to a $500,000,000 Credit Agreement, dated as of April 5, 1995 (as the same may have been or may hereafter be amended, supplemented or otherwise modified, the "Credit Agreement"; terms defined therein being used herein as therein defined);

            WHEREAS, subsection 2.19 of the Credit Agreement provides that one or more financial institutions (which may be Existing Banks) may be added as a "Bank" or "Banks" for purposes of the Credit Agreement upon the cancellation of all or a portion of the Commitments pursuant to subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) of the Credit
  Agreement or the expiration of all or a portion of the Commitments pursuant to subsection 2.16(b) of the Credit Agreement and the execution of an agreement in substantially the form of this Agreement;

            WHEREAS, the Borrowers have cancelled or there have expired an aggregate principal amount of Commitments equal to
  $            which have not heretofore been replaced (the
  "Cancelled Commitments"; the Banks that are maintaining or have maintained the Cancelled Commitments being collectively referred to as "Cancelled Banks"); such Cancelled Commitments being on the date hereof, or on the date of notice of cancellation hereof having been, utilized as follows:

                                                 Last day of
                           Principal Amount    Interest Period


  I    Unused Portion                          N/A


  II   Committed Rate Loans

  C/D Rate Loans

         1
         2
         3



  Eurodollar Loans

         1
         2
         3



  ABR Loans                               N/A






  III  Bid Loans

         1
         2
         3


  IV   Negotiated Rate Loans

         1
         2
         3


            WHEREAS, the cancellation of the Cancelled
  Commitments is effective in accordance with the Credit
  Agreement; and

            WHEREAS, [the Borrowers desire the New Bank to become, and the New Bank is agreeable, to becoming, a "Bank" for purposes of the Credit Agreement] [the New Bank is an Existing Bank and the Borrowers desire the New Bank to increase, and the New Bank is agreeable to increasing, its Commitment] on the terms contained herein.

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

            1. Benefits of Agreement. The Borrowers, the Administrative Agent and the New Bank hereby [agree that on and as of the date hereof the New Bank shall be] [confirm that the New Bank is] a "Bank" for all purposes and shall [continue to] be bound by and entitled to the benefits of the Credit Agreement [as if the New Bank had been named on the signature pages thereof], provided that the New Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Loans outstanding on the date hereof and made by any [Existing Bank.] [Cancelled Bank.]*

            2. Commitment of New Bank. The Borrowers, the Administrative Agent and the New Bank hereby agree that on and as of the dates set forth below the New Bank shall
  replace, as specified herein,    % (such percentage being
  referred to as the New Bank's "Percentage") of each utilization of the Cancelled Commitments [set forth in the third recital hereof] [set forth under the caption "Committed Rate Loans"] and that the aggregate Commitment of the New
  Bank shall on and as of the date hereof be $          **.  In
  connection therewith, the Borrowers, the Administrative Agent and the New Bank hereby agree as follows***:

            (i) for purposes of determining such New Bank's pro rata share of each Committed Rate Loan borrowing advanced on or after the date hereof such Bank's Commitment shall be equal to $[same as above];

           (ii) the unused and available portion of such New Bank's Commitment shall be deemed utilized by its Percentage of the Committed Rate Loans made by the Cancelled Banks and listed in the third recital hereof. In furtherance thereof, the unused and available portion of such New Bank's Commitment shall, on the earlier of
         (x) the last day of each Interest Period specified for each outstanding Committed Rate Loan in the third recital hereof (and the payment in full to the Cancelled Banks of the principal thereof and accrued interest thereon) and (y) the prepayment of the principal of such Loans together with accrued interest thereon, automatically and without any further action by any party increase by an amount equal to the New Bank's Percentage of such Loan; and

           (iii)  [(A)]  [concurrently with the execution
         hereof the New Bank shall disburse to each Borrower in immediately available funds such amount as shall be necessary so that the ratio which each Bank's outstanding ABR Loans bears to all of the outstanding ABR Loans equals the ratio which each Bank's Commitment (determined, for the New Bank, in accordance with clause
         (i) above) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

            [(B)] [on the last day of each Interest Period for each outstanding Eurodollar Loan and C/D Rate Loan, automatically and without any further action by either Borrower, the New Bank shall disburse to each Borrower in immediately available funds such amounts as shall be necessary so that the ratio which each Bank's outstanding Eurodollar Loans and C/D Rate Loans, bears to all of the outstanding Eurodollar Loans and C/D Rate Loans, respectively, equals the ratio which each Bank's Commitment (determined, for the New Bank, in accordance with clause (i) hereof) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

            [(C)] [Funding of outstanding Bid Loans of
  Cancelled Banks]

            [(D)] [Funding of outstanding Negotiated Rate Loans of Cancelled Banks].*

            3. Representation and Warranty of Borrowers. The Borrowers hereby represent and warrant that after giving effect to the provisions of paragraph 2 hereof the aggregate principal amount of the Commitments of all Banks (including, without limitation, the Commitment of the New Bank but excluding the cancelled or expired portion of the Commitments of the Cancelled Banks) under the Credit Agreement do not exceed the aggregate principal amount of the Commitments in effect immediately prior to the cancellation referred to in the third recital hereof.

            4.  Confidentiality.  The New Bank agrees to
  [continue to] be bound by the provisions of subsection 10.7 of the Credit Agreement.

            [5. Taxes. The New Bank (i) represents to the Administrative Agent and the Borrowers that [it is incorporated under the laws of the United States or a state thereof][under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Borrowers with respect to any payments to be made to such New Bank in respect of the Loans], (ii) represents that it has furnished to the Administrative Agent and the Borrowers (A) [a statement that it is incorporated under the laws of the United States or a state thereof][a letter in duplicate in the form of Exhibit [J][K] to the Credit Agreement and two duly completed copies of United States Internal Revenue Service Form [4224][1001][successor applicable form], certifying that such New Bank is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes], and (B) [an Internal Revenue Service Form [W-8][W-9]] [successor applicable form] to establish an exemption from United States backup withholding tax, and (iii) agrees to provide the Administrative Agent and the Borrowers a new Form [4224][1001] and Form [W-8][W-9], or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form [1001][4224] that it is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form [W-8][W-9] establishing exemption from United States backup withholding tax.]

            [5][6]. Miscellaneous. (a) This Agreement may be executed by the parties hereto in separate counterparts and all of the counterparts taken together shall constitute one and the same instrument and shall be effective only upon receipt by the Administrative Agent of all of the counterparts.

            (b) This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the
    State of New York.
       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


  DEERE & COMPANY


                                By:
                                   Title:


                                JOHN DEERE CAPITAL CORPORATION


                                By:
                                   Title:


                                [NAME OF NEW BANK]


                                By:
                                   Title:

                                [Address]
                                Telephone:
                                Facsimile:


                                CHEMICAL BANK, as
                                  Administrative Agent


                                By:
                                   Title:

EXHIBIT M



            [FORM OF BID LOAN OR NEGOTIATED RATE LOAN NOTE]




                            PROMISSORY NOTE


  $__________                                         New York,
New York
                                                    ___________
__, ____


            FOR VALUE RECEIVED, the undersigned, [DEERE & COMPANY] [JOHN DEERE CAPITAL CORPORATION], a Delaware corporation (the "Borrower"), hereby promises to pay on [insert maturity date or dates] to the order of ________________ (the "Bank") at the office of [Chemical Bank located at 270 Park Avenue, New York, New York 10017 -- for Bid Loan Note] [Name and address of Bank -- for Negotiated Rate Loan Note], in lawful money of the United States of America and in immediately available funds, the principal sum of ______________DOLLARS ($____________). The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof [at the rate of ___% per annum -- for Bid Loan Note] [specify rate for Negotiated Rate Loan Note] (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined or agreed in accordance with subsection 2.2(e) of the $500,000,000 Credit Agreement, dated as of April 5, 1995 (the "Credit Agreement"), among the Borrower, [Deere & Company] [John Deere Capital Corporation], the Bank, the other financial institutions parties thereto, Chemical Bank, as Administrative Agent, The Chase Manhattan Bank (National Association), as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, Deutsche Bank AG Chicago Branch, as Auction Agent, The Toronto-Dominion Bank, as Canadian Administrative Agent, the Managing Agents named therein and the Co-Agents named therein. Interest shall be payable on _______________. This Note may be prepaid pursuant to the provisions of subsection 2.6 of the Credit Agreement.

            This Note is one of the [Bid] [Negotiated Rate Loan] Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement.

            Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                           [DEERE & COMPANY]
                           [JOHN DEERE CAPITAL CORPORATION]


                           By:_________________________
                              Title:

                             TABLE OF CONTENTS




    Page

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . .
 . . . .  1

      1.1    Defined Terms . . . . . . . . . . . . . . . . . . .
 . . . .  1
      1.2    Other Definitional Provisions . . . . . . . . . . .
 . . . . 16

SECTION 2.  THE COMMITTED RATE LOANS; THE BID
              LOANS; THE NEGOTIATED RATE LOANS;
              AMOUNT AND TERMS . . . . . . . . . . . . . . . . .
 . . . . 17

      2.1    The Committed Rate Loans. . . . . . . . . . . . . .
 . . . . 17
      2.2    The Bid Loans; the Negotiated Rate Loans. . . . . .
 . . . . 18
      2.3    Loan Accounts . . . . . . . . . . . . . . . . . . .
 . . . . 23
      2.4    Fees. . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 23
      2.5 Termination or Reduction of Commitments; Cancellation of Capital Corporation
               as Borrower . . . . . . . . . . . . . . . . . . .
 . . . . 24
      2.6    Optional and Mandatory Prepayments. . . . . . . . .
 . . . . 26
      2.7    Minimum Amount of Certain Loans . . . . . . . . . .
 . . . . 27
      2.8    Committed Rate Loan Interest Rate and Payment
               Dates . . . . . . . . . . . . . . . . . . . . . .
 . . . . 27
      2.9    Conversion and Continuation Options . . . . . . . .
 . . . . 28
      2.10   Computation of Interest and Fees. . . . . . . . . .
 . . . . 28
      2.11   Inability to Determine Interest Rate. . . . . . . .
 . . . . 29
      2.12   Pro Rata Treatment and Payments . . . . . . . . . .
 . . . . 31
      2.13   Requirements of Law . . . . . . . . . . . . . . . .
 . . . . 35
      2.14   Indemnity . . . . . . . . . . . . . . . . . . . . .
 . . . . 39
      2.15   Non-Receipt of Funds by the Administrative
               Agent . . . . . . . . . . . . . . . . . . . . . .
 . . . . 39
      2.16   Extension of Termination Date . . . . . . . . . . .
 . . . . 40
      2.17   Foreign Taxes . . . . . . . . . . . . . . . . . . .
 . . . . 41
      2.18   Confirmations . . . . . . . . . . . . . . . . . . .
 . . . . 43
      2.19   Replacement of Cancelled Banks. . . . . . . . . . .
 . . . . 43
      2.20   Certain Notices . . . . . . . . . . . . . . . . . .
 . . . . 44

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .
 . . . . 44

      3.1    Financial Condition . . . . . . . . . . . . . . . .
 . . . . 45
      3.2    Corporate Existence . . . . . . . . . . . . . . . .
 . . . . 45
      3.3    Corporate Power; Authorization; Enforceable
               Obligations . . . . . . . . . . . . . . . . . . .
 . . . . 45
      3.4    No Legal Bar. . . . . . . . . . . . . . . . . . . .
 . . . . 46
      3.5    No Material Litigation. . . . . . . . . . . . . . .
 . . . . 46
      3.6    Taxes . . . . . . . . . . . . . . . . . . . . . . .
 . . . . 46
      3.7    Margin Regulations. . . . . . . . . . . . . . . . .
 . . . . 46
      3.8    Pari Passu Ranking. . . . . . . . . . . . . . . . .
 . . . . 46
      3.9    No Defaults . . . . . . . . . . . . . . . . . . . .
 . . . . 47
      3.10   Use of Proceeds . . . . . . . . . . . . . . . . . .
 . . . . 47

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . .
 . . . . 47

      4.1    Conditions to Initial Loan. . . . . . . . . . . . .
 . . . . 47
      4.2    Conditions to All Loans . . . . . . . . . . . . . .
 . . . . 48

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . .
 . . . . 49

      5.1    Financial Statements. . . . . . . . . . . . . . . .
 . . . . 49
      5.2    Certificates; Other Information . . . . . . . . . .
 . . . . 50
      5.3    Company Indenture Documents . . . . . . . . . . . .
 . . . . 50
      5.4    Capital Corporation Indenture Documents . . . . . .
 . . . . 50
      5.5    Notice of Default . . . . . . . . . . . . . . . . .
 . . . . 50
      5.6    Ownership of Capital Corporation Stock. . . . . . .
 . . . . 51
      5.7    Employee Benefit Plans. . . . . . . . . . . . . . .
 . . . . 51

SECTION 6.  NEGATIVE COVENANTS OF THE COMPANY. . . . . . . . . .
 . . . . 51

      6.1    Company May Consolidate, etc., Only on Certain
               Terms . . . . . . . . . . . . . . . . . . . . . .
 . . . . 51
      6.2    Limitation on Liens . . . . . . . . . . . . . . . .
 . . . . 52
      6.3    Limitations on Sale and Lease-back
               Transactions. . . . . . . . . . . . . . . . . . .
 . . . . 56
      6.4    Consolidated Tangible Net Worth . . . . . . . . . .
 . . . . 56

SECTION 7.  NEGATIVE COVENANTS OF THE CAPITAL
              CORPORATION. . . . . . . . . . . . . . . . . . . .
 . . . . 56

      7.1    Fixed Charges Ratio . . . . . . . . . . . . . . . .
 . . . . 57
      7.2    Consolidated Senior Debt to Consolidated
               Capital Base. . . . . . . . . . . . . . . . . . .
 . . . . 57
      7.3    Limitation on Liens . . . . . . . . . . . . . . . .
 . . . . 57
      7.4    Consolidation; Merger . . . . . . . . . . . . . . .
 . . . . 58

SECTION 8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . .
 . . . . 59

SECTION 9.  THE AGENTS . . . . . . . . . . . . . . . . . . . . .
 . . . . 62

      9.1    Appointment . . . . . . . . . . . . . . . . . . . .
 . . . . 62
      9.2    Delegation of Duties. . . . . . . . . . . . . . . .
 . . . . 62
      9.3    Exculpatory Provisions. . . . . . . . . . . . . . .
 . . . . 63
      9.4    Reliance by Agents. . . . . . . . . . . . . . . . .
 . . . . 63
      9.5    Notice of Default . . . . . . . . . . . . . . . . .
 . . . . 63
      9.6    Non-Reliance on Agents and Other Banks. . . . . . .
 . . . . 64
      9.7    Indemnification . . . . . . . . . . . . . . . . . .
 . . . . 64
      9.8    Agents in their Individual Capacities . . . . . . .
 . . . . 65
      9.9    Successor Agents. . . . . . . . . . . . . . . . . .
 . . . . 65

SECTION 10.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . .
 . . . . 65

      10.1    Amendments and Waivers . . . . . . . . . . . . . .
 . . . . 65
      10.2    Notices. . . . . . . . . . . . . . . . . . . . . .
 . . . . 66
      10.3    No Waiver; Cumulative Remedies . . . . . . . . . .
 . . . . 68
      10.4    Payment of Expenses and Taxes. . . . . . . . . . .
 . . . . 68
      10.5    Successors and Assigns; Participations;
               Purchasing Banks. . . . . . . . . . . . . . . . .
 . . . . 70
      10.6    Adjustments. . . . . . . . . . . . . . . . . . . .
 . . . . 75
      10.7    Confidentiality. . . . . . . . . . . . . . . . . .
 . . . . 75
      10.8    Counterparts . . . . . . . . . . . . . . . . . . .
 . . . . 76
      10.9    Governing Law. . . . . . . . . . . . . . . . . . .
 . . . . 76
      10.10   Waiver with Respect to Existing Credit
               Facilities. . . . . . . . . . . . . . . . . . . .
 . . . . 76
      10.11  Consent to Jurisdiction and Service of
               Process . . . . . . . . . . . . . . . . . . . . .
 . . . . 77



     SCHEDULES:

     Schedule I     Terms of Subordination
     Schedule II    Commitments
     Schedule III   Addresses for Notices



     EXHIBITS:

     Exhibit A      Form of Borrowing Notice
     Exhibit B      Form of Bid Loan Request
     Exhibit C      Form of Bid Loan Offer
     Exhibit D      Form of Bid Loan Confirmation
     Exhibit E      Form of Loan Assignment
     Exhibit F      Form of Commitment Transfer Supplement
     Exhibit G      Form of Opinion of General Counsel to the
                           Borrowers
     Exhibit H      Form of Opinion of Special New York Counsel
                           to the Borrowers
     Exhibit I      Form of Extension Request
     Exhibit J      Form of Form 1001 Tax Letter
     Exhibit K      Form of Form 4224 Tax Letter
     Exhibit L      Form of Agreement
     Exhibit M      Form of Promissory Note

                                                [CONFORMED COPY]





                           DEERE & COMPANY

                    JOHN DEERE CAPITAL CORPORATION





                             $500,000,000

                           CREDIT AGREEMENT


                      Dated as of April 5, 1995





                           CHEMICAL BANK,
           as Administrative Agent and as a Managing Agent

           THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Syndication Agent and as a Managing Agent

              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                             ASSOCIATION,
            as Documentation Agent and as a Managing Agent

                   DEUTSCHE BANK AG CHICAGO BRANCH,
               as Auction Agent and as a Managing Agent

                       THE TORONTO-DOMINION BANK,
        as Canadian Administrative Agent and as a Managing Agent